Exhibit 4.1

                                                               EXECUTION VERSION

The indebtedness evidenced by this document is subject to the provisions of the Intercreditor, Security and Collateral Agency Agreement, dated as of October 28, 2004, among ABRAXAS PETROLEUM CORPORATION (the "Company"), the subsidiaries of the Company listed on Schedule I thereto, WELLS FARGO FOOTHILL, INC., in its capacity as agent for the lenders who are from time to time parties to a Loan Agreement dated as of October 28, 2004, U.S. BANK NATIONAL ASSOCIATION, in its capacities as trustee for the holders of the Company's Floating Rate Senior Secured Notes due 2009 issued under an Indenture dated as of October 28, 2004, and as collateral agent, and GUGGENHEIM CORPORATE FUNDING, LLC, in its capacity as agent for the lenders who are from time to time parties to a Loan Agreement dated as of October 28, 2004.

                          ABRAXAS PETROLEUM CORPORATION

                                      each

                              SUBSIDIARY GUARANTOR

                                  Named Herein

                                       and

                       U.S. BANK NATIONAL ASSOCIATION, as

                                     Trustee



                                    INDENTURE

                          Dated as of October 28, 2004



                                  $125,000,000
                   Floating Rate Senior Secured Notes due 2009

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     1.1      DEFINITIONS.....................................................1
     1.2      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...............35
     1.3      RULES OF CONSTRUCTION...........................................35
     1.4      ONE CLASS OF SECURITIES.........................................36

                                    ARTICLE 2
                                    THE NOTES

     2.1      TITLE AND TERMS; FORM AND DATING................................36
     2.2      DENOMINATIONS...................................................38
     2.3      EXECUTION AND AUTHENTICATION....................................39
     2.4      PERSONS DEEMED OWNERS AND HOLDERS LISTS.........................40
     2.5      TRANSFER AND EXCHANGE...........................................40
     2.6      REPLACEMENT SECURITIES..........................................54
     2.7      OUTSTANDING SECURITIES..........................................55
     2.8      TREASURY SECURITIES.............................................55
     2.9      TEMPORARY SECURITIES............................................55
     2.10     CANCELLATION....................................................56
     2.11     DEFAULTED INTEREST..............................................56
     2.12     CUSIP NUMBERS...................................................57
     2.13     BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.......................57
     2.14     COMPUTATION OF INTEREST.........................................58

                                    ARTICLE 3
                           SATISFACTION AND DISCHARGE

     3.1      SATISFACTION AND DISCHARGE OF INDENTURE.........................58
     3.2      APPLICATION OF TRUST MONEY......................................60

                                    ARTICLE 4
                                    REMEDIES

     4.1      EVENTS OF DEFAULT AND REMEDIES..................................60
     4.2      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT..............62
     4.3      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.63
     4.4      TRUSTEE MAY FILE PROOFS OF CLAIM................................64
     4.5      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.....64
     4.6      APPLICATION OF MONEY COLLECTED..................................65
     4.7      LIMITATION ON SUITS.............................................65

     4.8      UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT...............66
     4.9      RESTORATION OF RIGHTS AND REMEDIES..............................66
     4.10     RIGHTS AND REMEDIES CUMULATIVE..................................66
     4.11     DELAY OR OMISSION NOT WAIVER....................................66
     4.12     CONTROL BY HOLDERS..............................................66
     4.13     WAIVER OF PAST DEFAULTS.........................................67
     4.14     WAIVER OF STAY..................................................67

                                    ARTICLE 5
                                   THE TRUSTEE

     5.1      DUTIES OF TRUSTEE...............................................67
     5.2      CERTAIN RIGHTS OF TRUSTEE.......................................68
     5.3      TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES..70
     5.4      MAY HOLD SECURITIES.............................................70
     5.5      MONEY HELD IN TRUST.............................................70
     5.6      COMPENSATION AND REIMBURSEMENT..................................70
     5.7      CORPORATE TRUSTEE REQUIRED:  ELIGIBILITY........................71
     5.8      CONFLICTING INTERESTS...........................................72
     5.9      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR...............72
     5.10     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR..........................73
     5.11     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.....73
     5.12     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY...............74
     5.13     NOTICE OF DEFAULTS..............................................74

                                    ARTICLE 6
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     6.1      HOLDERS' LISTS; HOLDER COMMUNICATIONS; DISCLOSURES RESPECTING
              HOLDERS.........................................................74
     6.2      REPORTS BY TRUSTEE..............................................75
     6.3      REPORTS BY COMPANY..............................................75

                                    ARTICLE 7
             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OF OR LEASE

     7.1      COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS............76
     7.2      SUCCESSOR SUBSTITUTED...........................................78

                                    ARTICLE 8
                    AMENDMENTS, SUPPLEMENTS AND MODIFICATIONS

     8.1      AMENDMENTS, SUPPLEMENTS AND MODIFICATIONS WITHOUT CONSENT OF
              HOLDERS.........................................................79
     8.2      AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS AND WAIVERS WITH
              CONSENT OF HOLDERS..............................................80

     8.3      EXECUTION OF SUPPLEMENTAL INDENTURES............................82
     8.4      EFFECT OF SUPPLEMENTAL INDENTURES...............................82
     8.5      CONFORMITY WITH TRUST INDENTURE ACT.............................82
     8.6      REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES..............82
     8.7      NOTICE OF SUPPLEMENTAL INDENTURES AND WAIVERS...................82

                                    ARTICLE 9
                                    COVENANTS

     9.1      PAYMENT OF SECURITIES...........................................82
     9.2      MAINTENANCE OF OFFICE OR AGENCY.................................83
     9.3      MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.................83
     9.4      CORPORATE EXISTENCE.............................................84
     9.5      PAYMENT OF TAXES AND OTHER CLAIMS...............................84
     9.6      MAINTENANCE OF PROPERTIES.......................................85
     9.7      INSURANCE.......................................................85
     9.8      STATEMENT BY OFFICER AS TO DEFAULT..............................85
     9.9      REPORTS.........................................................86
     9.10     LIMITATION ON RESTRICTED PAYMENTS...............................87
     9.11     LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF
              DISQUALIFIED STOCK..............................................91
     9.12     LIMITATION ON GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES
              and other affiliates............................................92
     9.13     LIMITATION ON ISSUANCE, SALE AND OWNERSHIP OF CAPITAL STOCK
              OF RESTRICTED SUBSIDIARIES......................................93
     9.14     LIMITATION ON LIENS.............................................93
     9.15     PURCHASE OF SECURITIES UPON CHANGE OF CONTROL...................94
     9.16     LIMITATION OF ASSET SALES.......................................96
     9.17     LIMITATION ON TRANSACTIONS WITH AFFILIATES.....................100
     9.18     LIMITATION ON SALE-LEASEBACK TRANSACTIONS......................101
     9.19     LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS
              AFFECTING RESTRICTED SUBSIDIARIES..............................102
     9.20     WAIVER OF CERTAIN COVENANTS....................................103
     9.21     LIMITATION ON RESTRICTIVE COVENANTS............................103

                                   ARTICLE 10
                            REDEMPTION OF SECURITIES

     10.1     RIGHT OF REDEMPTION............................................103
     10.2     APPLICABILITY OF ARTICLE.......................................104
     10.3     ELECTION TO REDEEM; NOTICE TO TRUSTEE..........................104
     10.4     SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED...................104
     10.5     NOTICE OF REDEMPTION...........................................104
     10.6     DEPOSIT OF REDEMPTION PRICE....................................105
     10.7     NOTES PAYABLE ON REDEMPTION DATE...............................105
     10.8     NOTES REDEEMED IN PART.........................................106

                                   ARTICLE 11
                       COLLATERAL AND COLLATERAL DOCUMENTS

     11.1     COLLATERAL DOCUMENTS...........................................106
     11.2     RECORDING......................................................107
     11.3     POSSESSION OF THE COLLATERAL...................................108
     11.4     SUITS TO PROTECT THE COLLATERAL................................108
     11.5     RELEASE OF COLLATERAL..........................................108
     11.6     SPECIFIED RELEASES OF COLLATERAL...............................109
     11.7     DISPOSITION OF COLLATERAL WITHOUT RELEASE......................112
     11.8     SUFFICIENCY OF RELEASE.........................................113
     11.9     ACTIONS BY THE TRUSTEE.........................................113

                                   ARTICLE 12
                            DEFEASANCE AND DISCHARGE

     12.1     COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE...113
     12.2     DEFEASANCE AND DISCHARGE.......................................114
     12.3     COVENANT DEFEASANCE............................................114
     12.4     CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE................115
     12.5     DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD
              IN TRUST; OTHER MISCELLANEOUS PROVISIONS.......................117
     12.6     REINSTATEMENT..................................................117

                                   ARTICLE 13
                              SUBSIDIARY GUARANTEES

     13.1     UNCONDITIONAL GUARANTEE........................................117
     13.2     SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC., ON CERTAIN TERMS...119
     13.3     RELEASE OF SUBSIDIARY GUARANTORS...............................119
     13.4     LIMITATION OF SUBSIDIARY GUARANTORS' LIABILITY.................120
     13.5     CONTRIBUTION...................................................121
     13.6     EXECUTION AND DELIVERY OF NOTATIONS OF SUBSIDIARY GUARANTEES...121
     13.7     SEVERABILITY...................................................121
     13.8     ARTICLE 13 NOT TO PREVENT EVENTS OF DEFAULT....................121
     13.9     PAYMENT........................................................122

                                   ARTICLE 14
                                  MISCELLANEOUS

     14.1     COMPLIANCE CERTIFICATES AND OPINIONS...........................122
     14.2     FORM OF DOCUMENTS DELIVERED TO TRUSTEE.........................122
     14.3     ACTS OF HOLDERS................................................123

     14.4     NOTICES, ETC. TO TRUSTEE, COMPANY AND SUBSIDIARY GUARANTORS....124
     14.5     NOTICE TO HOLDERS; WAIVER......................................124
     14.6     EFFECT OF HEADINGS AND TABLE OF CONTENTS.......................125
     14.7     SUCCESSORS AND ASSIGNS.........................................125
     14.8     SEPARABILITY CLAUSE............................................125
     14.9     BENEFITS OF INDENTURE..........................................125
     14.10    GOVERNING LAW; TRUST INDENTURE ACT CONTROLS....................125
     14.11    LEGAL HOLIDAYS.................................................126
     14.12    NO RECOURSE AGAINST OTHERS.....................................126
     14.13    DUPLICATE ORIGINALS............................................126
     14.14    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..................126


EXHIBITS

A-1      Specimen of Rule 144A Global Note for Notes due 2009
A-2      Specimen of Regulation S Global Note for Note due 2009
A-3 Specimen of Institutional Accredited Investor Certificated Note for Notes due 2009
B        Form of Certificate of Transfer
C        Form of Certificate of Exchange

              Reconciliation and Tie between Trust Indenture Act of
                     1939 and Indenture, dated as of October
                                    28, 2004

Trust Indenture Act                                                    Indenture
                                     Section

310(a)(1)....................................................................5.7
     (a)(2)..................................................................5.7
     (b)...........................................................5.7, 5.8, 5.9
311(a)......................................................................5.12
     (b)....................................................................5.12
312  6.1
313  6.2
314(a).......................................................................6.3
     (a)(4)...............................................................9.8(a)
     (c)(1).................................................................14.1
     (c)(2).................................................................14.1
     (d)............................................................11.5(b),14.1
     (e)................................................................... 14.1
315(a).......................................................................5.1
     (b)....................................................................5.13
     (c).....................................................................5.1
     (e).....................................................................5.1
316(a)(1)(A)................................................................4.12
     (a)(1)(B)..............................................................4.13
     (b).....................................................................4.8
     (c).................................................................14.3(d)
317(a)(1)....................................................................4.3
     (a)(2)..................................................................4.4
     (b).....................................................................9.3
318(a)..................................................................14.10(b)

     THIS INDENTURE, dated as of October 28, 2004, is among ABRAXAS PETROLEUM CORPORATION, a Nevada corporation (hereinafter called "Abraxas" or the "Company"), the SUBSIDIARY GUARANTORS (as defined hereinafter) and U.S. Bank National Association, a national banking association (hereinafter called the "Trustee").

                                    RECITALS

     The Company has duly authorized the creation of an issue of Floating Rate Senior Secured Notes due 2009 herein, as amended or supplemented from time to time in accordance with the terms hereof, of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     The Company owns, directly or indirectly, all of the equity ownership of the outstanding Voting Stock of each initial Subsidiary Guarantor, and each initial Subsidiary Guarantor is a member of the Company's consolidated group of companies that are engaged in related businesses. Each initial Subsidiary
Guarantor will derive direct and indirect benefit from the issuance of the Notes; accordingly, each initial Subsidiary Guarantor has authorized its guarantee of the Company's obligations under this Indenture and the Notes, and to provide therefor the initial Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture.

     This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and will, to the extent applicable, be governed by such provisions.

     All things necessary have been done to make the Notes, when issued and executed by the Company and authenticated and delivered by the Trustee as herein provided, the valid obligations of the Company, to make the Subsidiary Guarantees, when the notations thereof on the Notes are executed by the initial Subsidiary Guarantors, the valid obligation of the initial Subsidiary Guarantors and to make this Indenture a valid agreement of the Company, the initial Subsidiary Guarantors and the Trustee, in accordance with their respective terms.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Notes (together with the related Subsidiary Guarantees) by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes (together with the related Subsidiary Guarantees), as follows:

                                    ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.1      DEFINITIONS.

     "144A Global Note" means a Global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 144A.

     "2003 Indenture" means the Indenture dated as of January 23, 2003 among the Company, subsidiaries of the Company named in the Indenture and U.S. Bank National Association, as Trustee, as amended and supplemented from time to time.

     "2003 Notes" means the Company's 11.5% Secured Notes due 2007, Series A and Series B, issued pursuant to the 2003 Indenture that are outstanding on the date hereof.

     "Acquired Indebtedness" means Indebtedness of a Person (i) assumed in connection with an acquisition of Properties from such Person, which assumption and acquisition shall not be in violation of the provisions of this Indenture or
(ii) outstanding at the time such Person becomes a Subsidiary of any other Person (in either case other than any Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming such a Subsidiary). Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of Properties from any Person or the date the acquired Person becomes a Subsidiary.

     "Act," when used with respect to any Holder,  has the meaning  specified in
Section 14.3 hereof.

     "Adjusted  Net  Assets" of a  Subsidiary  Guarantor  means,  on any date of determination, the amount by which the fair value of the Properties of such Subsidiary Guarantor exceeds the total amount of its liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but
excluding   liabilities  under  the  Subsidiary  Guarantee  of  such  Subsidiary
Guarantor.

     "Affiliate" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, will mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agent"   means   any   Note   Registrar,   Paying   Agent,   co-registrar,
authenticating agent or securities custodian.

     "Agent Members" has the meaning specified in Section 2.13 hereof.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

     "After-Acquired Property" means any and all assets or property acquired by Abraxas or a Restricted Subsidiary after the Closing Date.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary (including, without limitation, by way of merger or consolidation or by way of a sale and leaseback) (collectively, for purposes of this definition, a "transfer") to any Person other than the Company or any Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, of (1) any Capital Stock (other than Disqualified Stock) of any Restricted Subsidiary held by the Company or any Restricted Subsidiary, (2) all or substantially all of the properties and assets of the Company or any Restricted Subsidiary or (3) any other properties or assets of the Company or any Restricted Subsidiary (including Production Payments and Reserve Sales), other than: (a) a disposition for value of hydrocarbons or other mineral products (other than Production Payments and Reserve Sales), inventory, accounts receivable, cash, Cash Equivalents, Oil and Gas Hedging Contracts, Currency Exchange Contracts or Interest Rate Protection Obligations in the ordinary course of business, (b) any lease, abandonment, disposition or relinquishment of any undeveloped oil and gas property in the ordinary course of business or any other oil and gas property that is not capable of production in economic quantities, (c) any Farmout of oil and gas property consummated in the ordinary course of business pursuant to a Permitted Farmout Agreement, including the transfer to the respective farmee(s) of an interest in Farmout Property pursuant to the terms of such Permitted Farmout Agreement, (d) the liquidation of property or assets received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debt were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary, (e) any transfer of properties or assets that is governed by, and made in accordance with, the provisions of Article 7 hereof, (f) any transfer of properties or assets if permitted under the covenant described under Section 9.10 hereof, (g) any Production Payment and Reserve Sales created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 60 days after, the acquisition of the property that is subject thereto, where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause to be operated and maintained, such property in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, (h) any transfer of properties or assets to the Company or one or more Wholly Owned Restricted Subsidiaries, (i) any disposal in the ordinary course of business of operating assets and equipment that has become worn out, defective or obsolete or not used or useful in the business of the Company or any Restricted Subsidiary and which is, to the extent required by the Intercreditor Agreement or other Collateral Documents, replaced by property of substantially equivalent or greater value which becomes subject to the Lien of any of the Collateral Documents, (j) any payment of money in satisfaction of Indebtedness (including the Notes) Incurred in compliance with the terms of this Indenture, (k) an Event of Loss if the Collateral Agent is immediately granted a perfected first priority security interest (subject to Permitted Prior Liens) in the Net Loss Proceeds received by the Company or the Restricted Subsidiary, as the case may be, as additional Collateral under the Collateral Documents to secure the Secured Obligations, and such Net Loss Proceeds are deposited into an Asset Sale Proceeds Account, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent reasonable request, customary Officers' Certificates and legal opinions), and the Intercreditor Agreement and other Collateral Documents will include release provisions requiring the Collateral Agent to release such deposit as necessary to permit the Company or its Restricted Subsidiaries to apply such Net Loss Proceeds in the manner described under Section 9.16, unless the Collateral Agent has received written notice that a Default or Event of Default has occurred and is continuing, and
(l) any transfer, in one or a series of related transactions, of properties or assets in the ordinary course of business; provided that all properties and assets transferred pursuant to this clause (l) shall have an aggregate fair market value of less than $1,000,000, as determined in good faith by the Chief Executive Officer of the Company, in any fiscal year.

     "Asset Sale Proceeds Account" means a segregated account under the sole control of the Collateral Agent that includes only proceeds from the Sale of Collateral, Net Loss Proceeds and interest and investment income earned thereon.

     "Attributable Indebtedness" in respect of a Sale-Leaseback Transaction means, at the time of determination, the present value of such obligations implicit in such transaction, determined in accordance with GAAP.

     "Authentication Order" has the meaning specified in Section 2.3 hereof.

     "Authority"  means  any  national,   federal,  state,  municipal  or  local
government or quasi governmental agency or authority.

     "Authorized Officers" means each or any one or more of the Chairman of the Board, the President or any Vice President and solely for purposes of attesting to, or certifying the authenticity of signatures, documents, instruments or agreements, Secretary or Assistant Secretary.

     "Average Life" means, with respect to any Indebtedness or Preferred Stock, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (and any portion thereof rounded up to the nearest month) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by
(b) the amount of each such payment by (ii) the sum of all such payments.

     "Board of Directors" means the board of directors of the Company and any committee of such Board of Directors duly authorized to act hereunder; provided that as the term "Board of Directors" is used in the definition of "Continuing Directors" it shall refer only to the Board of Directors of the Company and not to any committee thereof.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its board of directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and, with respect to a Subsidiary of the Company, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Subsidiary to have been duly adopted by its board of directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Bridge Loan" means that certain second lien increasing rate bridge loan agreement, to be dated as of the Closing Date, with an aggregate principal amount of $25,000,000 among the Company, certain Subsidiaries of the Company, the Bridge Loan Administrative Agent and the lenders named therein, including any related notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith, or any successor or replacement agreement (together with any related successor or replacement notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith), whether with the same or any other lender, group of lenders or agent, in each case as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, restated, replaced, renewed or refinanced (up to an aggregate commitment of $25,000,000) from time to time in accordance with its terms and the applicable terms of the Intercreditor Agreement.

     "Bridge Loan Administrative Agent" means Guggenheim Corporate Funding, LLC, as administrative agent under the Bridge Loan, together with its successors in such capacity.

     "Bridge Loan Asset Sale Proceeds Account" means an Asset Sale Proceeds Account that includes only proceeds from the Sale of Collateral pursuant to an Asset Sale consummated under the Bridge Loan in accordance with the provisions described under [Section 9.16] hereof and interest and investment income earned on such proceeds.

     "Bridge Loan Obligations" means all Obligations under the Bridge Loan.

     "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

     "Business Day" means any day other than a Saturday or Sunday, or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed.

     "Calculation Agent" means initially U.S. Bank National Association and any duly appointed successor, appointed by the Company, as its agent, pursuant to a calculation agent agreement to determine the Six-Month LIBOR rate on each Interest Determination Date in accordance with the terms of this Indenture. "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

     "Capitalized Lease Obligation" means, with respect to any Person, any obligation that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP; the stated maturity thereof shall be the date of the last payment of any amount due under such obligation prior to the first date upon which such obligation may be terminated by the obligee without payment of penalty.

     "Cash Equivalents" means: (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (a) all such deposits are required to be made in such accounts in the ordinary course of business, (b) such deposits do not at any one time exceed $2,500,000 in the aggregate and (c) no funds so deposited remain on deposit in such bank for more than 30 days; (vii) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (ii) above but which is a lending bank under any credit facility of the Company or any Restricted Subsidiary, provided that all such deposits do not exceed $2,500,000 in the aggregate at any one time; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

     "Cash Pay Preferred Stock" means any Capital Stock that, by its terms, by the terms of any security into which it is convertible or exchangeable, by contract or otherwise, requires, or upon the happening of an event or passage of time would require, the payment of dividends (other than dividends paid (1) in Qualified Capital Stock and/or (2) from a segregated reserve account funded solely out of amounts paid by the purchaser or purchasers of such Capital Stock in connection with the issuance of such Capital Stock) prior to the date that is 91 days after the final Stated Maturity of the Notes.

     "Change of Control"  means the  occurrence of any of the following  events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of shares representing more than 35% of the total voting power of the then outstanding Voting Stock of the Company other than by means of a Qualified Equity Offering;
(ii) the Company is merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation, (a) less than 65% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger or consolidation and (b) any "person" or "group" (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the surviving or resulting Person; (iii) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or one or more Restricted Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of the Properties of the Company and the Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the

Exchange Act) (other than the Company or one or more Wholly Owned Restricted Subsidiaries; (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the liquidation or dissolution of the Company.

     "Change of Control Notice" has the meaning specified in Section 9.15(b) hereof.

     "Change of Control Offer" has the meaning specified in Section 9.15(a) hereof.

     "Change of Control Payment Date" has the meaning specified in Section 9.15(a) hereof.

     "Change of Control Purchase Price" has the meaning specified in Section 9.15(a) hereof.

     "Clearstream" means Clearstream Banking, S.A.

     "Closing Date" means the date on which Notes are originally issued under this Indenture.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Collateral Documents, including the Liens, if any, required to be granted pursuant to this Indenture.

     "Collateral   Account"  means  each  collateral  account   established  and
maintained by the Collateral Agent pursuant to the Intercreditor Agreement for the receipt of Trust Monies, including an Asset Sale Proceeds Account.

     "Collateral Agent" means U.S. Bank National Association, in its capacity as collateral agent under the collateral agency agreement, together with its successors in such capacity.

     "Collateral Agent's Liens" means a Lien granted to the Collateral Agent as security for Secured Obligations.

     "Collateral Documents" means, collectively, the Intercreditor Agreement and the security agreements, mortgages, deeds of trust, account control agreements and other security documents applicable to the Collateral and given to secure the Secured Obligations, each as may be amended, modified, supplemented, restated or replaced from time to time in accordance with its terms.

     "Commission" or "SEC" means the Securities and Exchange Commission as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person will have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" will mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its Chief Executive Officer, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

     "Condemnation" means any taking of the Collateral or any part thereof, in or by condemnation, expropriation or similar proceeding, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use of or occupancy of the Collateral, or any part thereof by any Authority.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) the sum of Consolidated Net Income and Consolidated Fixed Charges, Consolidated Income Tax Expense and Consolidated Non-Cash Charges (to the extent deducted in computing Consolidated Net Income in each case) for such period, of the Company and its Restricted Subsidiaries on a consolidated basis decreased (to the extent included in determining Consolidated Net Income for such period) by the sum of (y) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (x) amounts recorded for such period in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to (ii) the Consolidated Fixed Charges for such period; provided, however, that: (a) the Consolidated Fixed Charge Coverage Ratio will be calculated on the assumption that (1) any Indebtedness to be Incurred (and all other Indebtedness Incurred after the first day of such period of four full fiscal quarters referred to in clause (1) of the first sentence of Section 9.11 hereof through and including the date of determination) and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, but excluding the Incurrence or repayment of Indebtedness in the ordinary business for working capital purposes pursuant to working capital facilities, had been Incurred on the first day of such period and, in the case of Acquired Indebtedness or
Indebtedness to be incurred in connection with an acquisition or other transaction, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (2) any acquisition or disposition by the Company or any Restricted Subsidiary of any Properties outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period through and including the date of determination, had been consummated on such first day of such period; (b) in making such computation, the Consolidated Fixed Charges attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with clause (1) of the first sentence of Section 9.11 hereof and (1) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (2) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; (c) in making such computation, the Consolidated Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with clause (1) of the first sentence of Section 9.11 hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (d) notwithstanding clauses (b) and (c) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; (e) in making such calculation, Consolidated Fixed Charges shall exclude interest attributable to Dollar-Denominated Production Payments; and (f) if after the first day of the period referred to in clause (i) of this definition the Company has retired any Indebtedness out of the net cash proceeds of the issue and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Fixed Charges shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

     "Consolidated  Fixed Charges" means, for any period,  without  duplication,
(i) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (1) any amortization of original issue discount, (2) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (3) the interest portion of any deferred payment obligation constituting Indebtedness, (4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and (5) all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and (d) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Disqualified Stock of the Company and its Restricted Subsidiaries, to the extent such Disqualified Stock is owned by Persons other than the Company or its Restricted Subsidiaries and to the extent such dividends are not paid in Qualified Capital Stock; less (ii) to the extent included in clause (i) above, (A) amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period and (B) amounts paid, accrued and/or scheduled to be paid or accrued to the Company or any its Restricted Subsidiaries.

     "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including any state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated   Indebtedness"   means,   at  any  date,  the   consolidated
Indebtedness of the Company and its Restricted Subsidiaries on such date.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss) by excluding, without duplication: (i) net after-tax extraordinary or non-recurring gains or losses to the extent classified as such in accordance with GAAP, (ii) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales (or abandoned reserves related thereto), (iii) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except that the net income of such Person shall be included in Consolidated Net Income to the extent of the amount of dividends or other distributions or interest on Indebtedness actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends, distributions or interest on Indebtedness is attributable to net income (or net loss) of such Person during such period or during any prior period), (iv) the net income of any Subsidiary Guarantor to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (v) the net income (or net loss) attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and (vi) in the case of a successor to the Company by consolidation or merger or as transferee of the Company's assets, the net income of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Non-Cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

     "Control Party" has the meaning given to such term in the Intercreditor Agreement.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business will be administered, which office at the date of execution of this Indenture is located at 60 Livingston Avenue, EP-MN-WS3C, Saint Paul, Minnesota 55107.

     "Covenant Defeasance" has the meaning specified in Section 12.3 hereof.

     "Credit Facility Agent" means each respective "Agent" under the Revolver, the Bridge Loan or the Grey Wolf Term Loan.

     "Currency Exchange Contract" means, with respect to the Company or its Restricted Subsidiaries, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement that is entered into in the ordinary course of business for the purpose of protecting itself against fluctuations in currency values and not for the purpose of speculation.

     "Default" means any event, act or condition which with the passage of time or the giving of notice pursuant to this Indenture or both would be an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 2.11 hereof.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.5 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary" means The Depository Trust Company, its nominees and their respective successors.

     "Designated LIBOR Page" means the display on the Moneyline service (or such other service or services as may be nominated by the British Bankers' Association) for the purpose of displaying London interbank rates of major banks for U.S. dollar deposits. If no such rate appears on an Interest Determination Date, the Six-Month LIBOR rate on such Interest Determination Date will be determined as described in clause (2) of the definition of "Six-Month LIBOR."

     "Disqualified Stock" means Capital Stock that is either Cash Pay Preferred Stock or Redeemable Capital Stock.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution hereunder, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than in interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

     "Dollar-Denominated   Production   Payments"   means   production   payment
obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Euroclear" means Euroclear SA/NV, as operator of the Euroclear system.

     "Event of Default" has the meaning specified in Section 4.1 hereof.

     "Event of Loss" means, with respect to any Collateral, any (1) loss, destruction or damage of such Collateral, (2) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such Collateral, or confiscation of such Collateral or the requisition of the use of such Collateral, by any governmental or quasi-governmental entity or (3) settlement in lieu of clause (2) above.

     "Excess Proceeds" has the meaning specified in Section 9.16(b) hereof.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange  Notes" means the notes issued in the Exchange  Offer pursuant to
Section 2.5 hereof.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Existing Senior Debt Facility" means the Loan and Security Agreement, dated as of January 22, 2003, among the Company, as borrower, each of its Subsidiaries, as a guarantor, the lenders named therein, Wells Fargo Foothill, Inc., as the arranger and administrative agent, and Guggenheim Corporate Funding, LLC, as the specified appointee, as in existence on the Closing Date.

     "Fair Market Value" means the fair market value of a Property (including shares of Capital Stock) as determined by the Board of Directors of the Company and evidenced by a Board Resolution in good faith, which determination will be conclusive for purposes of this Indenture; provided, however, that unless otherwise specified herein, the Board of Directors will be under no obligation to obtain any valuation or assessment from any investment banker, appraiser or other third party.

     "Farmout" means an arrangement whereby the owner(s) of one or more oil, gas and/or mineral lease or other oil and natural gas working interest with respect to Farmout Property (referred to as the "farmor") agrees to transfer or assign an interest in such Farmout Property to one or more other Persons (referred to as the "farmee") in exchange for the farmee (1) drilling, or participating in the cost of the drilling of, one or more oil and/or natural gas wells, or undertaking other exploration or development activity or participating in the cost of such other activity, to attempt to obtain production of hydrocarbons from such Farmout Property, (2) agreeing to so drill or undertake such other activity, or agreeing to participate in the cost of such drilling or such other activity, with respect to such Farmout Property, or (3) obtaining production of hydrocarbons from such Farmout Property, or participating in the costs of obtaining such production.

         "Farmout Agreement" means, with respect to a Farmout, the agreement or agreements governing such Farmout.

     "Farmout Property" means, with respect to a Farmout, the property from which production of hydrocarbons is sought to be obtained through such Farmout. The Farmout Property with respect to a Farmout may consist of only certain specified depths, strata, zones or geological formations under one or more tracts of land, but shall not include any depths, strata, zones or geological formations under such tract(s) of land (i) that, at the time of such Farmout, are being produced or developed by the farmor or any of its Affiliates in the same field or area or (ii) that have been subject to production or development activity by the farmor or any of its Affiliates in the same field or area and such activity was discontinued with the desire or expectation of entering into a Farmout.

     "Farmout Property Value" means, with respect to a Farmout, the value of the Farmout Property of the Company or its Restricted Subsidiaries at the time the relevant Farmout Agreement is entered into determined as follows:

     o with respect to Farmout Property with a value not exceeding $1,000,000, as determined in good faith by the Chief Executive Officer of the Company and evidenced by an Officers' Certificate delivered to the Trustee;

     o with respect to Farmout Property with a value exceeding $1,000,000 but not exceeding $5,000,000, as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee; and

     o with respect to Farmout Property with a value exceeding $5,000,000, as reflected in an opinion or appraisal issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or by a reputable independent appraisal or petroleum engineering firm, as appropriate under the circumstances, delivered to the Trustee "Foreign Unrestricted Subsidiary" means any Unrestricted Subsidiary that is a controlled foreign corporation (within the meaning of section 957(a) of the Internal Revenue Code of 1986, as amended).

     "Federal Bankruptcy Code" means the United States Bankruptcy Code of Title 11 of The United States Code, as amended from time to time.

     "Funding Guarantor" has the meaning specified in Section 13.5 hereof.

     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which were effective as of the Closing Date.

     "Global Note Legend" means the legend set forth in Section 2.5(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Sections 2.1, 2.5(b)(iv), 2.5(d)(ii) or 2.5(f) hereof.

     "Grey Wolf Loan Administrative Agent" means Guggenheim Corporate Funding, LLC, as administrative agent under the Grey Wolf Term Loan Agreement, together with its successors in such capacity.

     "Grey Wolf Term Loan" means that certain senior secured term loan agreement, to be dated as of the Closing Date, with an initial aggregate commitment of $35,000,000 among Grey Wolf, the Grey Wolf Loan Administrative

Agent and the lenders named therein, including any related notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith, or any successor or replacement agreement (together with any related successor or replacement notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith), whether with the same or any other lender, group of lenders, or agent, in each case as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, restated, replaced, renewed or refinanced (up to an aggregate commitment of $35,000,000) from time to time in accordance with its terms and the applicable terms of the Intercreditor Agreement.

     "Guarantee" means any obligation, contingent or otherwise, of any Person guaranteeing Indebtedness of another Person (including, without limitation, obligations, agreements to purchase assets, securities or services, to take-or-pay such Indebtedness of another Person or to maintain financial statement conditions, or similar arrangements or agreements, in each case entered into for the purpose of assuring the obligee of such Indebtedness of the payment thereof, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit, or to protect such obligee against loss in respect thereof, in whole or in part), but excluding (i) endorsements of negotiable instruments for collection or deposit in the ordinary course of business and (ii) contingent obligations in connection with the sale or discount of accounts receivable and similar paper; provided, however, that a Guarantee by any Person shall not include a contractual commitment by one Person to invest in another Person and provided further that such Investment is otherwise permitted by this Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

     "Holder" means a Person in whose name a Note is registered in a Note Register.

     "Incur" has the meaning specified in Section 9.11 hereof.

     "Indebtedness" means, with respect to any Person, without duplication: (i) all liabilities of such Person for borrowed money or for the deferred purchase price of Property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business), and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (iii) all indebtedness of such Person created or arising under any conditional sale, title retention or similar agreement with respect to Property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but excluding trade accounts payable arising in the ordinary course of business;
(iv) all Capitalized Lease Obligations of such Person; (v) all obligations of such Person under or in respect of Currency Exchange Contracts, Oil and Gas Hedging Contracts and Interest Rate Protection Obligations; (vi) all indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien upon Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured); (vii) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; (viii) all Guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment and Reserve Sales, any warranties or Guarantees of production or payment by such Person with respect to such Production Payment and Reserve Sales, but excluding other contractual obligations of such Person with respect to such Production Payment and Reserve Sales); and (ix) all obligations of such Person under any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person or any warrants, rights or options to acquire such Capital Stock outstanding on the date of this Indenture or thereafter if, and to the extent, such obligations would have caused such Capital Stock to have been Redeemable Capital Stock if such obligations had been included in the terms of such Capital Stock. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock. Subject to clause (viii) of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     "Intercreditor Agreement" means that certain intercreditor agreement to be entered into on the Closing Date among Company, the initial Restricted Subsidiaries, the Trustee, the Revolving Credit Facility Administrative Agent, the Bridge Loan Administrative Agent and the Collateral Agent, as the same may be amended (including any amendment and restatement thereof), modified or supplemented from time to time in accordance with its terms.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

     "Initial Notes" means the LIBOR Floating Rate Senior Secured Notes due 2009 authenticated and delivered under this Indenture.

     "Insolvency" or "Liquidation  Proceeding" mean, with respect to any Person,
(i) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets or
(ii) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

     "Interest   Determination  Date"  means  the  second  London  Business  Day preceding each Interest Reset Date.

     "Interest Payment Date" means the first day of June and December, commencing on June 1, 2005; provided, that, if any such day is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Interest Reset Date" means the first day of June and December, commencing on June 1, 2005.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, Guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition: (i) the Fair Market Value as determined by the Board of Directors of the Company in good faith of the net assets of any Restricted Subsidiary (prorated for the Company's direct and indirect interest in the Capital Stock of such Restricted Subsidiary if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary) at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time; and (ii) the Fair Market Value of Capital Stock retained by the Company or a Restricted Subsidiary in connection with the sale or issuance of Capital Stock of a Restricted Subsidiary in accordance with
Section 9.13 hereof that, as a result of such transaction, is no longer a Restricted Subsidiary (prorated for the Company's direct and indirect interest in such Capital Stock if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary immediately prior to such sale or issuance) shall be deemed to be an "Investment" made at the time of such transaction. "Investments" shall exclude: (a) extensions of trade credit under a joint operating agreement or otherwise in the ordinary course of business, workers' compensation, utility, lease and similar deposits and prepaid expenses made in the ordinary course of business; (b) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any other Indebtedness incurred in compliance with Section 9.11 hereof, but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate; (c) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under Section 9.16 hereof; and (d) endorsements of negotiable instruments and documents for collection in the ordinary course of business.

     "Legal Defeasance" has the meaning specified in Section 12.2 hereof.

     "Legal Requirements" means, at any time, any and all judicial and administrative rulings and decisions, and any and all Federal, state and local laws, ordinances, rules, regulations, permits and certificates, of any Authority, in each case applicable, at such time to the Company or the Collateral (or the ownership or use thereof).

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Initial Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever serving to provide security for an obligation, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any agreement to give or grant a lien or any lease, conditional sale, title retention or similar agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any Property of any kind. A Person shall be deemed to own subject to a Lien any Property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Liquidated  Damages" means all additional  interest then owing pursuant to
Section 3 of the Registration Rights Agreement.

     "London Business Day" means any day on which dealings in U.S. dollars generally are transacted in the London interbank market.

     "Material Subsidiary" means, at any particular time, any Restricted Subsidiary that, together with its Subsidiaries, (a) accounted for more than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries for the most recently completed fiscal year of the Company or (b) was the owner of more than 5% of the consolidated assets of the Company and its Restricted Subsidiaries at the end of such fiscal year, all as shown in the case of (a) and
(b) on the consolidated financial statements of the Company and its Restricted Subsidiaries for such fiscal year.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, sale, transfer or other disposition by any Person, the aggregate proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), pursuant to, or monetization of, a note or installment receivable or otherwise, net of: (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, petroleum engineering firms and investment banks) incurred by such Person related to such Asset Sale, sale, transfer or other disposition;
(ii) the amount of any Indebtedness (including Redeemable Capital Stock or Preferred Stock of a Subsidiary) that is required to be repaid by such Person or its Affiliates in connection with such Asset Sale, sale, transfer or other disposition; (iii) provisions for all taxes, including income taxes, payable as a result of such Asset Sale, sale transfer or other disposition or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, sale, transfer or other disposition; (iv) amounts required to be paid to any Person or its Affiliates (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale, sale, transfer, or other disposition or to holders of minority interests in a Restricted Subsidiary or other entity as a result of such Asset Sale, sale, transfer or other disposition; and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve in accordance with GAAP applied against post closing adjustments or any liabilities associated with such Asset Sale, sale, transfer or other disposition and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, sale, transfer or other disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, sale, transfer or other disposition, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     "Net Loss Proceeds" means, with respect to any Event of Loss, the proceeds in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Event of Loss net of: (a) reasonable out-of-pocket expenses and fees relating to such Event of Loss (including, without limitation, fees and expenses of legal counsel, accountants, petroleum engineering firms and investment banks), (b) provisions for all taxes, including income taxes, payable as a result of such Event of Loss after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and (c) repayment of Indebtedness that is secured by, or directly related to, the property or assets that are the subject of such Event of Loss.

     "Net Proceeds Deficiency" has the meaning specified in Section 9.16(c)(ii) hereof.

     "Net Proceeds Offer" has the meaning specified in Section 9.16(c)(i) hereof.

     "Net  Proceeds   Payment  Date"  has  the  meaning   specified  in  Section
9.16(c)(iv) hereof.

     "Note Documents" means this Indenture, the Notes (including all additional notes and all exchange notes therefor), the Subsidiary Guarantees and the Collateral Documents to the extent the Collateral Documents secure obligations under this Indenture, the Notes or the Subsidiary Guarantees.

     "Note Obligations" means all Obligations under the Note Documents.

     "Note Register" means the register maintained by or for the Company in which the Company shall provide for the registration of the Notes and of transfer of the Notes.

     "Note Registrar" has the meaning specified in Section 2.3.1 hereof.

     "Notes" means the Initial Notes and the Exchange Notes, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

     "Obligations" means any principal, premium (if any), interest (including additional or special interest), if any, and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including additional or special interest), Guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

     "Offered Price" has the meaning specified in Section 9.16(c)(ii) hereof.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

     "Officers' Certificate" means a certificate signed by two Authorized Officers of the Company.

     "Oil and Gas Business" means: (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon Properties; (ii) the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or Properties; (iii) any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas, hydrocarbons and other minerals and products produced in association therewith; (iv) any business relating to oil field sales and service; and (v) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (i) through (iv) of this definition.

     "Oil and Gas Hedging Contracts" means, with respect to the Company or its Restricted Subsidiaries, any agreement or arrangement, or any combination thereof, relating to hydrocarbon prices, transportation or basis costs or differentials or other similar financial factors, that is customary in the Oil and Gas Business and is entered into in the ordinary course of business for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors and not for the purpose of speculation.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company (or any Subsidiary Guarantor), including an employee of the Company (or any Subsidiary Guarantor), and who shall be reasonably acceptable to the Trustee.

     "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

     (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company is acting as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii) Notes, except to the extent provided in Sections 12.2 and 12.3 hereof, with respect to which the Company has effected Legal Defeasance or Covenant Defeasance as provided in Article 12 hereof; and

     (iv) Notes which have been paid pursuant to Article 2 hereof or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there will have been presented to the Trustee proof satisfactory to it that such securities are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by Section 313 of the TIA, Notes owned by the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee will be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to so act with respect to such Notes and that the pledgee is not the Company, any Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Company, any Subsidiary Guarantor or such other obligor.

     "Participant"   means,  with  respect  to  the  Depositary,   Euroclear  or
Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

     "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of, or the premium, if any, interest or Liquidated Damages, if any, on, any Note on behalf of the Company.

     "Payment Amount" has the meaning specified in Section 9.16(c)(i) hereof.

     "Permitted Farmout Agreement" means any Farmout Agreement entered into by the Company and/or any Restricted Subsidiary, as the farmor, in the ordinary course of business, (a) covering Farmout Property of the Company and/or one or more Restricted Subsidiaries that does not include proved oil or natural gas properties (other than those (i) proved by the efforts to obtain production taken pursuant to such Farmout Agreement or (ii) that are not then otherwise included in the Company's PV-10 or as a proved reserve in any reserve or other report prepared by or on behalf of the Company in amount which exceeds either $150,000 with respect to any individual property subject to such Farmout Agreement or $500,000 when aggregated with any other proved oil or natural gas property then subject to such Farmout Agreement or any other Farmout Agreement) and (b) that, as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee (or, solely with respect to any Farmout with a Farmout Property Value not exceeding $1,000,000, as determined in good faith by the Chief Executive Officer of the Company and evidenced by an Officers' Certificate delivered to the Trustee), is in the best interests of the holders of the Notes and does not adversely affect the ability of the Company, the Restricted Subsidiaries and the Subsidiary Guarantors to perform their respective obligations under the Notes, this Indenture and the Subsidiary Guarantees, as applicable.

     "Permitted Indebtedness" means any of the following:

     (i) Indebtedness under the Revolving Credit Facility (but if Incurred under any renewal, substitution, refinancing or replacement thereof, only to the extent permitted by clause (ix) of this definition) in an aggregate principal amount at any one time outstanding not to exceed $15,000,000 (less the aggregate amount of permanent reductions of the lenders' commitment under the Revolving Credit Facility made pursuant to the covenants described under Section 9.16 hereof, any Guarantee of any such Indebtedness (including by any Subsidiary of Abraxas) and any interest, fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness, including, without limitation, Related Revolving Indebtedness; provided, that, the aggregate amount of all permanent reductions of the lenders' commitment under the Revolving Credit Facility made pursuant to the covenants described under Section 9.16 hereof, can be established by the Company at any time by providing the Trustee with an Officers' Certificate stating such amount;

     (ii) Indebtedness under the Notes (including any Notes issued pursuant to an exchange offer made in accordance with the Registration Rights Agreement), the Subsidiary Guarantees (including any Subsidiary Guarantees issued pursuant to an exchange offer made in accordance with the Registration Rights Agreement) and the Collateral Documents to the extent they secure the Notes or the Subsidiary Guarantees;

     (iii) Indebtedness under the Bridge Loan (but if Incurred under any renewal, substitution, refinancing or replacement thereof, only to the extent permitted by clause (x) of this definition) in an aggregate principal amount at any one time outstanding not to exceed $25,000,000 any Guarantee of any such Indebtedness (including by any Subsidiary of the Company) and any interest, fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness;

     (iv) (a) Indebtedness outstanding on the date of this Indenture and not repaid or defeased with the proceeds of the Notes, the Bridge Loan or the Grey Wolf Term Loan (but if Incurred under any renewal, substitution, refinancing or replacement thereof, only to the extent permitted by clause (x) of this definition), (b) the 2003 Notes and (c) the Existing Senior Debt Facility;

provided that the 2003 Notes and the Existing Senior Debt Facility are repaid and defeased, respectively, with the proceeds of the Notes, the Bridge Loan and/or the Grey Wolf Term Loan on the Closing Date and that the 2003 Notes are redeemed on or prior to the date that is 90 days after the Closing Date;

     (v) Indebtedness of the Company or a Restricted Subsidiary pursuant to (a) Interest Rate Protection Obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations, (b) Currency Exchange Contracts and (c) obligations under Oil and Gas Hedging Contracts, in each case, entered into in the ordinary course of business and not for speculative purposes;

     (vi) Indebtedness of the Company owed to a Wholly Owned Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owed to the Company or a Wholly Owned Restricted Subsidiary; provided, however, that such Indebtedness is owned beneficially by the Company or such Restricted Subsidiary and constitutes Subordinated Indebtedness; provided further, that the incurrence of such Indebtedness does not violate Section 9.10; and provided further, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly
Owned Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Sections 9.10 and 9.11 hereof at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary;

     (vii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including Guarantees and letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

     (viii) any Guarantee of  Indebtedness  incurred in compliance  with Section
9.11 hereof, by a Restricted Subsidiary or the Company;

     (ix) Indebtedness under any renewal, substitution, refinancing or replacement (each, for purposes of this clause, a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause (i) of this definition (or any refinancing thereof under this paragraph (ix)), including any successive refinancings by the Company or such Restricted Subsidiary not incurred in violation of this Indenture, so long as (a) any such refinancing shall be in a principal amount that does not exceed the aggregate amount of Indebtedness then permitted to be Incurred under clause (i) of this definition, (b) in the case such Indebtedness being refinanced is secured, the Liens securing such new Indebtedness (1) are not materially less favorable to the holders of the Notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (2) are limited to all or part of the same property that was or would have been encumbered by the original Lien under the terms of the documents governing the original Indebtedness; provided, that, if the terms of the Intercreditor Agreement apply to the Liens securing such new Indebtedness, then such Liens will be considered to have satisfied the conditions of this clause (b), (c) such new Indebtedness has a final Stated Maturity not earlier than the final Stated Maturity of the Indebtedness being refinanced and (d) such new Indebtedness is incurred by either the Company or a Restricted Subsidiary who is the obligor of the Indebtedness being refinanced;

     (x) Indebtedness under any renewal, substitution, refinancing or replacement (each, for purposes of this clause, a "refinancing") by Abraxas or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause (iii) or
(iv) of this definition (or any refinancing thereof under this paragraph (x)) or Indebtedness (excluding Permitted Indebtedness) incurred after the Closing Date in compliance with the covenant described under Section 9.11 hereof, including any successive refinancings by the Company or such Restricted Subsidiary not incurred in violation of this Indenture, so long as (a) any such refinancing shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the
principal   amount  thereof  to  be  due  and  payable  upon  a  declaration  of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of accrued interest thereon plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing (all of which amounts are included as Permitted Indebtedness under this clause (x)), (b) in the case of any refinancing of Indebtedness of the Company that is Subordinated Indebtedness, such new Indebtedness shall be subordinated in right of payment to the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being refinanced, (c) in the case of any refinancing of Indebtedness that is secured, the Liens securing such new Indebtedness (1) are not materially less favorable to the holders of the Notes and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (2) are limited to all or part of the same property that was or would have been encumbered by the original Lien under the terms of the documents governing the original Indebtedness, (d) such new Indebtedness has an Average Life equal to or greater than the Average Life of the Indebtedness being refinanced and a final Stated Maturity not earlier than the final Stated Maturity of the Indebtedness being refinanced and (e) such new Indebtedness is incurred by either the Company or a Restricted Subsidiary who is the obligor of the Indebtedness being refinanced;

     (xi) any Indebtedness incurred to finance unpaid insurance premiums, provided, however, that recourse with respect to such Indebtedness is limited to the insurance policies with respect to which premiums have been financed;

     (xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

     (xiii) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or any of its Restricted Subsidiaries, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business; and

         (xiv) additional Indebtedness of Abraxas or any of its Restricted Subsidiaries, other than Indebtedness Incurred under the Revolving Credit Facility, in an aggregate principal amount at any time outstanding not to exceed $500,000 under this clause (xiv).

     "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Restricted
Subsidiaries; (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (a) such other Person becomes a Restricted Subsidiary or (b) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Properties to, the Company or a Restricted Subsidiary; (iv) Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including, without limitation, (a) ownership interests in oil and gas properties or gathering systems and (b) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, Farmout Agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), limited liability company agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries); (v) Investments arising in connection with Oil and Gas Hedging Contracts entered into in the ordinary course of business solely for the purpose of protecting the production of the Company or any Restricted Subsidiary against fluctuations in oil or natural gas prices; (vi) Investments arising in connection with Interest Rate Protection Obligations or Currency Exchange Contracts, in each case Incurred in the ordinary course of business and not for speculative purposes; (vii) Investments in stock, obligations or securities received in settlement of debts owing to the Company or a Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or a Restricted Subsidiary, in each case as to debt owing to the Company or a Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary; (viii) any Investment received in settlement of debts, claims or disputes owed to the Company or any Restricted Subsidiary that arose out of transactions in the ordinary course of business; (ix) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness of a Restricted Subsidiary permitted under the covenant described under Section 9.11 hereof; (x) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under Section 9.16 hereof; (xi) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services in the ordinary course of business; (xii) Investments in the form of, or pursuant to, working interests, royalty interests, mineral leases, Farmout Agreements or contracts for the sale of oil and natural gas, in each case, made or entered into the ordinary course of the business, excluding, however, investments in other Persons; (xiii) so long as Grey Wolf is a Subsidiary of the Company, up to an aggregate principal amount of $1,000,000 of intercompany loans made to Grey Wolf for use by Grey Wolf solely for its working capital purposes in a manner consistent with its operations on the Closing Date; and (xiv) other Investments by the Company or any Restricted

Subsidiary in any Person having an aggregate fair market value (determined in good faith by the Chief Executive Officer of the Company and measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (xiv) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not in excess of $500,000.

     "Permitted Liens" means any and all of the following:

     (i) Liens existing as of the Closing Date;

     (ii)  Liens  securing  the  Notes,  the  Subsidiary   Guarantees  or  other
obligations arising under this Indenture;

     (iii) Liens securing the Revolving Credit Facility Obligations;

     (iv) Liens securing the Bridge Loan Obligations;

     (v) any Liens existing on any Property of a Person at the time such Person is merged or consolidated with or into the Company or a Subsidiary Guarantor or becomes a Restricted Subsidiary that is a Subsidiary Guarantor (and not incurred in anticipation of such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors;

     (vi) any Lien existing on any Property at the time of the acquisition thereof (and not incurred in anticipation of such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors;

     (vii) Liens on cash and Cash Equivalents securing the performance of Oil and Gas Hedging Contracts, Currency Exchange Contracts and Interest Rate Protection Obligations permitted by the terms of this Indenture;

     (viii) Liens with respect to amounts payable as reimbursement of premiums in favor of Persons financing unpaid insurance premiums, provided, however, such Liens are limited to insurance policies with respect to which premiums are financed;

     (ix) Liens securing any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (i), (ii), (iv), (v) and (vi) above and this clause (ix); provided, however, that (a) such new Lien shall be limited to all or part of the same Property that was or would have been encumbered by the original Lien under the terms of the documents governing the original Indebtedness, and (b) the Indebtedness secured by such Lien at the time of such extension, renewal, refinancing, refunding or exchange (and such successive extension, renewal, refinancing, refunding or exchange) is not increased to any amount greater than the sum of (I) the outstanding principal amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and accrued interest thereon and
(II) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

     (x)  Liens  securing   Indebtedness  Incurred  under  clause  (ix)  of  the
definition of Permitted Indebtedness;

     (xi) Liens in favor of the Company or a Subsidiary Guarantor;

     (xii) Liens for taxes, assessments or governmental charges or claims either
(a) not yet delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or a Restricted Subsidiary, as the case may be, shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (xiii) statutory and contractual Liens of (a) landlords arising in the ordinary course of business to secure rent not yet delinquent, but only to the extent such Liens relate only to the tangible property of the lessee which is located on such property and (b) carriers, warehousemen, mechanics, builders, suppliers, materialmen, repairmen and other similar Liens incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings, in each case, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (xiv) Liens  incurred on deposits  made in the ordinary  course of business
(a) in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or (b) to secure performance bonds, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (xv) easements, rights-of-way, zoning restrictions, restrictive covenants, minor imperfections in title and other similar charges or encumbrances in respect of real property that, individually or in the aggregate, are not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

     (xvi) any interest or title of a lessor under any Capitalized Lease Obligation permitted by the terms of this Indenture; provided that such Liens do not extend to any property which is not the leased property subject to such Capitalized Lease Obligation;

     (xvii) Liens securing reimbursement obligations, not to exceed $100,000 in the aggregate at any time outstanding, with respect to commercial letters of credit other than those issued under the Revolving Credit Facility which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (xviii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

     (xix) statutory Liens on pipeline or pipeline facilities, hydrocarbons or properties and assets of the Company or any Restricted Subsidiary which arise out of operation of law and are not voluntarily granted;

     (xx) royalties, overriding royalties, net profit interests, reversionary interests, operating agreements and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to properties of the Company and its Restricted Subsidiaries or otherwise as are customary in the Oil and Gas Business and all as relate to mineral leases and mineral interests of the Company and its Restricted Subsidiaries;

     (xxi) Liens pursuant to documents governing Permitted Farmout Agreements;

     (xxii) any (a) interest or title of a lessor or sublessor under any mineral lease or operating lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics' Liens, builders' Liens, tax Liens, and easements) that, individually or in the aggregate, are not interfering in any material respect with the ordinary course of the business of the Company or any Restricted Subsidiary or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

     (xxiii)  Liens in  favor of  collecting  or payor  banks  having a right of setoff, revocation, refund or chargeback, subject to an account control agreement constituting a Collateral Document, with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

     (xxiv) judgment and attachment Liens not giving rise to an Event of Default;

     (xxv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary securing Indebtedness of the Company or such Restricted Subsidiary permitted by the terms of this Indenture in an aggregate principal amount at any time outstanding not exceeding the sum of $250,000 in the aggregate; and

     (xxvi) Liens pursuant to the documents governing Production Payments and Reserved Sales on the property to which such Production Payments and Reserved Sales relate and with respect to which the Liens of the Collateral Documents have been released in compliance with the terms of this Indenture or the Intercreditor Agreement.

     "Permitted  Prior Lien" means (a) Liens  described in clauses  (i),  (iii),
(v), (vi), (vii) (to the extent securing obligations of not more than $250,000 in the aggregate), (viii) (to the extent securing obligations of not more than $200,000 in the aggregate), (ix), (x), (xiv) (to the extent securing obligations of not more than $250,000 in the aggregate), (xvi), (xviii) (to the extent securing obligations of not more than $50,000 in the aggregate), (xxiii) and
(xxv) of the definition of Permitted Liens and (b) Liens which arise by operation of law and are not consensually granted, to the extent entitled by law to priority over the security interests created by the Collateral Documents.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.3 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Private Placement Legend" means the legend set forth in Section 2.5(g)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Production Payments and Reserve Sales" means the grant and transfer to any Person of a Dollar-Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other similar interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

     "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

     "Purchase Notice" has the meaning specified in Section 9.16(c)(i) hereof.

     "PV-10" means estimated future net revenue, discounted at a rate of 10% per annum, before income taxes and with no price or cost escalation or de-escalation in accordance with guidelines promulgated by the SEC.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

     "Qualified Equity Offering" means a public or private sale for cash by the Company of Qualified Capital Stock of Abraxas other than public offerings with respect to the Company's common stock, options, warrants or rights registered on Form S-4 or S-8.

     "Record Date" means a Regular Record Date or a Special Record Date.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed (other than for shares of Qualified Capital Stock) prior to the date that is 91 days after the final Stated Maturity of the Notes or is redeemable (other than for shares of Qualified Capital Stock) at the option of the holder thereof, in whole or in part, at any time prior to such date, or at any time prior to such date is convertible into or exchangeable for anything other than Qualified Capital Stock or securities or instruments evidencing Indebtedness that is permitted to be Incurred by the terms of this Indenture.

     "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Refinancing   Indebtedness"   means   Indebtedness   under  any  renewals,
substitutions,  refinancings or replacements  Incurred in compliance with clause
(ix) or (x) of the definition of Permitted Indebtedness.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, by and among the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

     "Regulation S Permanent Global Note" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

     "Regulation S Temporary Global Note" means a temporary global Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

     "Related Revolving Indebtedness" means (i) Indebtedness related to any fees and expenses incurred by the Company or any of its Subsidiaries (including, but not limited to, those owed to any Person not an Affiliate of the Company or any of its Subsidiaries) in connection with any amendment (including any amendment and restatement thereof), supplement, replacement, restatement, substitution, renewal or other modification from time to time, including any agreements (and related instruments and documents) extending the maturity of, refinancing, replacing, substituting, renewing or other restructuring of all or any portion of the Indebtedness under the Revolving Credit Facility or any successor or replacement agreements (and related instruments and documents) and (ii) any capitalized interest, fees, or other expenses incurred by the Company or any of its Subsidiaries whether or not charged to a loan account or any similar account created under the Revolving Credit Facility.

     "Responsible Officer," when used with respect to the Trustee, means any officer in the corporate trust department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively.

     "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Payment" has the meaning specified in Section 9.10(a)(v) hereof.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Indenture.

     "Revolving Credit Facility" means that certain senior secured revolving credit facility, to be dated as of the Closing Date, with an initial aggregate commitment of $15,000,000 among the Company, certain Subsidiaries of the Company, the Revolving Credit Facility Agent and the lenders named therein, including any related notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith, or any successor or replacement agreement (together with any related notes, Guarantees, Collateral Documents, instruments and agreements executed in connection therewith), whether with the same or any other lender, group of lenders or agent, in each case as the same may be amended (including any amendment and restatement thereof), modified, supplemented, extended, restated, substituted, replaced, renewed or refinanced (up to an aggregate amount of Indebtedness then permitted to be Incurred under clause (i) of the definition of Permitted Indebtedness) from time to time in accordance with its terms and the applicable terms of the Intercreditor Agreement.

     "Revolving  Credit  Facility   Administrative   Agent"  means  Wells  Fargo
Foothill, Inc., as administrative agent under the Revolving Credit Facility, together with its successors in such capacity.

     "Revolving Credit Facility Obligations" means all Obligations, including, without limitation, Related Revolving Indebtedness, under the Revolving Credit Facility.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated under the Securities Act.

     "S&P" means Standard and Poor's Ratings Service, a division of McGraw-Hill, Inc., and its successors.

     "Sale-Leaseback Transaction" means any transaction or series of related transactions whereby the Company or a Restricted Subsidiary sells or transfers any of its assets or properties (the "Sold Assets") and, as part of such transaction or series of related transactions, either (i) leases (as lessee or sublessee) back such assets or properties (or any part thereof) or (ii) leases (as lessee or sublessee) any other assets or properties (or any part thereof) (the "Leased Assets") from the same Person (or group of Persons) or from an Affiliate of the same Person (or group of Persons) to whom the Sold Assets are sold and which Leased Assets are intended to be used by the Company and the Restricted Subsidiaries for substantially the same purpose or purposes as the Sold Assets were used by the Company and the Restricted Subsidiaries (and in the case of mineral leases, such mineral leases constituting Leased Assets are in substantially the same geographic location as the mineral leases constituting Sold Assets).

     "Sale of Collateral" means any Asset Sale to the extent involving assets, rights or other property that constitutes Collateral under the Collateral Documents.

     "Secured Obligations" means, collectively, the Revolving Credit Facility Obligations, the Note Obligations and the Bridge Loan Obligations.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Six-Month LIBOR" means the rate determined in accordance with the following provisions:

     (1) On each Interest Determination Date, the Calculation Agent will determine the Six-Month LIBOR rate, which shall be the rate for deposits in the London interbank market in U.S. dollars having a six-month maturity commencing on the succeeding Interest Reset Date immediately following such Interest Determination Date which appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date.

     (2) With respect to an Interest Determination Date for which no such rate appears, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having a six-month maturity commencing on the Interest Reset Date immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount not less than $1,000,000 that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, the Six-Month LIBOR rate on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the Six-Month LIBOR rate determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a six-month maturity and in a principal amount not less than $1,000,000 that is representative for a single transaction in U.S. dollars in such market at such time. However, if the banks so selected by the Calculation Agent are not quoting as mentioned above, the Six-Month LIBOR rate with respect to such Interest Determination Date will be the Six-Month LIBOR rate in effect immediately prior to such Interest Determination Date.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Article 2 hereof.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated   Indebtedness"  means  Indebtedness  of  the  Company  or  a
Restricted Subsidiary which is expressly subordinated in right of payment or security to the Notes or a Subsidiary Guarantee, as applicable.

     "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions).

     "Subsidiary Guarantee" means any Guarantee of the Notes by any Subsidiary Guarantor, as specified in Section 13.1 hereof.

     "Subsidiary Guarantor" means (1) initially the several Restricted Subsidiaries named in this Indenture as a party hereto, (2) each of the other Restricted Subsidiaries, if any, executing a supplemental indenture to this Indenture in compliance with the provisions described under Article 8 hereof and
(3) any Person that becomes a successor guarantor of the Notes in compliance with the provisions described under Article 13 hereof.

     "Surviving Entity" has the meaning specified in Section 7.1(A)(1)(b) hereof.

     "Trigger Date" has the meaning specified in Section 9.16(c) hereof.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed, except as provided in Section 8.5 hereof.

     "Trust Monies" means, subject to the Intercreditor Agreement, all cash and Cash Equivalents received by the Collateral Agent:

         (1) upon the release of Collateral from the Collateral Agent's Liens;

         (2) pursuant to the Collateral Documents;

         (3) as proceeds of any sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to this Indenture or any of the Collateral Documents or otherwise; or

         (4) for application as provided in the relevant provisions of the Indenture or any Collateral Document for which disposition is not otherwise specifically provided for in this Indenture or in the Intercreditor Agreement or any other Collateral Document;

     provided, however, that Trust Monies shall in no event include any property deposited with the Trustee for any redemption, Legal Defeasance or Covenant Defeasance of the Notes, for the satisfaction and discharge of this Indenture or to pay the purchase price of Notes pursuant to a Change of Control Offer or Net Proceeds Offer.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee will have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" will mean such successor Trustee.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent global security in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

     "Unrestricted Subsidiary" means: (a) Grey Wolf Exploration Inc., an Alberta corporation, and each of its Subsidiaries (whether or not existing on the Closing Date) unless otherwise designated as a Restricted Subsidiary in compliance with the provisions of this definition; (b) any Subsidiary of the Company that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below; and (c) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as: (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such

Subsidiary; (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (iii) neither the Company nor any Restricted Subsidiary has made an Investment in such Subsidiary (other than Investments made in such Subsidiary by the Company and any Restricted Subsidiary
(A) in an aggregate amount that would be permitted to be made on the date of such designation pursuant to, and in accordance with, Section 9.10 hereof or (B) in the ordinary course of the Oil and Gas Business as described in clause (iv) of the definition of Permitted Investments); and (iv) such designation will not result in the creation or imposition of any Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which is in compliance with Section 9.14 hereof); provided, however, that with respect to clause (i), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 9.10 hereof, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by the delivery of a Board Resolution to the Trustee giving effect to such designation.

     The Board of Directors of Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could Incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in compliance with the covenant described under Section 9.11 hereof, (3) if any of the properties or assets of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with the covenant described under Section
9.14 hereof, (4) it takes such actions described under Article 13 hereof in respect of an Unrestricted Subsidiary becoming a Restricted Subsidiary and (5) such Restricted Subsidiary takes such actions described under Article 11 hereof if applicable, as are necessary to cause a valid and enforceable perfected first priority security interest (subject to Permitted Prior Liens) in the Collateral owned by such Restricted Subsidiary to be created in favor of the Collateral Agent as security for the Note Obligations. Without limiting the foregoing sentence, Grey Wolf will not be permitted to become a Restricted Subsidiary until 91 days after all of the Bridge Loan Obligations are repaid in full and the Bridge Loan is terminated.

     "Unsubordinated Indebtedness" means any Indebtedness of the Company or a Restricted Subsidiary which is not Subordinated Indebtedness.

     "U.S. Government Obligations" has the meaning specified in Section 12.4(a) hereof.

     "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

     "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

     1.2 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture security holder" means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules and not otherwise defined herein have the meanings assigned to them therein.

     1.3 RULES OF CONSTRUCTION.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) The terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

     (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

     (c) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (d) the masculine gender includes the feminine and the neuter;

     (e) provisions apply to successive events and transactions;

     (f) a reference herein to any Person to this Indenture or to any other agreement or instrument refer to such Person's successors and permitted assigns;

     (g) a reference herein to any agreement or instrument refers to such agreement or instrument (together with any schedule or exhibit attached thereto) as it may have been, or may hereafter be, amended, modified, supplemented, waived or restated from time to time in accordance with its terms, but only to the extent not prohibited by this Indenture;

     (h) a reference herein to any law, statute or other legislation or to any provision thereof includes, unless otherwise expressly provided herein, any amendment, modification or re-enactment thereof, any legislative provision substituted therefor and all regulations, rules and interpretations issued thereunder or pursuant thereto; and

     (i) all references herein to "$," money, funds and dollars refer to currency of the United States of America.

     1.4 ONE CLASS OF SECURITIES

     The Initial Notes and the Exchange Notes shall vote and consent together on all matters as one class and neither the Initial Notes nor the Exchange Notes shall have the right to vote or consent as a separate class on any matter.

                               ARTICLE 2.........
                                    THE NOTES

     2.1 TITLE AND TERMS; FORM AND DATING

     (a) General.

     The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture for original issue is limited to $125,000,000.

     The Notes will be known and designated as the "Floating Rate Senior Secured Notes Due 2009," of the Company. The Stated Maturity on which principal of the Notes is due and payable is December 1, 2009. The Notes will bear interest at the rate, and such interest will accrue and be payable, pursuant to the terms and provisions contained in the Notes and this Indenture.

     The Notes will be redeemable as provided in Article 10 hereof.

     The Notes will be subject to defeasance at the option of the Company as provided in Article 12 hereof.

     The Notes will be  guaranteed by the  Subsidiary  Guarantors as provided in
Article 13 hereof.

     The Notes will be senior in right of payment to the Company's existing and future Subordinated Indebtedness.

     The Notes will be secured by a first priority perfected security interest (subject to Permitted Prior Liens) in all material real and personal property and assets of the Company and its Restricted Subsidiaries, pursuant to the terms of the Intercreditor Agreement.

     The Initial Notes and the Exchange Notes (including the notations thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication) will be issued substantially in the form of Exhibit A hereto. Any Note that is a Restricted Definitive Note or a Restricted Global Note shall bear a Private Placement Legend as set forth in Section 2.5(g)(i) hereof. Any portion of the text of any Note may be set forth on the reverse thereof. The Notes may also have set forth on the reverse side thereof a form of assignment and forms to elect purchase by the Company pursuant to Section 9.15 or 9.16 hereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     The Notes will be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officers executing such Notes or notations of Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Notes or notations of Subsidiary Guarantees, as the case may be. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     (b) Global Notes.

     Notes issued in global form shall be substantially in the form of Exhibit A-1 or A-2 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased (subject to the limitation set forth in Section 2.1(a) hereof), as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee as custodian for the Depositary in accordance with written instructions given by the Holder thereof as required by Section 2.5 hereof.

     (c) Temporary Global Notes.

     Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York City office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owner thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.5(a)(ii) hereof) and (ii) an Officers' Certificate from the Company certifying that a 40-day distribution compliance period (within the meaning of Regulation S) with respect to the Notes has expired. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear, Clearstream Procedures Applicable.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

     2.2 DENOMINATIONS

     The Notes will be issuable only in denominations of $1,000 and any integral multiple thereof.

     2.3 EXECUTION AND AUTHENTICATION

     The Notes will be executed on behalf of the Company by its Chairman, its President or a Vice President of the Company and attested by its Secretary or an Assistant Secretary of the Company. The signature of any two of these Officers on the Notes may be manual or facsimile signatures of the present or any future such Authorized Officer and may be imprinted or otherwise reproduced on the Notes. Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company will bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company and having the notations of Subsidiary Guarantees executed by the Subsidiary Guarantors to the Trustee for authentication, together with a Company Order signed by two officers of the Company (the "Authentication Order") for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order, will authenticate and deliver such Notes for original issue up to the aggregate principal amount of $125,000,000 with the notations of Subsidiary Guarantees thereon as provided in this Indenture.

     No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of the Trustee and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     In case the Company, pursuant to and in compliance with Article 7 hereof, will be consolidated or merged with or into any other Person or will sell, convey, transfer, lease or otherwise dispose of all or substantially all of its Properties to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company will have been merged, or the Person which will have received a sale, conveyance, transfer, lease or other disposition as aforesaid, will have executed an indenture supplemental hereto with the Trustee pursuant to Article 7 hereof, any of the Notes authenticated or delivered prior to such sale, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, will authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes will at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.3 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, will provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

     The Trustee may (at the expense of the Company) appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company and has the same protections under
Article 5 herein.

     2.3.1 NOTE REGISTRAR AND PAYING AGENT

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Note Registrar") and an office or agency where Notes may be presented for payment. The Note Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more paying agents. The term "Note Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Note Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries (including any Subsidiary Guarantor) may act as Paying Agent or Note Registrar.

     The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as the Note Registrar and the Paying Agent and to act as custodian with respect to the Global Notes.

     2.4 PERSONS DEEMED OWNERS AND HOLDERS LISTS

     Prior to the due presentment of a Note for registration of transfer, the Company, the Subsidiary Guarantors, the Note Registrar, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 2.11 hereof) interest and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Subsidiary Guarantors, the Note Registrar, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee will be affected by notice to the contrary.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Note Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with Section 312(a) of the TIA.

     2.5 TRANSFER AND EXCHANGE

     (a) Transfer and Exchange of Global Notes.

     A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor
Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Note Registrar of any certificate required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.6 and 2.9 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.5 or Section 2.6 or 2.9 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.5(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.5(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Notes.

     The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.5(b)(i).

     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.5(b)(i) hereof, the transferor of such beneficial interest must deliver to the Note Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Note Registrar of any certificate required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.5(f) hereof, the requirements of this Section 2.5(b)(ii) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.5(h) hereof.

     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.5(b)(ii) hereof and the Note Registrar receives the following:

            (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

            (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.5(b)(ii) hereof and:

     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a  Broker-Dealer  pursuant to the Exchange
Offer  Registration   Statement  in  accordance  with  the  Registration  Rights
Agreement; or

     (D) the Note Registrar receives the following:

            (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
         (1)(a) thereof; or

            (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.3 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

     (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

            (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

            (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C) if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(h) hereof, and the Company shall execute and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.3 hereof, authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.5(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Company) deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.5(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            Notwithstanding Sections 2.5(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Note Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

     (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such  transfer is effected  by a  Broker-Dealer  pursuant to the
         Exchange   Offer   Registration   Statement  in  accordance   with  the
         Registration Rights Agreement; or

            (D) the Note Registrar receives the following:

               (1) if the holder of such  beneficial  interest  in a  Restricted
            Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

               (2) if the holder of such  beneficial  interest  in a  Restricted
            Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (iii)  Beneficial  Interests in  Unrestricted  Global Notes to Unrestricted
Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.5(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.5(h) hereof, and the Company shall execute and the Trustee, shall upon receipt of an Authentication Order in accordance with
Section 2.3 hereof, authenticate and (at the expense of the Company) deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.5(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Company) deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.5(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

     (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

            (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C) if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

     (ii) Restricted Definitive Note to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
         144) of the Company;

            (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) such  transfer is effected  by a  Broker-Dealer  pursuant to the
         Exchange   Offer   Registration   Statement  in  accordance   with  the
         Registration Rights Agreement; or

            (D) the Note Registrar receives the following:

               (1) if the Holder of such  Definitive  Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

               (2) if the Holder of such  Definitive  Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     Upon  satisfaction  of the conditions of any of the  subparagraphs  in this
     Section 2.5(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

     (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

     If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.5(d)(ii)(B), (ii)(D) or (iii) hereof at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.3 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

     (e) Transfer and Exchange of Definitive Notes for Definitive Notes.

     Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.5(e), the Note Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.5(e).

     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

            (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule
         144) of the Company;

            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) any such transfer is effected by a Broker-Dealer pursuant to the
         Exchange   Offer   Registration   Statement  in  accordance   with  the
         Registration Rights Agreement; or

            (D) the Note Registrar receives the following:

               (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer.

     Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.3 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and (at the expense of the Company) deliver to the Persons designated by the Holders of Definitive securities so accepted Definitive Notes in the appropriate principal amount.

     (g) Legends.

     The  following  legends  shall  appear on the face of all Global  Notes and
Definitive  Notes  issued  under  this  Indenture  unless   specifically  stated
otherwise in the applicable provisions of this Indenture.

     (i) Private Placement Legend.

            (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR NOTES), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE

         SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS AN ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $100,000 OF NOTES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
         (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            (B)  Notwithstanding  the  foregoing,  any Global Note or Definitive
         Note  issued  pursuant  to  subparagraph  (b)(iv),  (c)(ii),  (c)(iii),
         (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.5 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

         "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION  2.10  OF THE  INDENTURE  AND  (IV)  THIS  GLOBAL  NOTE  MAY BE

         TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

     (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

         "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

         PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN OR AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $100,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT."

     (h) Cancellation and/or Adjustment of Global Notes.

     At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of securities represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

            (A) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.3 hereof or upon receipt of a written request of the Note Registrar.

            (B) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 8.6, 9.15, 9.16 and 10.8).

            (C) The Note Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (D) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (E) The Company shall not be required (1) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 10.4 hereof and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or
         (3) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

            (F) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (G) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.3 hereof.

            (H) All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section
         3.5 to effect a registration of transfer or exchange may be submitted by facsimile.

            (I) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirement hereof.

     2.6 REPLACEMENT SECURITIES

     If (i) any mutilated Note is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the Subsidiary Guarantors and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company will execute, and upon Company Order the Trustee will authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of the tenor and principal amount bearing a number not contemporaneously outstanding, and the Subsidiary Guarantors will execute the notation of Subsidiary Guarantees thereon.

     In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

     Upon the issuance of any new Note under this Section 2.6, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, destroyed, lost or stolen Note will constitute an original additional continual obligation of the Company and the respective Subsidiary Guarantors, whether or not the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.6 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     If required by the Trustee, the Company or a Subsidiary Guarantor, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the Company and each Subsidiary Guarantor to protect the
Company, each Subsidiary Guarantor, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

     2.7 OUTSTANDING SECURITIES

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.7 as not outstanding. Except as set forth in Section 2.8 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.6 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 9.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

     2.8 TREASURY SECURITIES

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

     2.9 TEMPORARY SECURITIES

     Pending the preparation of Definitive Notes, the Company may execute, and upon Company Order the Trustee will authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and having the notations of Subsidiary Guarantees thereon and with such appropriate insertions, omissions, substitutions and other variations as the Authorized Officers executing such Notes and notations of Subsidiary Guarantees may determine, as conclusively evidenced by their execution of such Notes and notations of Subsidiary Guarantees.

     If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes will be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 9.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the

Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations having the notations of Subsidiary Guarantees thereon. Until so exchanged, the temporary Notes will in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

     2.10 CANCELLATION

     All Notes surrendered for payment, redemption, registration of transfer or exchange will, if surrendered to any Person other than the Trustee, be delivered to the Trustee and will be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Trustee. No Notes will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee will be destroyed in accordance with the Trustee's usual practice and a certificate of destruction will be sent to the Company.

     2.11 DEFAULTED INTEREST

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 9.2 hereof.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

     (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the following manner. The Company will notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal in the aggregate amount proposed to be paid in respect of such Defaulted Interest or will make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, and such money when deposited will be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee will fix a Special Record Date for the payment of such Defaulted Interest which will be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee will promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 14.5 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest will be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and will no longer be payable pursuant to the following clause (ii).

     (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if any, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment will be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     2.12 CUSIP NUMBERS

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

     2.13 BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY.

     Each Global Note will be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and be delivered to the Trustee as custodian for such Depositary. Members of, or participants in, the Depositary ("Agent Members") will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein will prevent the Company, the Subsidiary Guarantors or the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     Transfers of a Global Note will be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Depositary. Definitive Notes will be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if, and only if, either
(i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Note Registrar has received a request from the Depositary to issue Definitive Notes in lieu of all or a portion of the Global Note (in which case the Company will deliver Definitive Notes within 30 days of such request).

     In connection with the transfer of an entire Global Note to beneficial owners pursuant to this Section 2.13, the Global Note will be deemed to be surrendered to the Trustee for cancellation, and the Company will execute, and the Trustee will authenticate and deliver, to each beneficial owner identified by the Depositary, in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

     The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     2.14 COMPUTATION OF INTEREST.

     The amount of interest for each day that a Note is Outstanding shall be calculated by dividing the interest rate in effect for such Note on such day by 360 and multiplying the result thereof by the principal amount of such Note on such day. Except as otherwise provided by the terms and provisions contained in a Note, the amount of interest to be paid on an Interest Payment Date in respect of such Note shall be calculated by adding the daily interest amount for each day on which such Note is Outstanding during the interest period to which such Interest Payment Date relates.

                                    ARTICLE 3
                           SATISFACTION AND DISCHARGE

     3.1 SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture will upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all Outstanding Notes, and the Trustee, at the expense of the Company, will, upon payment of all amounts due the Trustee under Section 5.6 hereof, execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

     (a) either

     (i) all Notes theretofore authenticated and delivered (other than (1) Notes that have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 hereof and (2) Notes for whose payment of money or United States governmental obligations of the type described in clause
(i) of the definition of Cash Equivalents have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3 hereof) have been delivered to the Trustee for cancellation, or

     (b)  all  such  Notes  not   theretofore   delivered  to  the  Trustee  for
cancellation

     (i) have become due and payable, or

     (ii) will become due and payable at their final Stated Maturity within a period of time that does not have more than one Interest Reset Date, or

     (iii) have been or are to be called for redemption, within a period of time that does not have more than one Interest Reset Date under the terms of this Indenture for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (b)(i), (b)(ii) or (b)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to such final Stated Maturity or Redemption Date, provided, that, if the day on which such deposit is made is not after the Interest Reset Date immediately preceding such final Stated Maturity or redemption date, as the case may be, the interest rate from and after such Interest Reset Date used to calculate such amount to be so deposited shall be the interest rate on the Notes on the day immediately preceding such Interest Reset Date plus the greater of (a) 2.00% and (b) such other percent as may be requested by the Trustee in order to provide reasonable assurance in the judgment of the Trustee that the amount being so deposited will be sufficient to pay and discharge the principal of, and premium, if any, and interest on, the Outstanding Notes on such final Stated Maturity or redemption date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (c) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

     (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been satisfied.

     Following the date upon which the entire principal of, and all premium, if any, and interest on, all of the Outstanding Notes is then due and payable, the Trustee shall unless there is then an Event of Default, upon request made to it by the Company, be required to pay to the Company the difference, if any, of (x) the aggregate amount deposited with the Trustee in accordance with clause (a) of the immediately preceding paragraph and (y) the aggregate amount of any principal of, and all premium, if any, and interest on, the Notes which is then due and payable.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.6 hereof and, if money will have been deposited with the Trustee pursuant to this Section 3.1, the obligations of the Trustee under Section 3.2 hereof and the last paragraph of
Section 9.3 hereof will survive.

     3.2 APPLICATION OF TRUST MONEY.

     Subject to the provisions of the last paragraph of Section 9.3 hereof, all money deposited with the Trustee pursuant to Section 3.1 hereof will be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent
(including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whom payment such money has been deposited with the Trustee.

                                   ARTICLE 4
                                    REMEDIES

     4.1 EVENTS OF DEFAULT AND REMEDIES.

     "Event of Default," wherever used herein, means any one of the following events:

     (a) default in the payment when due of interest on, or Liquidated Damages with respect to, the Notes, and such Default continues for 30 days; or

     (b) default in the payment when due of the principal of or premium on any Note, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon declaration of acceleration or otherwise; or

     (c) default in the performance or breach of the provisions of Section 9.15,
Section 9.16 or Section 7.1; or

     (d) failure by the Company or any Restricted Subsidiary to comply with any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee, any Collateral Document or this Indenture (other than a default specified in clause (a), (b) or (c) above or clause (j) or (k) below) for a period of 60 days after written notice of such failure stating that it is a "notice of default" under this Indenture and requiring the Company or such Restricted Subsidiary, as the case may be, to remedy the same; or

     (e) the occurrence and continuation beyond any applicable grace period of any default in the payment when due of the principal of, or premium or interest on, any Indebtedness for borrowed money of the Company (other than the Notes) or any Restricted Subsidiary or any other default resulting in acceleration of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary, but only in the event that the aggregate principal amount of such Indebtedness shall exceed $2,000,000; or

     (f) without limiting clause (e) above, the occurrence and continuation of an "event of default" under either the Revolving Credit Facility or the Bridge Loan; or

     (g) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company, any Subsidiary Guarantor, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms (except pursuant to the release or termination of any such Subsidiary Guarantee in accordance with this Indenture); or

     (h) any Collateral Document shall for any reason cease to be, or be asserted by the Company, any Restricted Subsidiary, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms or to not otherwise grant a duly perfected first priority security interest in the Collateral in favor of the holders of the Note Obligations
(subject to Permitted Prior Liens and except pursuant to a release or termination thereof consummated in accordance with this Indenture and the Intercreditor Agreement and other Collateral Documents) for a period of 30 days after written notice thereof stating that it is a "notice of default" under this Indenture and requiring the Company or the respective Restricted Subsidiary, as the case may be, to remedy the same; or

     (i) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $2,000,000 over the coverage under applicable insurance policies and either (a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

     (j) the entry of a decree or order by a court having jurisdiction in the premises (a) for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (b) adjudging the Company or any Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Subsidiary under any applicable Federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     (k) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Subsidiary of a petition or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action.

     4.2 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If any Event of Default (other than an Event of Default specified in Section 4.1(j) or 4.1(k) hereof) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice to the Trustee and the Company, may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall declare the principal of, premium, if any, and accrued interest on all of the Notes due and payable immediately, upon which declaration all amounts payable in respect of the Notes will be immediately due and payable; if an Event of Default specified in Section 4.1(j) or 4.1(k) hereof occurs and is continuing, then the principal of, and premium, if any, and accrued interest on, all of the Notes shall automatically become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration under this Indenture has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee or Holders of the Notes as hereinafter permitted in this
Article 4, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may (i) rescind such declaration and its consequences and (ii) on behalf of the Holders of all the Notes, waive any existing Event of Default and its consequences, except a continuing Event of Default specified in Section 4.1(a) hereof, if

     (a) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay,

         (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

         (ii) all overdue interest on all Outstanding Notes,

         (iii) the unpaid principal of (and premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and

         (iv) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes (without duplication of any amount paid or deposited pursuant to clause
     (ii) or (iii) above);

     (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company; and

     (c) all Defaults and Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture.

     Notwithstanding the foregoing, if an Event of Default specified in Section 4.1(e) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, cure, waiver or rescission, as the case may be, will have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Notes, and so long as such rescission of any such acceleration of the Notes does not conflict with any judgment or decree as certified to the Trustee by the Company.

     No such rescission will affect any subsequent default or impair any right consequent thereon.

     4.3 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

     The Company covenants that if:

     (a) default is made in the payment of any installment of interest or Liquidated Damages, if any, on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

     (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Stated Maturity thereof or with respect to any Note required to have been purchased by the Company on the Change of Control Payment Date or the Net Proceeds Payment Date pursuant to a Change of Control Offer or Net Proceeds Offer, as applicable, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on each such Note for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest will be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     4.4 TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, any Restricted Subsidiary, any Subsidiary Guarantor or any other obligor upon the Notes, their creditors or the Property of the Company, any Restricted Subsidiary, any Subsidiary Guarantor or of such other obligor, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company, the Subsidiary Guarantors or such other obligor for the payment of overdue principal, premium, if any, or interest) will be entitled and empowered, by intervention in such proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents and take any other action, including participation as a full member of any creditor or other committee, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other Property payable or deliverable on any such claim and to distribute the same, and any custodian receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amount due the Trustee under Section 5.6 hereof.

     Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the Subsidiary Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.

     4.5 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

     All rights of action and claims under this Indenture or the Notes or the Subsidiary Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee will be brought in its own name and as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     4.6 APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee pursuant to this Article 4 will be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: to the payment of all amounts due the Trustee under Section 5.6 hereof;

     SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

     THIRD: the balance, if any, to the Company;

provided that, upon the occurrence and during the continuation of an Event of Default hereunder or of an event of default under the terms of the Revolving Credit Facility or the Bridge Loan, all money collected by the Trustee shall be promptly paid to the Collateral Agent for the account of the Secured Parties and shall be applied pursuant to the terms of the Intercreditor Agreement.

     4.7 LIMITATION ON SUITS.

     No Holder of any Notes will have any right to institute any proceeding, with respect to this Indenture, or any other remedy hereunder, unless:

     (a) such Holder has notified the Trustee in writing of a continuing Event of Default;

     (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings or pursue such remedy in respect of such Event of Default in its own name as Trustee hereunder and offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with the request;

     (c) the Trustee for 60 days after its receipt of such request and offer of indemnity has failed to institute any such proceeding; and

     (d) no direction inconsistent, in the opinion of the Trustee, with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes, it being understood and intended that no Holder shall have any right in any manner by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or to seek to obtain priority or preference over any other Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     4.8 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT.

     Notwithstanding any other provision in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to receive payment, as provided herein and in such Note of the principal of (and premium if any, on) and (subject to Article 2 hereof) interest and Liquidated Damages, if any, on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such Holder.

     4.9 RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

     4.10 RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes described in Article 2 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     4.11 DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy occurring upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence thereof. Every right and remedy given by this Article 4 or by law or in equity to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     4.12 CONTROL BY HOLDERS.

     Subject to the provisions of the Intercreditor Agreement, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

     (a) such direction will not be in conflict with any rule of law or with this Indenture;

     (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

     (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not joining therein.

     4.13 WAIVER OF PAST DEFAULTS.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default hereunder and its consequences, except (i) a Default or Event of Default in the payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on, the Notes, or (ii) in respect of a covenant or provision hereof which under Article 8 hereof cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

     Upon any such waiver, such Default or Event of Default will cease to exist for every purpose under this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. Any such waiver may (but need not) be given in connection with a tender offer or exchange offer for the Notes.

     4.14 WAIVER OF STAY.

     Each of the Company and the Subsidiary Guarantors covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of, or premium, if any, or interest on, the Notes as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 5
                                   THE TRUSTEE

     5.1 DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee will exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations will be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, and will be fully protected in so relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (iii) No provision of this Indenture will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (A) this  subsection  will not be  construed  to limit the effect of
         Section 5.1(a) hereof;

            (B) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

            (C) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.12 hereof; and

            (D) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (iv) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

     5.2 CERTAIN RIGHTS OF TRUSTEE.

     Subject to the provisions of Section 5.1 hereof:

     (a) the Trustee may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may in the absence of bad faith on its part conclusively rely upon an Officers' Certificate;

     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders will have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine, during the business hours and upon reasonable notice, the books, records and premises of the Company and its Subsidiaries, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (h) the Trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (i) the Trustee will not be deemed to have notice or knowledge of any matter (including any Default or Event of Default) unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Notes generally, the Company or this Indenture;

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder; and

     (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     The Trustee will not be required to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it will have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     5.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

     The recitals contained herein and in the Notes and the notations of Subsidiary Guarantees thereon, except for the Trustee's certificates of authentication, will be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Subsidiary Guarantees or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee will not be accountable for the use or application by the Company of Notes or the proceeds thereof.

     5.4 MAY HOLD SECURITIES.

     The Trustee, any Paying Agent any Note Registrar or any other agent of the Company, the Subsidiary Guarantors or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 310(b) and 311 of the TIA in the case of the Trustee, may otherwise deal with the Company and the Subsidiary Guarantors with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent.

     5.5 MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Subsidiary Guarantor.

     5.6 COMPENSATION AND REIMBURSEMENT.

     The Company agrees:

     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this
Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's willful misconduct, negligence or bad faith; and

     (c) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than those based upon, measured by or determined by the income of the Trustee), incurred without willful misconduct, negligence or bad faith on its part (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability (whether assisted by the Company, any Holder or any other person) in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

     The obligations of the Company under this Section 5.6 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee will survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding and the resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee will have a claim and lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium, if any, on) or interest on particular Notes. Such lien will survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.

     When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (j) or (k) of Section 4.1 hereof, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.

     5.7 CORPORATE TRUSTEE REQUIRED: ELIGIBILITY.

     There will at all times be a Trustee hereunder which will be eligible to act as Trustee under Section 310(a)(1) of the TIA and will have a combined capital and surplus of at least $10,000,000 in the case of the initial Trustee hereunder and $50,000,000 in the case of any successor Trustee. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 5.7, the combined capital and surplus of such Person will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee will cease to be eligible in accordance with the provisions of this Section 5.7, it will resign immediately in the manner with which the effect hereinafter specified in this Article 5.

     5.8 CONFLICTING INTERESTS.

     The Trustee will comply with the provisions of Section 310(b) of the TIA; provided, however, that there will be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are Outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met. The duties and interests of the Trustee under this Indenture shall be subject to its duties as Collateral Agent and the security interest established pursuant to the Intercreditor Agreement.

     5.9 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 5 will become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.10 hereof.

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 5.10 hereof will not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

     (d) If at any time:

     (i) the Trustee shall have failed to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

     (ii) the Trustee shall have ceased to be eligible under Section 5.7 hereof and shall have failed to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months; or

     (iii) the Trustee shall have become incapable of acting or shall have been adjudged bankrupt or insolvent or a receiver of the Trustee or of its property will be appointed or any public officer shall have taken charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee or (B) subject to Section 315(e) of the TIA, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall have resigned, been removed or become incapable of acting, or if a vacancy shall have occurred in the office of Trustee for any cause, the Company, by a Board Resolution, will promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall have been appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. The evidence of such successorship may, but need not be, evidenced by a supplemental indenture to this Indenture.

     (f) The Company will give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 14.5 hereof. Each notice will include the name of the successor Trustee and the address of its Corporate Trust Office.

     5.10 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder will execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee will, upon payment of all amounts due it under
Section 5.6 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and will duly assign, transfer and deliver to such successor Trustee all money and other Property held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee will accept its appointment unless at the time of such acceptance such successor Trustee will be qualified and eligible under this
Article 5.

     5.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee will be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, will be the successor of the Trustee hereunder, provided such corporation will be otherwise qualified and eligible under this
Article 5, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Note shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such securities; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee will apply only to its successor or successors by merger, conversion or consolidation.

     5.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     If and when the Trustee is or becomes a creditor of the Company (or any other obligor under the Notes), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

     5.13 NOTICE OF DEFAULTS.

     Within 60 days after the occurrence of any Default hereunder, the Trustee will transmit in the manner and to the extent provided in Section 313(c) of the TIA, notice of such Default hereunder known to the Trustee, unless such Default will have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, or premium, Liquidated Damages, or interest on, any Note, the Trustee will be protected in withholding such notice if and so long as the board of directors of the Trustee, committee of its board of directors or a committee of Trust officers determines in good faith that the withholding of such notice is in the interest of the Holders.

                                   ARTICLE 6
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     6.1 HOLDERS' LISTS; HOLDER COMMUNICATIONS; DISCLOSURES RESPECTING HOLDERS.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. Neither the Company, any Subsidiary Guarantor nor the Trustee shall have any responsibility with regard to the accuracy of such list. If the Trustee is not the Note Registrar, the Company will furnish to the Trustee semi-annually before each Regular Record Date, and at such other times as the Trustee may reasonably request in writing, a list, in such form as the Trustee may reasonably request, as of such date of the names and addresses of the Holders then known to the Company. The Company and the Trustee will also satisfy any other requirement imposed upon each of them by Section 312(a) of the TIA.

     Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes.

     Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors, the Note Registrar and the Trustee that (i) none of the Company, the Subsidiary Guarantors, the Note Registrar or the

Trustee, or any agent of any of them, shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Section 312 of the TIA, regardless of the source from which such information was derived, (ii) each of such Persons shall have the protection of
Section 312(c) of the TIA and (iii) the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the TIA.

     6.2 REPORTS BY TRUSTEE.

     Within 60 days after May 15th of each year commencing with May 15th, 2005, the Trustee will transmit by mail to the Holders, as their names and addresses appear in the Note Register, a brief report dated as of such in accordance with and to the extent required under Section 313(a) of the TIA. The Trustee will also comply with Sections 313(b) and 313(c) of the TIA.

     The Company will promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system and of any delisting thereof.

     A copy of each Trustee's report, at the time of its mailing to Holders of Notes, will be mailed to the Company and filed with the Commission and each stock exchange or automatic quotation system, if any, on which the Notes are listed or quoted, as the case may be.

     6.3 REPORTS BY COMPANY.

     The Company will:

     (a) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then the Company will file with the Trustee such information, documents or reports as required pursuant to Section 9.9 hereof;

     (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

     (c) transmit by mail to all Holders, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports (without exhibits except to the extent required by Section 313(c) of the TIA) required to be filed by the Company pursuant to paragraph (i) or (ii) of this Section 6.3 as may be required by rules and regulations prescribed from time to time by the Commission.

     (d)  Delivery of such  reports,  information  and  documents to the Trustee pursuant  to  this  Section  6.3 is for  informational  purposes  only  and  the
Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                   ARTICLE 7
             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OF OR LEASE

     7.1 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

     The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons (other than the Company and its Wholly Owned Restricted Subsidiaries), and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons other than the Company and its Wholly Owned Restricted Subsidiaries, unless at the time and after giving effect thereto, either:

     (a) (i) either (A) if the transaction is a merger or consolidation, the Company will be the surviving Person of such merger or consolidation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the "Surviving Entity") will be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and will, in either case, (I) expressly assume by a supplemental indenture to this Indenture and, if the Registration Rights
Agreement is then in effect, a joinder agreement to the Registration Rights Agreement, each executed and delivered to the Trustee, in form and substance reasonably, satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and, if applicable, the Registration Rights Agreement and (II) take such actions required under this Indenture so that the transaction does not result in the surviving Entity owning or having acquired Collateral that is not subject to a valid and enforceable perfected first priority security interest (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Note Obligations, and, in the case of a transaction described under (A) or (B), the Notes, this Indenture and, if applicable, the Registration Rights Agreement shall remain in full force and effect;

     (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default will have occurred and be continuing;

     (iii) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is not less than the Consolidated Fixed Charge Coverage Ratio of the Company immediately before such transaction or transactions;

     (iv) except in the case of the consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary or of any Restricted Subsidiary with or into the Company or any Wholly Owned Restricted Subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (on the assumption that the transaction or transactions occurred on the first day of the period of four full fiscal quarters for which financial statements are available ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could Incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under the terms of Section 9.11 hereof;

     (v) if any of the Properties of the Company or any of its Restricted Subsidiaries would, upon such transaction or series of related transactions, become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien will have been in compliance with Section 9.14 hereof;

     (vi) if the Company is not the continuing obligor under this Indenture, then any Subsidiary Guarantor, unless it is the Surviving Entity, shall have, by supplemental indenture to this Indenture in form and substance reasonably satisfactory to the Trustee, confirmed that its Subsidiary Guarantee of the Notes will apply to the Surviving Entity's obligations under this Indenture and the Notes; and

     (vii) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (A) an Officers' Certificate stating that such transaction or series of related transactions and, if a supplemental indenture to this Indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and
(B) an Opinion of Counsel stating that (I) the requirements of clause (i) of this paragraph have been satisfied and (II) any supplemental indenture to this Indenture or joinder agreement to the Registration Rights Agreement delivered to the Trustee in accordance with the requirements of this paragraph has been duly authorized, executed and delivered by the Surviving Entity or any Subsidiary Guarantor a party thereto and constitutes a legal, valid and binding obligation of the Surviving Entity and any such Subsidiary Guarantor; or

     (b) the transaction is effected in compliance with Section 9.16 hereof; provided that all of the Notes then Outstanding are paid in full in accordance with such Section 9.16 hereof;

provided that so long as the Fair Market Value of the Capital Stock of Grey Wolf owned by the Company and its Subsidiaries does not exceed 50% of the Fair Market Value of all of the Properties of the Company and its Subsidiaries on a consolidated basis, then any disposition of all or a portion of such Capital Stock of Grey Wolf by the Company and its Restricted Subsidiaries will not constitute a sale of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis for purposes of the covenants described under this Article 7 or for purposes of clause (iii) of the definition of "Change of Control" hereunder.

     7.2 SUCCESSOR SUBSTITUTED.

     (a) Upon any consolidation of the Company with or merger of the Company into any other corporation or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with Section 7.1 hereof, in which the Company is not the continuing corporation, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such sale, assignment, conveyance, transfer or other disposition (but not a lease), the Company (which term will for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which has theretofore become such in the manner described in Section 7.1 hereof) will be discharged of all obligations and covenants under this Indenture and the Notes and the Company may be dissolved and liquidated and such dissolution and liquidation will not cause a Change of Control under clause
(iii) of the definition thereof to occur unless such sale, assignment, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person otherwise results in a Change of Control.

     (b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all of its properties and assets to any Person unless:

     (i) the resulting, surviving or transferee Person (if not such Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, any state thereof or the District of Columbia, and such Person shall (I) expressly assume by a supplemental indenture to this Indenture and, if the Registration Rights Agreement is then in effect, a joinder agreement to the Registration Rights Agreement, each executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and, if applicable, the Registration Rights Agreement and (II) take such actions required under this Indenture, such that the transaction does not result in either (x) such Person owning or having acquired Collateral that is not subject to a valid and enforceable perfected first priority security interest (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Note Obligations or (y) all of the Capital Stock of such Person owned directly or indirectly by the Company being duly pledged as a first priority perfected security interest (subject to Permitted Prior Liens) to the Collateral Agent for the benefit of the holders of the Note Obligations;

     (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

     (iii) the Company would be permitted by virtue of its pro forma Consolidated Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the terms of clause (1) of the first sentence of
Section 9.11 hereof; and

     (iv) the Company delivers to the Trustee an (a) Officers' Certificate and an Opinion of Counsel (in form and substance satisfactory to the Trustee), each stating that such consolidation, merger or transfer and, if a supplemental indenture to this Indenture is required in connection with such transaction or transactions, such supplemental indenture, complies with this Indenture and (b) an Opinion of Counsel stating that (I) the requirements of clause (i) of this paragraph have been satisfied and (II) any supplemental indenture of this Indenture or joinder agreement to the Registration Rights Agreement delivered to the Trustee in accordance with the requirements of this paragraph has been duly authorized, executed and delivered by the resulting, surviving or transferee Person and constitutes a legal, valid and binding obligation of such Person; provided, however, that clauses (i), (iii) and (iv)(b) above shall not apply if such transactions comply with Section 9.16 hereof and such resulting, surviving or transferee Person is no longer a Subsidiary of the Company.

                                   ARTICLE 8
                    AMENDMENTS, SUPPLEMENTS AND MODIFICATIONS

     8.1 AMENDMENTS, SUPPLEMENTS AND MODIFICATIONS WITHOUT CONSENT OF HOLDERS.

     Subject to the terms of the Intercreditor Agreement, without the consent of any Holder, the Company, when authorized by a Board Resolution, each of the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee upon Company Request, at any time and from time to time, may enter into one or more amendments, supplements or modifications to this Indenture and the Notes (by indentures supplemental hereto) or to any Collateral Documents, each in form satisfactory to the Trustee, for any of the following purposes:

     (a) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture provided that such actions do not adversely affect the interests of the Holders in any material respect;

     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided such uncertificated Notes are in registered form for the purposes of the Code;

     (c) provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or a sale in accordance with the terms of this Indenture; or

     (d) to add or release a Subsidiary Guarantor from its Subsidiary Guarantee pursuant to Section 13.3 hereof and the Intercreditor Agreement;

     (e) make, complete or confirm any grant of a Lien on Collateral permitted or required by the Collateral Documents or this Indenture or any release of a Lien on Collateral that becomes effective in compliance with terms and provision of this Indenture and the Intercreditor Agreement and other Collateral Documents;

     (f) to make any change that would provide additional rights or benefits to the Holders and does not adversely affect the interests of any such Holders in any material respect;

     (g) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     (h) to add additional Events of Default;

     (i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Sections 5.9 and 5.10 hereof or for the acceptance of appointment under a Collateral Document by a successor Collateral Agent;

     (j) to secure the Notes pursuant to the requirements of this Indenture;

     (k) to add any Restricted Subsidiary as an additional Subsidiary Guarantor as provided in Section 9.12(a) hereof or to evidence the succession of another Person to any Subsidiary Guarantor pursuant to Section 13.2(b) hereof and the assumption by any such successor of the covenants and agreements of such Subsidiary Guarantor contained herein, in the Notes and in the Subsidiary Guarantee of such Subsidiary Guarantor;

     (l) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Notes;

     8.2 AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS AND WAIVERS WITH CONSENT OF HOLDERS.

     Subject to the Intercreditor Agreement, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, each of the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee upon Company Request, may enter into amendments, supplements or modifications to this Indenture and the Notes (by indenture or indentures supplemental hereto) or any Collateral Document for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Holders thereunder; provided, however, that no such amendment, supplement or modification shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal of or change the final Stated Maturity of the principal of, any Note, reduce the premium payable upon the redemption or repurchase of any Note, change the time at which any Note may be redeemed or alter any other provisions with respect to the redemption of the Notes, other than provisions relating to Sections 9.15 and 9.16(c) hereof;

     (c) reduce the rate of interest, including Defaulted Interest, on any Note or change the time stated in any Note or this Indenture for the payment of interest on any Note;

     (d) waive a Default or Event of Default in the payment of principal of (or the premium, if any on), or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes;

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to be paid the principal of, or the premium, if any, or interest or Liquidated Damages, if any, on the Notes or to bring suit to enforce such payment;

     (g) waive any redemption payment with respect to any Note (other than a payment required by Section 9.15 or 9.16(c) hereof);

     (h) modify any Subsidiary Guarantee in any manner that, except in accordance with the terms of the Indenture and the Intercreditor Agreement and other Collateral Documents, releases or otherwise impairs or limits the unconditional obligation of the respective Subsidiary Guarantor (or any other Person that has Guaranteed the Notes) to fully and promptly perform the Company's obligations under the Indenture and the Notes, including, without limitation, the payment of principal of, and premium, interest and Liquidated Damages, if any, on, the Notes, when due;

     (i) make any  change  to any Note or  Subsidiary  Guarantee  (or any  other
Guarantee of the Notes) in a manner that causes such Note or Subsidiary Guarantee (or other Guarantee) not to be senior indebtedness that is at least pari passu (subject to the terms of the Intercreditor Agreement) with all unsubordinated and unsecured Indebtedness of the Company or the respective Subsidiary Guarantor (or other person providing such a Guarantee of the Notes), as the case may be;

     (j) release any Collateral from the Obligations created by the Collateral Documents except as provided in this Indenture and the Intercreditor Agreement and other Collateral Documents; or

     (k) make any change in the foregoing amendment and waiver provisions.

     It will not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed amendment, supplement or modification, but it will be sufficient if such Act will approve the substance thereof.

     8.3 EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee will be entitled to receive, and will be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but will not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     8.4 EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article 8, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby.

     8.5 CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to this Article 8 will conform to the requirements of the Trust Indenture Act as then in effect.

     8.6 REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

     Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and will if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company will so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, with the notations of Subsidiary Guarantees thereon executed by the Subsidiary Guarantors, and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

     8.7 NOTICE OF SUPPLEMENTAL INDENTURES AND WAIVERS.

     Promptly after (i) the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2 hereof or (ii) a waiver under Section 4.13 or 9.20 hereof becomes effective, the Company will give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 14.5 hereof, setting forth in general terms the substance of such supplemental indenture or waiver, as the case may be.

                                   ARTICLE 9
                                    COVENANTS

     9.1 PAYMENT OF SECURITIES.

     The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on the Notes in The City of New York,

New York in accordance with the terms of the Notes and this Indenture.

     9.2 MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes, the Subsidiary Guarantees and this Indenture may be served. The Corporate Trust Office of the Trustee will be such office or agency of the Company, unless the Company will designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such Office or agency. If at any time the Company will fail to maintain any such required office or agency or will fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentation, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     9.3 MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

     If the Company will at any time act as its own Paying Agent, it will, on or before 11:00 a.m. Eastern Time, on each due date of the principal of (and premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sum will be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company will have one or more Paying Agents for the Notes, it will on or before 11:00 a.m. Eastern Time, on each due date of the principal of (and premium, if any, on), or interest on, any Notes, deposit with a Paying Agent immediately available funds in a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such funds to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

     The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of the principal of (and premium, if any), interest or Liquidated Damages, if any, on Notes in trust for the benefit of the Persons entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;

     (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

     (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such sums.

     Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable will be paid to the Company on Company Request, or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified herein, which will not be less than 30 days from the date of each publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     9.4 CORPORATE EXISTENCE.

     Except as expressly permitted by Article 7 hereof, Section 9.17 hereof or other provisions of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company will not be required to preserve any such existence of its Restricted Subsidiaries, rights or franchises, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

     9.5 PAYMENT OF TAXES AND OTHER CLAIMS.

     The Company will pay or discharge or cause to be paid or discharged, before the same will become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted
Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the

Company or any Restricted Subsidiary; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

     9.6 MAINTENANCE OF PROPERTIES.

     The Company will cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that its or its Restricted Subsidiary's business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section will prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 9.6 will limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

     9.7 INSURANCE

     The Company will at all times keep all of its, and cause its Restricted Subsidiaries to keep their, Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.

     The Company or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and in a similar location and owning like Properties, as may be determined by the Board of Directors of the Company or such Restricted Subsidiary.

     9.8 STATEMENT BY OFFICER AS TO DEFAULT.

     (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company and within 45 days of the end of each of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal quarter or fiscal year, as applicable, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default will have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate will comply with Section 314(a)(4) of the TIA. For purposes of this Section 9.8(a), such compliance will be determined without regard to any period of grace or requirement of notice under this Indenture.

     (b) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee promptly upon any of its Officers becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto.

     9.9 REPORTS.

     So long as any Note is Outstanding and the Company is required by the rules and regulations of the SEC, the Company will file with the SEC via the Electronic Data Gathering and Retrieval system ("EDGAR") for public availability (unless the SEC will not accept such a filing), within the time periods specified in the SEC's rules and regulations:

         o all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if it were required to file such reports; and

         o all current reports that the Company would be required to file with the SEC on Form 8-K if it were required to file such reports.

     The Company will also concurrently post on its website each such report so filed with the SEC. The Company will not take any action for the purpose of causing the SEC not to accept any such filings via EDGAR or otherwise.

     All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by a firm of certified independent accountants. If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason or is not otherwise required to file with the SEC the reports specified in the first paragraph under this covenant, the Company will instead furnish, or provide to the Trustee and cause the Trustee to furnish at the Company's expense, to the Holders of the Notes the information required in each such report within the time period specified in the SEC's rules and regulations (as if the Company was required to file such report with the SEC); provided, however, the Company will not be required to include any officer's certification which would be required to be filed as an exhibit to such report had such report been filed with the SEC.

     The Company's quarterly and annual financial information required by the first paragraph under this covenant will include, for any period during which at least one of its Subsidiaries continues to be an Unrestricted Subsidiary, a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the Company's financial condition and results of operations and those of its Restricted Subsidiaries separate from the financial condition and results of operations of its Unrestricted Subsidiaries.

     In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports specified in this first paragraph under this covenant, the Company will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     9.10 LIMITATION ON RESTRICTED PAYMENTS.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

     (i) declare or pay any dividend or make any other payment or distribution (including, without limitation, any payment or distribution in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) on account of the Capital Stock of the Company or any Restricted Subsidiary or to the direct or indirect holders of Capital Stock of the Company or any Restricted Subsidiary in their capacity as such, in each case other than dividends or distributions (A) payable solely in shares of Qualified Capital Stock of the Company or, if all of the Bridge Loan Obligations have been repaid in full, in shares of Qualified Capital Stock of Grey Wolf or (B) declared or paid to the Company or any Restricted Subsidiary;

     (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) any Capital Stock of the Company or any Affiliate thereof (other than any Wholly Owned Restricted Subsidiary) in a transaction that does not constitute a Permitted Investment;

     (iii) make any payment to purchase, redeem, defease or otherwise acquire or retire for value, Subordinated Indebtedness, except (1) for payment of principal and interest at its Stated Maturity, (2) out of a Net Proceeds Deficiency following a Net Proceeds Offer in accordance with Section 9.16 hereof or (3) upon a Change of Control to the extent (and only to the extent) required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued, provided that the Company is then in compliance with its obligations under Section 9.15 hereof or (4) for repayment of the Bridge Loan Obligations in accordance with the provisions of this Indenture, the Bridge Loan and Intercreditor Agreement (including, without limitation, with proceeds from the sale by the Company, any Restricted Subsidiary or Grey Wolf of existing or newly issued shares of Capital Stock of Grey Wolf or from any other Asset
Sale); or

     (iv) make any Investment (other than any Permitted Investment);

     (such payments or other actions described in (but not excluded from) clauses (i) through (iv) are collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment: (1) no Default or Event of Default shall have occurred and be continuing (or would result therefrom), (2) the Company could Incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with Section 9.11 hereof, and (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the date of this Indenture will not exceed the sum (without duplication) of the following:

            (A) 50% of the sum of (1) Consolidated Net Income plus (2) non-cash asset impairment charges determined pursuant to GAAP (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period) in each case accrued during the period beginning on July 1, 2004 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

            (B) 100% of the aggregate Net Cash Proceeds received by the Company after the date of this Indenture by the Company as equity contributions to the Company from a holder of Capital Stock of the Company, plus

            (C) 100% of the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or in exchange for Qualified Capital Stock of the Company), plus

            (D) 100% of the aggregate Net Cash Proceeds received after the date of this Indenture by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

            (E) 100% of the aggregate Net Cash Proceeds received after the date of this Indenture by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of debt securities or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate net cash received by the Company at the time of such conversion or exchange, plus

            (F) an amount equal to the sum of (1) the aggregate amount returned in cash or Cash Equivalents to the Company or its Restricted
         Subsidiaries on or with respect to any Investment (other than a Permitted Investment) made by the Company or any of its Restricted Subsidiaries subsequent to the date of this Indenture in any Person whether through payments of interest, dividends, repayments of loans or advances, or other transfers or distributions of property, in an amount not to exceed the book value of such Investment previously made in such Person that was treated as Restricted Payments, (2) the net cash proceeds received by the Company or its restricted Subsidiaries from the disposition of all or any portion of such Investment (other than to a Subsidiary of the Company) in an amount not to exceed the book value of such Investment previously made in such Person that was treated as

         Restricted Payments and (3) upon the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, in an amount not to exceed the lesser of (x) the book value of such Investment previously made in such Unrestricted Subsidiary that was treated as Restricted Payments, and
         (y) the fair market value of such Unrestricted Subsidiary, and, with respect to clauses (x) and (y) of this clause (3), after deducting any Indebtedness of the Unrestricted Subsidiary so designated (and, in each case, as determined in good faith by the Board of Directors of the Company as evidenced by a Board Resolution delivered to the Trustee, unless determined in good faith by the Chief Executive Officer of the Company to not exceed $1,000,000 and evidenced by an Officers' Certificate delivered to the Trustee, and, if so determined to be in excess of $5,000,000, based upon an opinion or appraisal issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances), only to the extent that the sum of clauses (1), (2) and (3) above does not exceed the aggregate amount of all such Investments made subsequent to the date of this Indenture.

     (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions or make the following payments so long as (in the case of clauses (ii) through (v) and (vii) below, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of actions or payments set forth therein):

     (i) pay any dividend on any Capital Stock of the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment will be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

     (ii) repurchase, redeem, retire, defease or otherwise acquire any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;

     (iii) repurchase, redeem, repay, defease or otherwise acquire or retire for value any Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness;

     (iv) repurchases by the Company of options to acquire Capital Stock from one or more former officers, directors and employees of the Company or any of its Subsidiaries (or any of their authorized representatives) upon the death, disability or termination of employment or directorship, as applicable, provided that the amount paid by the Company with respect to all such purchases (other than any purchase for which payment was made in Qualified Capital Stock of the Company) from and after the date of this Indenture does not exceed $500,000 in the aggregate for so long as any Note remains outstanding, and provided, further, that, in the case of such options to acquire Capital Stock (other than any such option being purchased with Qualified Capital Stock of the Company), the market price of the Capital Stock for which such options are exercisable is at least 40% lower than the exercise price of such options;

     (v) the repurchase or redemption of any Indebtedness in the event of a change of control in accordance with provisions similar to the covenant described under Section 9.15 hereof, provided, that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;

     (vi) (A) defease or otherwise acquire all of the Outstanding 2003 Notes on the Closing Date and (B) redeem all of the Outstanding 2003 Notes on a date that is no later than 60 days after the Closing Date, and pay related fees and expenses, with all the proceeds from the issuance of the Notes; and

     (vii) other Restricted Payments in an aggregate amount not to exceed $500,000 from and after the date of this Indenture.

The actions described in clause (i) of this paragraph (b) will be Restricted Payments that will be permitted to be taken in accordance with this paragraph
(b) but which will reduce the amount that would otherwise be available for Restricted Payments under clause (iv)(C) of paragraph (a) above when declared, (but not also when subsequently paid pursuant to such clause (i)). The actions described in clauses (iii), (iv), (v) and (vii) of this paragraph (b) will be Restricted Payments that will be permitted to be taken in accordance with this paragraph (b) but which will, except with respect to exchanges referred to in such clause (iii), reduce the amount that would otherwise be available for Restricted Payments under clause (iv)(C) of paragraph (a) above. The actions described in clause (ii) of this paragraph (b), and clause (vi) of this paragraph (b) to the extent the actions described in such clause (vi) constitute Restricted Payments, will be Restricted Payments that will be permitted to be taken in accordance with this paragraph (b) and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iv)(C) of paragraph (a) above. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any assets or securities that are required to be so valued under the terms of this Indenture shall be determined in good faith by the Board of Directors of the Company prior to the making of the respective Restricted Payment and evidenced by a Board Resolution delivered to the Trustee (or, solely with respect to assets and securities in an amount not exceeding $1,000,000, as determined in good faith by the Chief Executive Officer of the Company and evidenced by an Officers' Certificate delivered to the Trustee). If the fair market value so determined exceeds $5,000,000, the Board of Directors' determination must be based upon an opinion or appraisal issued prior to the making of the respective Restricted Payment by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances. Not later than (i) the date upon which the Company or any Restricted Subsidiary makes a Restricted Payment in excess of $1,000,000 or upon which the last

Restricted Payment of a series of related Restricted Payments exceeding $1,000,000 in the aggregate is made by the Company or any Restricted Subsidiary or (ii) 45 days after the end of any fiscal quarter in which the Company or any Restricted Subsidiary makes Restricted Payments in excess of $1,000,000 in the aggregate (excluding any Restricted Payment for which an Officers' Certificate has previously been delivered to the Trustee as contemplated by clause (i)), the Company will be required to deliver to the Trustee an Officers' Certificate stating that each such Restricted Payment is (or was) permitted and setting forth the basis upon which the required calculations were computed, together with a copy of any such required Board Resolution and/or fairness opinion or appraisal.

     (c) In computing Consolidated Net Income of the Company under paragraph (a) above, (i) the Company will use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

     9.11 LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume, Guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "Incur") any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, or issue any Disqualified Stock, unless (1) at the time of such event and after giving effect thereto and the receipt and application of the funds therefrom, the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period, would have been at least equal to 3.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such additional Indebtedness had been Incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, (2) no Default or Event of Default shall have occurred and be continuing at the time such Indebtedness is Incurred or such Disqualified Stock is issued or would occur as a consequence of the Incurrence of such Indebtedness or the issuance of such Disqualified Stock and (3) with respect to any such Restricted Subsidiary, it is then a Subsidiary Guarantor and its Subsidiary Guarantee then constitutes a legal, valid and binding obligation of such Subsidiary Guarantor.

     The amount of any Guarantees by the Company or any Restricted Subsidiary of any Indebtedness of the Company or one or more Restricted Subsidiaries will not be deemed to be Outstanding or Incurred for purposes of this Section 9.11 in addition to the amount of Indebtedness which it Guarantees.

     Other than to the extent provided in the Intercreditor Agreement, neither the Company nor any Restricted Subsidiary will be permitted to Incur any
Indebtedness or other obligation, including Permitted Indebtedness, that is contractually subordinated in right of payment or security (other than Permitted Liens) to any other Indebtedness of the Company or that Restricted Subsidiary, as applicable, unless such Indebtedness is also expressly contractually subordinated in right of payment and security (other than Permitted Liens) to the Notes or the Subsidiary Guarantee of that Restricted Subsidiary, as applicable, on substantially identical terms; provided, however, that no Indebtedness of the Company or any Restricted Subsidiary will be deemed to be contractually subordinated in right of payment or security to any other Indebtedness of the Company or that Restricted Subsidiary solely by virtue of being unsecured, and the provisions of this Section 9.11 shall not prohibit tranches of Indebtedness under the Revolving Credit Facility being subordinated to other tranches of Indebtedness thereunder.

     9.12 LIMITATION ON GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES and other affiliates

     (a) The Company will not permit any Subsidiary of the Company that is not a Subsidiary Guarantor to Guarantee the payment of any Indebtedness of the Company or any of the Restricted Subsidiaries other than the Notes unless: (1) such Subsidiary simultaneously (A) executes and delivers to the Trustee a supplemental indenture to this Indenture and, if the Registration Rights
Agreement is then in effect, a joinder agreement to the Registration Rights Agreement, each in form and substance reasonably satisfactory to the Trustee, providing for such Subsidiary to become a Subsidiary Guarantor under this Indenture and a party to the Registration Rights Agreement and (B) delivers to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that such supplemental indenture and joinder agreement have been duly authorized, executed and delivered by such Subsidiary and constitute legal, valid and binding obligations of such Subsidiary; (2) if such Subsidiary is a Restricted Subsidiary, all properties and assets of the kind constituting Collateral then owned by such Subsidiary shall be subject to a valid, enforceable perfected first priority security interest (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Note Obligations; and (3) such Subsidiary waives and agrees not to claim or take the benefit or advantage of, in any manner whatsoever, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any Restricted Subsidiary as a result of any payment by such Subsidiary under its Subsidiary Guarantee until such time as the obligations Guaranteed thereby are paid in full; provided that this paragraph shall not be applicable to any Guarantee by any Subsidiary of the Company that (x) existed at the time such Person became a Subsidiary of the Company and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company. Any Subsidiary Guarantee entered into by a Subsidiary of the Company will be deemed released upon the release or discharge of each Guarantee that resulted in the creation of such Subsidiary Guarantee of the Notes, except a discharge or release by or as a result of payment under any such Guarantee.

     (b) The Company will not permit any of its other Affiliates to Guarantee the payment of any Indebtedness of the Company or the Restricted Subsidiaries other than the Notes unless: (1) such Affiliate simultaneously (A) executes and delivers to the Trustee a supplemental indenture to this Indenture and, if the Registration Rights Agreement is then in effect, a joinder agreement to the Registration Rights Agreement, each in form and substance reasonably satisfactory to the Trustee, providing for such Affiliate to become a guarantor of the Notes under this Indenture and a party to the Registration Rights Agreement and (B) delivers to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that such supplemental indenture and joinder agreement have been duly authorized, executed and delivered by such Affiliate and constitute legal, valid and binding obligation of such Affiliate; and (2) such Affiliate waives and agrees not to claim or take the benefit or advantage of, in any manner whatsoever, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any Restricted Subsidiary as a result of any payment by such Affiliate under its Guarantee until such time as the obligations Guaranteed thereby are paid in full.

     (c) Notwithstanding clauses (a) and (b) above and the other provisions of this Indenture, any Subsidiary Guarantee Incurred by a Restricted Subsidiary pursuant to this Section 9.12 will provide by its terms that it will be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 13.3 hereof.

     9.13 LIMITATION ON ISSUANCE, SALE AND OWNERSHIP OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

     The Company (i) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (ii) will not permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary, except, in each case, for (a) directors' qualifying shares, (b) Capital Stock of a Restricted Subsidiary organized in a jurisdiction other than in the United States required as a legal matter to be issued to, or owned by, the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, (c) a sale of Capital Stock of a Restricted Subsidiary effected in accordance with Sections 9.10, 9.11 and 9.16 hereof and only if, immediately after giving effect to such sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such sale would have been permitted under Sections 9.10, 9.11 and 9.16 hereof, (d) the issuance of Capital Stock by a Restricted Subsidiary to a Person other than the Company or a Wholly Owned Restricted Subsidiary, which issuance was made in accordance with Sections 9.10, 9.11 and 9.16 hereof and only if, immediately after giving effect to such issuance, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance would have been permitted under Sections 9.10 and 9.16 hereof, (e) the ownership of shares of Capital Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary; provided, however, that any Capital Stock retained by the Company or a Restricted Subsidiary in the case of clause (c), (d) or (e) will be treated as an Investment for purposes of Section 9.10, if the amount of such shares of Capital Stock represents less than a majority of the Voting Stock of such Restricted Subsidiary.

     9.14 LIMITATION ON LIENS.

     The Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, or become effective, any Lien of any kind whatsoever, except for Permitted Liens, upon any of their respective

Properties, whether owned prior to or acquired after the date of this Indenture, or any income or profits therefrom to secure any Indebtedness.

     9.15 PURCHASE OF SECURITIES UPON CHANGE OF CONTROL.

     (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes, pursuant to the offer described in Section 9.15(b) hereof (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any (the "Change of Control Purchase Price"), to the date of purchase (the "Change of Control Payment Date"). The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the an offer to the Holders of the Notes to purchase the Notes at the same or a higher purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn.

     (b) Within 30 calendar days after the date of any Change of Control, the Company or the Trustee, at the request and the expense of the Company, will send to each Holder, in the manner provided in Section 14.5, a notice (the "Change of Control Notice") prepared by the Company describing the transaction or transactions that constitute the Change of Control and stating:

     (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 9.15, and that all Notes that are timely tendered and not withdrawn will be accepted for payment;

     (ii) the Change of Control Purchase Price and the Change of Control Payment Date, which date will be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

     (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

     (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date;

     (v) that any holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form to elect purchase by the Company pursuant to this
Section 9.15 completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

     (vi) that any holder will be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second
Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing such holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

     (vii) that any holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

     (viii) if Definitive Notes have been issued pursuant to Section 2.5, that any holder of Definitive Notes whose Definitive Notes are being purchased only in part will be issued new Definitive Notes equal in principal amount to the unpurchased portion of the Definitive Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof; and

     (ix) any other information necessary to enable any holder to tender Notes and to have such Notes purchased pursuant to this Section 9.15.

     (c) On the Change of Control Payment Date, the Company will, to the extent lawful: (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) irrevocably deposit with the Paying Agent, by 11:00 a.m. Eastern Time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted; and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail, in the manner provided in Section 14.5, to each holder of Notes or portions thereof so accepted the Change of Control Purchase Price for such Notes or portions thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 9.15, the Trustee will act as the Paying Agent.

     (d) Upon surrender and cancellation of a Definitive Note that is purchased in part pursuant to the Change of Control Offer, the Company will promptly issue and the Trustee will authenticate and mail (or cause to be transferred by book entry) to the surrendering Holder of such Definitive Note a new Definitive Note equal in principal amount to any unpurchased portion of the surrendered Definitive Note, if any; provided that each such new Definitive Note will be in a principal amount of $1,000 or an integral multiple thereof.

     (e) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 9.15, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

     (f) The Company shall not and shall not permit any Restricted Subsidiary to, create any restriction that materially impairs the ability of the Company or such Restricted Subsidiary to make a Change of Control Offer or to pay the Change of Control Price to holders of the Notes, other than the restrictions contained in the Intercreditor Agreement, the Revolving Credit Facility and the Bridge Loan. If a Change of Control occurs at a time when the Company is contractually prohibited from purchasing Notes, and it were unable to eliminate this prohibition, it would not be permitted to purchase Notes In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under this Indenture that would, in turn, constitute a default under the Revolving Credit Facility and the Bridge Loan.

     9.16 LIMITATION OF ASSET SALES.

     (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives aggregate consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock sold or otherwise disposed of pursuant to the Asset Sale (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee or, solely with respect to Asset Sales in an amount not exceeding $1,000,000, as determined in good faith by the Chief Executive Officer of the Company and evidenced by an Officers' Certificate delivered to the Trustee); (ii) at least 80% of the fair market value of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee or, solely with respect to Asset Sales in an amount not exceeding $1,000,000, as determined in good faith by the Chief Executive Officer of the Company and evidenced by an Officers' Certificate delivered to the Trustee) consists of cash, Cash Equivalents or properties used in the Oil and Gas Business of the Company or its Restricted Subsidiaries; (iii) in the case of a Sale of Collateral, the Collateral Agent is immediately granted a perfected first priority security interest (subject to Permitted Prior Liens) in the Net Cash Proceeds and other consideration therefor received by the Company or the Restricted Subsidiary, as the case may be, as additional Collateral under the Collateral Documents to secure the Secured Obligations, and, in the case of Net Cash Proceeds, such Net Cash Proceeds must, except as otherwise provided in the Intercreditor Agreement, be deposited into an Asset Sale Proceeds Account, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary Officers' Certificates and legal opinions), and the Intercreditor Agreement and other Collateral Documents include release provisions requiring the Collateral Agent to release deposits in an Asset Sale Proceeds Account as necessary to permit the Company or its Restricted Subsidiaries to apply such Net Cash Proceeds in the set forth in paragraph (b) of this Section 9.16, unless the Collateral Agent shall have received written notice that a Default or Event of Default has occurred and is continuing; (iv) if the Board of Directors of the Company determines in accordance with either clause (i) or (ii) of this paragraph (a) that the Fair Market Value of the assets or Capital Stock, as the case may be, to be sold or otherwise disposed of pursuant to the Asset Sale or the Fair Market Value of the aggregate consideration to be received by the Company and the Restricted Subsidiaries in respect of the Asset Sale exceeds $5,000,000, the Company shall have delivered to the Trustee an opinion or appraisal with respect to such determination issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances; and (v) the Company shall have delivered to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (i), (ii), (iii) and (iv) of this
Section 9.16(a); provided, that (a) any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of this Indenture or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure, will not be required to satisfy the conditions set forth in clauses (i), (ii) and (iv) of this paragraph (and the Officers' Certificate described in clause (v) of this paragraph will not be required to certify as to compliance with such clauses (i), (ii) and (iv)); and (b) any Asset Sale undertaken by the Company or a Restricted Subsidiary at the direction of the Bridge Loan Administrative Agent in accordance with the terms of paragraph (c) of this Section 9.16 shall not be required to satisfy any of the conditions of this paragraph (a), but shall instead be required to fulfill the conditions of such paragraph (c). The amount (without duplication) of any Unsubordinated Indebtedness of the Company or any Restricted Subsidiary that is expressly assumed by the transferee in an Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally discharged by the holder of such Unsubordinated Indebtedness, will be deemed to be Cash Equivalents for purposes of clause (ii) of this paragraph (a) and shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Unsubordinated Indebtedness for purposes of paragraph (b) of this Section 9.16.

     (b) If the Company or any Restricted Subsidiary consummates an Asset Sale (other than (i) any Asset Sale undertaken at the direction of the Bridge Loan Administrative Agent or (ii) any Asset Sale with respect to Capital Stock of Grey Wolf, which, so long as any of the Bridge Loan Obligations remain outstanding, will be exclusively applied to repay such outstanding Bridge Loan Obligations pursuant to the terms of the Bridge Loan) or (iii) there is any Event of Loss, the Company or such Restricted Subsidiary may at its option either:

     (i) no more than 365 days after such Asset Sale, or date upon which any Net Loss Proceeds are received by the Company or a Restricted Subsidiary in respect of such Event of Loss, as the case may be, apply all or any portion of the Net Cash Proceeds or Net Loss Proceeds, as applicable, therefrom to repay Indebtedness outstanding under the Revolving Credit Facility (but not, unless the Company elects to permanently reduce the commitment thereunder; provided, that, the Company will be required to deliver an Officer's Certificate to the Trustee, within 45 days after the end of any fiscal quarter in which any such Net Cash Proceeds or Net Loss Proceeds, as applicable, are so applied, stating for each such application the amount of Indebtedness repaid and the date of such repayment);

     (ii) no more than 365 days before or after such Asset Sale, or date upon which any Net Loss Proceeds are received by the Company or a Restricted Subsidiary in respect of such Event of Loss, as the case may be, use all or any part of the Net Cash Proceeds or Net Loss Proceeds, respectively, therefrom to make capital expenditures or acquire properties that will be used in the Oil and Gas Business of the Company or its Restricted Subsidiaries, as the case may be, provided, however, that, if any such Capital Expenditure is made or property is acquired prior to the occurrence of such Asset Sale or date upon which any Net Loss Proceeds are received, to the extent amounts were drawn under the Revolving Credit Facility to pay for such acquisition, contemporaneously with the consummation of the Asset Sale or receipt of such Net Loss Proceeds, as the case may be, the Company shall be required to use the Net Cash Proceeds of such Asset Sale or the Net Loss Proceeds of such Event of Loss, as the case may be, to repay (but not, unless the Company elects, permanently reduce) the Revolving Credit Facility to the extent of the amount borrowed; or

     (iii) no more than 365 days after such Asset Sale or date upon which any Net Loss Proceeds are received by the Company or a Restricted Subsidiary in respect of such Event of Loss, as the case may be, and at such time when no Bridge Loan Obligations are outstanding and there is a ratio of the Company's consolidated PV-10 to Consolidated Indebtedness of at least 1.25 to 1.00, use all or any part of the Net Cash Proceeds or Net Loss Proceeds, respectively, therefrom to, on one Interest Payment Date (but not more than one Interest Payment Date), pay interest on the Notes up to the amount of the semi-annual interest scheduled to be paid on such Interest Payment Date (without regard to any overdue or default interest that may owing as of such Interest Payment
Date).

     Notwithstanding the foregoing, the Net Cash Proceeds received by the Company or any Restricted Subsidiary in respect of any disposition by it of any Capital Stock of Grey Wolf, whether or not such disposition constitutes an Asset Sale, will be required to be applied first to the repayment of any Obligations then outstanding under the Bridge Loan and then, if any Net Cash Proceeds remain after such application, such excess Net Cash Proceeds (to the extent resulting from an Asset Sale) will be subject to the terms described in this paragraph. The amount of such Net Cash Proceeds and Net Loss Proceeds not applied or invested as provided in this paragraph (after the period specified in this paragraph) shall constitute "Excess Proceeds".

     The Revolving Credit Facility will provide that if the Net Proceeds from an Asset Sale or the Net Loss Proceeds from an Event of Loss are applied to repay Indebtedness outstanding under the Revolving Credit Facility in accordance with clause (i) of the immediately preceding paragraph and the amount of such Indebtedness is not, within 365 days of such application, redrawn under the Revolving Credit Facility to make capital expenditures or acquire properties that will be used in the Oil and Gas Business of the Company or its Restricted Subsidiaries (as certified in an Officers' Certificate delivered to the Trustee prior to the end of such 365 day period), then, at the end of such 365 day period, the lenders' commitment under the Revolving Credit Facility will be permanently reduced on a dollar-for-dollar basis by the amount of such Net Cash Proceeds or Net Loss Proceeds, as the case may be, which were not so redrawn under the Revolving Credit Facility and if the aggregate amount of the Net Cash Proceeds from all other previous Asset Sales, together with the aggregate amount of all Net Loss Proceeds from all other previous Events of Loss, which were similarly applied in accordance with clause (i) of the immediately preceding paragraph and not so redrawn under the Revolving Credit Facility within 365 days of such application equals or exceeds $10,000,000. If as a result of any such reduction in the lenders' commitment under the Revolving Credit Facility there is then any Indebtedness outstanding thereunder in excess of such commitment, the amount of such excess Indebtedness will become immediately due and payable under the Revolving Credit Facility.

     (c) When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000 (the "Trigger Date"), the Company will be required to make an offer to purchase, from all Holders of the Notes, an aggregate principal amount of Notes equal to such Excess Proceeds as follows:

     (i) Not later than the 30th day following the Trigger Date, the Company shall give to the Trustee in the manner provided in Section 14.4 hereof, and the Company or the Trustee, at the request and at the expense of the Company, shall give each Holder of the Notes in the manner provided in Section 14.5 hereof, a notice (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders of the Notes the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased using an amount (the "Payment Amount") equal to such Excess Proceeds (subject to proration in the event such Payment Amount is less than the aggregate Offered Price (as hereinafter defined) of all Notes tendered.

     (ii) The offer price for the Notes will be payable in cash in an amount equal to 100% of the aggregate principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Liquidated Damages thereon to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with paragraph (iv) of this Section. To the extent that the aggregate Offered Price of the Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 9.10 hereof.

     (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis (with adjustments as appropriate so that only Notes in denominations of $1,000 or multiples thereof will be purchased) by the Trustee based on the aggregate principal amount of Notes so tendered. Upon completion of a Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

     (iv) The Purchase Notice will set forth a purchase date (the "Net Proceeds Payment Date"), which will be on a Business Day no earlier than 30 days nor later than 60 days from the Trigger Date. The Purchase Notice will also state
(1) that a Trigger Date with respect to one or more Asset Sales has occurred, that a Net Proceeds Offer is being made and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Offered Price subject to the limitations described in the foregoing paragraph (iii), (2) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, (3) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (4) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (iv) of this Section 9.16, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer will cease to accrue interest from and after the Net Proceeds Payment Date, and (5) the instructions a Holder must follow in order to have his Notes repurchased in accordance with paragraph (iv) of this Section.

     (d) Holders electing to have Notes or portions thereof purchased pursuant to the Net Proceeds Offer will be required to surrender such Notes to the Paying Agent at the address specified in the Purchase Notice prior to the close of business on the third Business Day the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes or portions thereof purchased pursuant to the Net Proceeds Offer. Holders of Definitive Notes whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $1,000 or an integral multiple thereof.

     On the Net Proceeds  Payment Date,  the Company will, to the extent lawful,
(1) accept for payment all Notes or portions thereof validly tendered pursuant to the Net Proceeds Offer in an aggregate principal amount equal to the Payment Amount or such lesser amount of Notes as has been tendered, (2) irrevocably deposit with the Paying Agent by 11:00 a.m. Eastern Time, immediately available funds sufficient to pay the Purchase Price of all Notes or portions thereof so tendered in an aggregate principal amount equal to the Payment Amount or such lesser amount and (3) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent will promptly send, in the manner provided in
Section 14.5, to Holders of the Notes so accepted payment in an amount equal to the Net Proceeds Offer Purchase Price, and the Company will execute and the Trustee will authenticate and mail or make available for delivery to such Holders a new Note equal in principal amount to any unpurchased portion of the Note which any such Holder did not surrender for purchase. Any Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company will announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 9.16, the Trustee will act as the Paying Agent.

     (e) Except for the Intercreditor Agreement, the Revolving Credit Facility, and the Bridge Loan, the Company will not, and will not permit any Restricted Subsidiary to, enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the right of the Company to make a Net Proceeds Offer following any Asset Sale. The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described in this Section 9.16. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Net Proceeds Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 9.16 by virtue thereof.

     9.17 LIMITATION ON TRANSACTIONS WITH AFFILIATES.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of Property or services) with any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless: (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's length dealings with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, (ii) with respect to a transaction or series of related transactions involving payments in excess of $500,000 in the aggregate, the Company shall deliver an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above, (iii) without limiting clause (ii) above with respect to a transaction or series of related transactions involving payments in excess of $1,000,000 in the aggregate, such transaction or series of related transactions shall have been approved by the Board of Directors of the Company and at least two-thirds of the independent directors of the Company then in office and evidenced by a Board Resolution delivered to the Trustee; and (iv) without limiting clause (ii) or
(iii), with respect to a transaction or series of related transactions involving payments of $5,000,000 or more in the aggregate, (a) the Company shall have received the written opinion of an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances, that such transaction or series of transactions is fair, from a financial point of view, to the Company or such Restricted Subsidiary; provided, however, that the foregoing restriction will not apply to: (1) transactions exclusively between or among the Company and/or any of its Restricted Subsidiaries, (2) transactions consummated pursuant to any agreement existing on the Closing Date (other than the corporate services agreement between the Company and Grey Wolf), including any amendment to, or replacement of, such existing agreement to the extent such amendment or replacement is not more disadvantageous to the holders of the Notes in any material respect than such existing agreement as in effect on the Closing Date, (3) for so long as Grey Wolf is a Subsidiary of the Company, transactions consummated pursuant to the corporate services agreement between the Company and Grey Wolf, including any amendment to, or replacement of, such agreement to the extent such amendment or replacement is not more disadvantageous to the holders of the Notes in any material respect than such agreement as in effect on the Closing Date, (4) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate thereof as determined in good faith by the Board of Directors of the Company, (5) payments made under the terms of the employment agreements and employee compensation and other benefit arrangements of the Company or any Restricted Subsidiary in the ordinary course of business,
(6) indemnities of officers and directors of the Company or any Subsidiary thereof consistent with such Person's charter, bylaws or other constituent documents and applicable statutory provisions, (7) Restricted Payments and Permitted Investments, in each case, permitted by the provisions of this Indenture, (8) any Guarantee or assumption by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries Incurred in accordance with the terms of this Indenture; or (9) the issuance of Qualified Capital Stock of the Company.

     9.18 LIMITATION ON SALE-LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-Leaseback Transaction involving any of its Properties whether now owned or hereafter acquired, unless:

     (i) the Company or such Restricted Subsidiary, as applicable, would be entitled to (a) Incur Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale Leaseback Transaction under the Consolidated Fixed Charge Coverage Ratio test in Section 9.11 and (b) create a Lien on the properties and assets that are the subject of such Sale Leaseback Transaction to secure such Attributable Indebtedness pursuant to Section 9.14;

     (ii) the gross proceeds of such Sale-Leaseback Transaction are at least equal to the Fair Market Value of the Properties that are the subject of such Sale-Leaseback Transaction (as determined in good faith by the Board of Directors and evidenced by a Board Resolution delivered to the Trustee or, solely with respect to a Sale-Leaseback Transaction in an amount not to exceed $1,000,000, determined in good faith by the Chief Executive Officer of the Company and evidenced by an Officers' Certificate delivered to the Trustee);

     (iii) if the Fair Market Value of the Properties subject to such Sale-Leaseback Transaction is determined in accordance with clause (ii) above to be in excess of $5,000,000, the Company shall deliver to the Trustee an opinion or appraisal with respect to such determination issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Trustee, as appropriate under the circumstances; and

     (iv) the transfer of such properties and assets in such Sale-Leaseback Transaction is permitted by, and the Company or such Restricted Subsidiary, as the case may be, applies the proceeds of such Sale-Leaseback Transaction in compliance with the covenant described under Section 9.16.

     9.19 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (i) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary; (ii) make loans or advances to the Company or any other Restricted Subsidiary to pay any Indebtedness owed to the Company or any other Restricted Subsidiary; (iii) make an investment in the Company or any other Restricted Subsidiary; or (iv) transfer any of its Properties to the Company or any other Restricted Subsidiary, except in each instance for such encumbrances or restrictions pursuant to: (a) applicable law, (b) this Indenture, the Notes, the Collateral Documents, the Revolving Credit Facility or the Bridge Loan, (c) agreements in effect as of the Closing Date to the extent and in the manner such encumbrances or restrictions are in effect on such date,
(d) any agreement or other instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, other than the Person, or the property or assets of the Person, so acquired, (e) customary non-assignment restrictions in leases and licenses relating solely to the property covered thereby and entered into in the ordinary course of business, (f) any agreement for the sale or other disposition of a Restricted Subsidiary or its assets not otherwise prohibited by this Indenture that restricts transactions by the Restricted
Subsidiary solely with respect to shares of Capital Stock of the Restricted Subsidiary or such assets pending such sale or other disposition, provided that any encumbrance or restriction pursuant to such agreement by its terms lapses no later than 180 days after the date of such agreement, (g) customary non-assignment restrictions in joint venture agreements, Permitted Farmout
Agreements or other similar agreements not otherwise prohibited by this Indenture relating solely to the equity interests in the joint venture or similar entity, or solely to the Farmout Property in the case of a Permitted Farmout Agreement, and in each case entered into in the ordinary course of business, (h) provisions in an agreement or instrument to governing a Permitted Lien that limit the ability of the Company or any Restricted Subsidiary to dispose of assets subject to that Permitted Lien, or (i) any agreement governing Refinancing Indebtedness that extends, renews, refinances or replaces
Indebtedness issued, assumed or incurred pursuant to any of the agreements referred to in the foregoing clauses (b) through (h); provided that the provisions relating to such encumbrance or restriction contained in such agreement governing Refinancing Indebtedness are no less favorable to the holders of the Notes as determined by the Board of Directors of the Company in its reasonable and good faith judgment than those under or pursuant to the applicable agreement referred to in the foregoing clauses (b) through (h).

     9.20 WAIVER OF CERTAIN COVENANTS.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.5 - 9.12, 9.14, 9.15, 9.17, 9.18, and 9.19 hereof if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes and the Subsidiary Guarantors, by Act of such Holders and written agreement of the Subsidiary Guarantors, waive such compliance in such instance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition will remain in full force and effect.

     9.21 LIMITATION ON RESTRICTIVE COVENANTS.

     Notwithstanding any other provision of this Indenture, the restrictive covenants set forth herein, including, without limitation, those described under
Section 9.10 hereof, shall be and shall be deemed limited to the extent necessary so that the creation, existence and effectiveness of such restrictive covenants shall not result in a breach of Section 9.19 of the this Indenture, which limits dividend and other payment restrictions affecting certain Subsidiaries of the Company.

                                   ARTICLE 10
                            REDEMPTION OF SECURITIES

     10.1 RIGHT OF REDEMPTION.

     The Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time after April 28, 2007, upon not less than 30 nor more than 60 days' notice to each Holder of Notes to be redeemed, subject to the conditions and at the Redemption Prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest and Liquidated Damages, if any, to the applicable Redemption Date.

          Year                                              Percentage
          ----                                              ----------
          From April 29, 2007 to April 28, 2008......        104.00%
          From April 29, 2008 to April 28, 2009......        102.00%
          After April 28, 2009.......................        100.00%

     Notwithstanding the foregoing, at any time prior to April 29, 2007, the Company may, at its option and subject to any restriction or other provisions relating thereto contained in the Revolving Credit Facility, on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to the product of (x) the principal amount of the Notes being so redeemed and (y) a redemption price factor of 1.00 plus the per annum interest rate on the Notes (expressed as a decimal) on the applicable redemption date, plus accrued and unpaid interest to the applicable redemption date, provided that (i) at least 65% of the original aggregate principal amount of the Notes remains Outstanding after each such redemption; and (ii) any such redemption occurs within 90 days after the closing of such Qualified Equity Offering.

     10.2 PPLICABILITY OF ARTICLE.

     Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, will be made in accordance with such provision and, the extent applicable, this Article 10.

     10.3 ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     The election of the Company to redeem any Notes pursuant to Section 10.1 hereof will be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company will, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice will be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and will deliver to the Trustee such documentation and records as will enable the Trustee to select the Notes to be redeemed pursuant to Section 10.4 hereof. Any election to redeem Notes will be revocable until the Company gives a notice of redemption pursuant to Section
10.5 hereof to the Holders of Notes to be redeemed.

     10.4 SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, pro rata or by any other method that the Trustee deems fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that any such partial redemption will be in integral multiples of $1,000.

     The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes will relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

     10.5 NOTICE OF REDEMPTION.

     Notice of  redemption  will be given in the manner  provided for in Section
14.5 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

     All notices of redemption will state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c)  if  less  than  all  Outstanding   Notes  are  to  be  redeemed,   the
identification (and, in the case of a partial redemption, the principal amounts) of the particular securities to be redeemed;

     (d) that on the Redemption Date the Redemption Price (together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date payable as provided in Section 10.7 hereof) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that, unless the Company defaults in the payment of the Redemption Price and any applicable accrued interest, interest thereon will cease to accrue on and after said date;

     (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and

     (f) the CUSIP number, if any.

     Notice of redemption of Notes to be redeemed at the election of the Company will be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Failure to give such notice by mailing to any Holder of Notes or any defect therein will not affect the validity of any proceedings for the redemption of other Notes.

     10.6 DEPOSIT OF REDEMPTION PRICE.

     On or before 11:00 a.m. Eastern Time, on any Redemption Date, the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in
Section 10.3 hereof) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Notes which are to be redeemed on such Redemption Date.

     10.7 NOTES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, the Notes so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Company will default in the payment of the Redemption Price and accrued and unpaid interest) such Notes will cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note will be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest whose

Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions hereof.

     If any Note called for redemption will not be so paid upon surrender thereof for redemption, the principal (and premium, if any) will, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

     10.8 NOTES REDEEMED IN PART.

         Any Note which is to be redeemed only in part will be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 10.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company will execute, and the Trustee will authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.

                                   ARTICLE 11
                       COLLATERAL AND COLLATERAL DOCUMENTS

     11.1 Collateral Documents.

     (a) As general and continuing collateral security for the due satisfaction of all Obligations of the Company and its Restricted Subsidiaries under this Indenture, the Notes and the Guarantees and the due performance by the Company and its Restricted Subsidiaries of their other Obligations hereunder and thereunder, the Company and the Restricted Subsidiaries are granting Liens (subject to no Liens, other than Permitted Prior Liens) on the Collateral pursuant to the Intercreditor Agreement and the other Collateral Documents.

     (b) The Company covenants and agrees that it and its Restricted Subsidiaries shall at all times have, full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the Property constituting the Collateral pursuant to the Intercreditor Agreement and the other Collateral Documents to which such Persons are party, free and clear of all Liens (other than Permitted Prior Liens), and that (i) it will forever warrant and defend the title to the same against the claims of all Persons (except as to Permitted Liens), (ii) it and such of its Restricted Subsidiaries, as applicable, will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require and (iii) it and such of its Restricted Subsidiaries, as applicable, will do or cause to be done all such acts as may be reasonably required by the Trustee, to confirm to the Trustee such Lien on the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Intercreditor Agreement and the other Collateral Documents, this Indenture and the Notes. The Company further covenants and agrees that the Intercreditor Agreement and each of the Collateral Documents, as applicable, creates or will create (when delivered) a shared first priority perfected security interest (to the extent attainable by filing, recordation or possession, and subject to Permitted Prior Liens) in the Collateral subject thereto to secure the Note Obligations. The provisions of this Article 11 shall all be subject to the terms of the Intercreditor Agreement to the extent applicable.

     (c) In the event that the Company or any Restricted Subsidiary at any time acquires or otherwise owns any Property of the kind included in the Collateral that is not subject to a valid and enforceable first priority perfected security interest (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Note Obligations, then the Company shall, or shall cause that Restricted Subsidiary to, as soon as practicable, but in any event within 15 days with respect to clauses (1) and (2) below, and within 30 days with respect to clauses (3) and (4) below, of the earlier of such acquisition or of the day an officer of the Company or a Restricted Subsidiary has knowledge or should have reasonably known of any such deficiency with respect to any such property or asset:

         (1) execute and deliver to the Collateral Agent one or more joinder agreements to the applicable Collateral Documents and any other security agreement, pledge agreement, stock power or other instrument requested by the Collateral Agent, each in form and substance reasonably satisfactory to the Collateral Agent, required to grant a security interest in such Collateral in favor of the Collateral Agent for the benefit of the holders of the Note Obligations;

         (2) deliver to the Collateral Agent and the Trustee one or more Opinions of Counsel reasonably satisfactory to the Collateral Agent and the Trustee with respect to the matters set forth in clause (1) above;

         (3) cause the Liens granted in each Collateral Document to be duly perfected first priority security interests (subject to Permitted Prior Liens) in favor of the Collateral Agent, including by pledging any Capital Stock constituting such Collateral as appropriate, and cause each other Lien upon such Collateral to be (a) released, unless it is a Permitted Prior Lien, or (b) subordinated, whether by agreement or operation of law, to the Collateral Agent's Liens for the benefit of holders of the Note Obligations if it is a Permitted Lien but not a Permitted Prior Lien; and

         (4) deliver to the Collateral Agent and the Trustee one or more Opinions of Counsel reasonably satisfactory to the Collateral Agent and the Trustee with respect to lien perfection matters set forth in clause (3) above.

     11.2 Recording.

     Subject to the terms of the Intercreditor Agreement, the Company shall cause, at the Company's expense, each Collateral Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be reasonably required by the Trustee in order to preserve, protect and maintain the perfected Liens (subject to no Liens, other than Permitted Liens) created by the Collateral Documents on the Collateral. The Company shall pay all mortgage, mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid by any Authority under applicable Legal

Requirements in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Collateral Documents.

     11.3 Possession of the Collateral.

     (a) Except after the occurrence and during the continuation of an Event of Default, the Company or the relevant Restricted Subsidiary may possess, manage, operate and enjoy, as applicable, the Collateral in accordance with the terms of this Indenture, the Notes, the Guarantees and the Collateral Documents.

     (b) Notwithstanding the foregoing, all amounts received by the Trustee, if any, as proceeds of any part of the Collateral (including Net Cash Proceeds in the case of an Asset Sale and Net Loss Proceeds in the case of an Event of Loss) and all amounts of money, securities, letters of credit and other evidences of Indebtedness deposited with or held by the Trustee in accordance with this Indenture and any Collateral Document shall be held by the Trustee, if any, as security for the Obligations of the Company and the Subsidiary Guarantors, if any, under this Indenture, the Notes, any Guarantees and the Collateral Documents until applied in accordance with the terms of this Indenture and the Intercreditor Agreement.

     11.4 Suits to Protect the Collateral.

     Subject to the provisions of the Intercreditor Agreement, the Trustee shall have power to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Collateral Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security under any of the Collateral Documents, or be prejudicial to the interests of the Holders or the Trustee.

     11.5 Release of Collateral.

     (a) The Trustee shall not at any time release, or authorize the Collateral Agent or any other Person to release, Collateral from the Liens created by the Collateral Documents unless such release is in accordance with the provisions of this Indenture and the Collateral Documents.

     (b) The release of any Collateral from the Lien of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Documents. To the extent applicable, the Company shall comply with Section 314(d) of the TIA relating to the release of property from the Lien of the Collateral Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Collateral Documents. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Company, except in cases where Section 314(d) of the TIA requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

     11.6 Specified Releases of Collateral.

     (a) Satisfaction and Discharge; Defeasance. The Company and the Restricted Subsidiaries shall be entitled to obtain a full release of the Collateral from the Liens of the Collateral Documents with respect to the Note Obligations upon payment in full of all principal, premium, if any, interest on the Notes and of all other Obligations for the payment of money due and owing to the Trustee or the Holders under this Indenture, the Notes, the Guarantees and the Collateral Documents, or upon compliance with the conditions precedent set forth in Article 12 hereof for Legal Defeasance or Covenant Defeasance. Upon such payment or upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that such conditions precedent have been complied with (and which may be the same Officers' Certificate and Opinion of Counsel required by Article 12), together with such documentation, if any, as may be required by the TIA (including, without limitation, Section 314(d) of the TIA) or reasonably required by the Trustee prior to the release of such Collateral, the Trustee shall forthwith take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company without recourse all of the Collateral, and shall deliver such Collateral in its possession to the Company and shall execute and deliver to the Company releases and satisfactions, in recordable form, to the extent reasonably requested by the Company.

     (b) Releases of Collateral in Connection with Asset Sales. The Company and the Restricted Subsidiaries shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral (including property and assets owned by a Restricted Subsidiary of which the Capital Stock is being sold in compliance with the terms of this Indenture and which following such sale will not be a Restricted Subsidiary), other than certain Trust Monies, that are subject to an Asset Sale or other disposition as provided under Section 11.7 hereof (the "Released Collateral") upon compliance with the conditions precedent that the Company shall have delivered to the Collateral Agent, with a copy to the Trustee, the following:

     (i) a notice from the Company requesting release of Released Collateral (a "Company Notice") which

            (A) specifically describes the proposed Released Collateral;

            (B) specifies the fair market value of such Released Collateral (which, in the case of a sale of Capital Stock of a Restricted
         Subsidiary resulting in it no longer being a Restricted Subsidiary, means the fair market value of such Capital Stock) as of a date within 60 days of such notice (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Collateral Agent and the Trustee or, solely with respect to the Released Collateral in an amount not exceeding $1.0 million, as determined in good faith by the Chief Executive Officer of the Company and evidenced by an Officers' Certificate delivered to the Collateral Agent and the Trustee);

            (C) states (i) that the consideration to be received in respect of such Released Collateral is at least equal to the fair market value of such Released Collateral (which, in the case of a sale of Capital Stock of a Restricted Subsidiary resulting in it no longer being a Restricted Subsidiary, means the fair market value of such Capital Stock) or (ii) with respect to an interest in Farmout Property to be conveyed to a farmee under a Farmout Agreement, that such Farmout Agreement is a Permitted Farmout Agreement;

            (D) states that the release of such Released Collateral shall not materially and adversely impair the value of the remaining Collateral, taken as a whole, or interfere with the Collateral Agent's ability to realize such value and will not impair the maintenance and operation of the remaining Collateral, taken as a whole;

            (E) confirms the sale or other disposition of, or an agreement to sell or otherwise dispose of, such Released Collateral in a bona fide sale to a person that is not an Affiliate of the Company or, in the event that such sale or other disposition is to a person that is an Affiliate of the Company, confirming that such sale or other disposition is made in compliance with Section 9.17;

            (F) certifies that such Asset Sale or other disposition of the Released Collateral complies with the terms and conditions of this
         Indenture and the Intercreditor Agreement, including, without limitation, Section 9.16 hereof; and

            (G) in the event that there is to be a substitution of property for such Collateral subject to the Asset Sale or other disposition, specifies the property intended to be substituted for the Collateral to be sold or disposed of and that such property will be subject to the Liens under the Collateral Documents.

     (ii) a certificate certifying that

            (A) such sale or other disposition covers only Collateral requested to be released or other property which is not Collateral;

            (B) all Net Cash Proceeds, if any, from the sale or other disposition of any of such Released Collateral will be applied pursuant to the provisions of this Indenture and the Intercreditor Agreement and other Collateral Documents in respect of Asset Sales and other dispositions of Collateral to the extent applicable thereto;

            (C) there is no Default or Event of Default under this Indenture (and no "default" or "event of default" under the Revolving Credit Facility or the Bridge Loan) in effect on the date thereof;

            (D) the release of the proposed Released Collateral will not result in a Default or Event of Default under this Indenture (or a "default" or "event of default" under the Revolving Credit Facility or the Bridge
         Loan);

(E) the release of the proposed Released Collateral complies with the TIA; and

(F) all conditions precedent in this Indenture and the Intercreditor Agreement and other Collateral Documents relating to the release of the proposed Released Collateral have been complied with.

     (iii) if the fair market value of such Released Collateral (which, in the case of a sale of Capital Stock of a Restricted Subsidiary resulting in it no longer being a Restricted Subsidiary, means the fair market value of such Capital Stock) exceeds $1,000,000 (as specified in the notice to be provided pursuant to clause (i)(B) above), an opinion of counsel, in form and substance reasonably satisfactory to the Collateral Agent and the Trustee, stating that such release is permitted under and complies with the terms of this Indenture and the Intercreditor Agreement and other Collateral Documents and all conditions precedent thereunder to such release have been complied with;

     (iv) if the fair market value of such Released Collateral (which, in the case of a sale of Capital Stock of a Restricted Subsidiary resulting in it no longer being a Restricted Subsidiary, means the fair market value of such Capital Stock) exceeds $5,000,000 million (as specified in the notice to be provided pursuant to clause (i)(B) above), an opinion or appraisal with respect to the determination of such fair market value issued by an independent accounting or investment banking firm which is nationally recognized in the United States, or a reputable independent appraisal or petroleum engineering firm which is reasonably satisfactory to the Collateral Agent and the Trustee, as appropriate under the circumstances;

     (v) if such Released Collateral is an interest in Farmout Property to be conveyed to a farmee under a Permitted Farmout Agreement, such certificates and board resolutions, if any, required by the definitions of Farmout Property Value and Permitted Farmout Agreement; and

     (vi) all documentation required by the TIA, if any, prior to the release by the Collateral Agent of the Released Collateral, and, in the event there is to be a substitution of property for such Collateral, all documentation required by the TIA to effect the substitution of such new Collateral and to subject such new Collateral to valid and enforceable first priority perfected security interests (subject to Permitted Prior Liens) granted by the relevant Collateral Documents, and all documents required by Section 11.1 hereof with respect to such new Collateral.

     Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed to the Company without recourse, the Released Collateral and shall deliver any such Released Collateral in its possession to the Company and shall execute and deliver to the Company at the Company's expense releases and satisfactions, in recordable form, to the extent reasonably requested by the Company.

     (c) Releases of Collateral in Connection with Events of Loss. The Company and the Restricted Subsidiaries shall be entitled to obtain a release of, and the Trustee shall release, items of Collateral subject to an Event of Loss (other than Trust Monies constituting Net Loss Proceeds from an Event of Loss with respect to Collateral, which Trust Monies are subject to release from the

Lien of the Collateral Documents as provided under Article 12 hereof) upon compliance with the conditions precedent that the Company shall have delivered to the Collateral Agent, with a copy to the Trustee, the following:

     (i) a certificate of the Company certifying that

            (A) such Collateral is the subject of an Event of Loss and the amount of the Net Loss Proceeds received in connection therewith;

            (B)  if   applicable,   that  such   property   has  been  taken  by
         Condemnation;

            (C) in the case of a taking by Condemnation, that the award for the property so taken has become final and that an appeal from such award is not advisable in the interests of the Company or the Holders; and

            (D) that all conditions precedent herein and in the Collateral Documents provided for relating to such release have been complied with;

     (ii) the Net Loss Proceeds to be held as Trust Monies subject to the disposition thereof pursuant to Article 12 hereof; and

     (iii) all documentation required by the TIA (including, without limitation, Section 314(d) of the TIA), if any, prior to the release of Collateral by the Trustee.

     In any proceedings for the Condemnation of any Collateral, the Trustee may be represented by counsel who may be counsel for the Company.

     Upon compliance by the Company with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed without recourse to the Company the Collateral which is the subject of such Event of Loss, and shall deliver such Collateral in its possession to the Company and shall execute and deliver to the Company at the Company's expense releases and satisfactions, in recordable form, to the extent reasonably requested by the Company.

     11.7 Disposition of Collateral Without Release.

     Notwithstanding the provisions of Sections 11.5 and Section 11.6 hereof, the Intercreditor Agreement, and the Collateral Documents and subject to Sections 11.8 and Section 14.10 hereof, so long as no Event of Default under this Indenture (or "event of default" under each of the Revolving Credit Facility and the Bridge Loan) exists or no Default or Event of Default under this Indenture (or "default" or "event of default" under each of the Revolving Credit Facility and the Bridge Loan), would result therefrom and so long as such transaction would not violate the Intercreditor Agreement and other Collateral Documents, the Company and its Restricted Subsidiaries may, to the extent permitted by applicable law, without any prior release or consent by the
Trustee:

     (1) dispose of equipment and other assets included in the Collateral that has become worn out, defective or obsolete or not used or useful in the business of the Company or any Restricted Subsidiary and which is, to the extent required by the Intercreditor Agreement or other Collateral Documents, replaced by property of substantially equivalent or greater value which becomes subject to the Lien of any of the Collateral Documents; (2) sell, lease or abandon any undeveloped oil and gas property subject to the Lien of any of the Collateral Documents or any other oil and gas property subject to the Lien of any of the Collateral Documents that is not capable of production in economic quantities;
(3) terminate, cancel, amend or otherwise modify any contract subject to the Lien of any of the Collateral Documents; (4) surrender or modify any license or permit subject to the Lien of any of the Collateral Documents; (5) alter, repair, replace, change the location and position of and add to the structures, equipment, fixtures and appurtenances on any property subject to the Lien of any of the Collateral Documents; or (6) sell hydrocarbons or other mineral products for value.

     The Company shall execute and deliver to the Collateral Agent, within 30 calendar days following the end of each six-month period beginning on December 1, 2004, a certificate to the effect that all releases and withdrawals during the preceding six-month period with respect to which no release or consent of the Collateral Agent was obtained were in the ordinary course of the business of the Company and the Restricted Subsidiaries and were permitted by this Indenture, the Intercreditor Agreement and other Collateral Documents or the TIA.

     Nothing in this Article 11 shall limit the right of each of the Company and the Restricted Subsidiaries to sell, lease or otherwise deal in or dispose of its property or assets that do not constitute Collateral, subject only to the provisions of Article 6 hereof.

     11.8 Sufficiency of Release.

     All purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Documents.

     11.9 Actions by the Trustee.

     Subject to the provisions of the Collateral Documents and Article 12, the Trustee may in its sole discretion and without the consent of the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) to collect and receive all amounts payable in respect of the obligations of the Company and any Guarantors under the Collateral Documents and this Indenture. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture or the Collateral Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and those of the Holders in the Collateral. No duty beyond that set forth in Section 5.1 is imposed on the Trustee pursuant to this Section 11.9.

                                   ARTICLE 12
                            DEFEASANCE AND DISCHARGE

     12.1 COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at its option by Board Resolution, at any time, after (1) the penultimate Interest Reset Date preceding the final Stated Maturity of the Notes or (2) if applicable, the penultimate Interest Reset Date preceding the redemption date upon which all of the outstanding Notes have been called for redemption in accordance with the terms of this Indenture, elect to have either
Section 12.2 or Section 12.3 hereof be applied to all Outstanding Notes, upon compliance with the conditions set forth below in this Article 12.

     12.2 DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.2, the Company and the Subsidiary Guarantors will be deemed to have been discharged from their respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 12.4 hereof are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company and the Subsidiary Guarantors will be deemed (i) to have paid and discharged their respective obligations under the Outstanding Notes and the Subsidiary Guarantees; provided, however, that the Notes will continue to be deemed to be "Outstanding" for purposes of Section
12.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and (ii) to have satisfied all their other obligations under such Notes and such Subsidiary Guarantees and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense and direction of the Company, will execute proper instruments acknowledging the same), except for the following which will survive until otherwise terminated or discharged hereunder:
(a) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 12.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium if any, on), interest and Liquidated Damages, if any, on such Notes when such payments are due (or at such time as the Notes would be subject to redemption at the option of the Company in accordance with this Indenture), (b) the respective obligations of the Company and the Subsidiary Guarantors under Sections 2.3, 2.5, 2.6, 2.9, 2.13, 4.8, 4.14, 5.6, 5.9, 5.10, 9.2, 9.3, 12.1 (to the extent it relates to the  foregoing  Sections and this Article 12),  13.4 and 13.5 hereof,
(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (d) the obligations of the Company and the Subsidiary Guarantors under this
Article 12. Subject to compliance with this Article 12, the Company may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3 hereof with respect to the Notes.

     12.3 COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.3, the Company and each Subsidiary Guarantor will be released from their respective obligations under any covenant contained in
Article 9, in Sections 9.5 - 9.20 and in Section 13.2 hereof with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and each Subsidiary Guarantor may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Sections 4.1(c), 4.1(d), 4.1(e), 4.1(g) hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.

     12.4 CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

     The following will be the conditions to application of either Section 12.2 or 12.3 hereof to the Outstanding Notes:

     (a) Subject to the terms of Article 3, the Company or any Subsidiary Guarantor must irrevocably deposit or cause to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.7 hereof who will agree to comply with the provisions of this Article 12 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) cash in U.S. Dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which will be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Outstanding Notes on their final Stated Maturity thereof (or Redemption Date, if applicable), provided that the Trustee will have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payment with respect to the Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 2.3 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article 13 hereof, which notice will be irrevocable. The Company shall specify whether the Notes are being defeased to maturity or to a particular Redemption Date. Such irrevocable redemption notice, if given, will be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the amount of the holder of such depositary receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

     (b) No Event of Default with respect to the Notes will have occurred and be continuing on the date of such deposit or, insofar as Sections 4.1(j) and 4.1(k) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

     (c) The Company must deliver to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

     (d) The Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of hindering, delaying or defrauding, or making preferential payments to the holders of Notes in lieu of payments to, creditors of the Company or its Subsidiaries.

     (e) Such Legal Defeasance or Covenant Defeasance will not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company or any Subsidiary Guarantor.

     (f) Such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

     (g) In the case of an election under Section 12.2 hereof the Company will have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this Indenture there has been a change in the applicable federal income tax laws, in either case providing that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred (it being understood that (1) such Opinion of Counsel will also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (2) the Trustee will be under no obligation to investigate the basis of correctness of such ruling).

     (h) In the case of an election under Section 12.3 hereof, the Company will have delivered to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee, to the effect that the Holders or the Outstanding Notes will not recognize income or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred (in the case of Legal Defeasance, such opinion must refer to and be based upon a published ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws).

     (i) The Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 12.2 hereof or the Covenant Defeasance under Section 12.3 (as the case may be) have been satisfied.

     12.5 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

     Subject to the provisions of the last paragraph of Section 9.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 12.5, the "Trustee") pursuant to Section 12.4 hereof in respect of the Outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 12.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

     Anything in this Article 12 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article 12.

     12.6 REINSTATEMENT.

     If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 12.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.5 hereof; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium if any, on), interest or Liquidated Damages, if any, on any Note following the reinstatement of its obligations, the Company or such Subsidiary Guarantor will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 13
                              SUBSIDIARY GUARANTEES

     13.1 UNCONDITIONAL GUARANTEE.

     Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (each such guarantee being referred to herein as this "Subsidiary Guarantee," with all such guarantees being referred to herein as the "Subsidiary Guarantees") to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under this Indenture and the Notes and that:

     (1) the principal of (and premium, if any, on), interest and Liquidated Damages, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

     (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity by acceleration or otherwise; subject however to the limitations set forth in Section 13.4 hereof.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder will, to the extent permitted by law be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives, to the extent permitted by law, diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect. Each Subsidiary Guarantor agrees it will not be entitled to enforce any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article 7 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 7 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

     13.2 SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

     (a) Except as set forth in Article 8 hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or will prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor.

     (b) Except as set forth in Article 8 hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors will be a party or parties, or will prevent any sale, conveyance or other disposition of all or substantially all the Properties of a Subsidiary Guarantor to a Person other than the Company or another Subsidiary Guarantor (whether or not Affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that (a) immediately after such transaction, and giving effect thereto, no Default or Event of Default will have occurred as a result of such transaction and be continuing, (b) such transaction will not violate any of the covenants of Sections 9.1 - 9.20 hereof and (c) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale, conveyance or other disposition, such Subsidiary Guarantor's Subsidiary Guarantee set forth in this Article 13 and in a notation to the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, will be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in a merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Person formed by such consolidation, or into which the Subsidiary Guarantor will have merged, or by the Person that will have acquired such Property (except to the extent the following Section 13.3 would result in the release of such Subsidiary Guarantee, in which case such surviving Person or transferee of such Property will not have to execute any such supplemental indenture and will not have to assume such Subsidiary Guarantor's Subsidiary Guarantee). In the case of any such consolidation, merger, sale, conveyance or other disposition and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form, to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as the initial Subsidiary Guarantor.

     13.3 RELEASE OF SUBSIDIARY GUARANTORS.

     Upon the sale or disposition (by merger or otherwise) of a Subsidiary Guarantor (or of all or substantially all of its Properties) to a Person other than the Company or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 13.2 hereof or pursuant to Article 8 hereof, such Subsidiary Guarantor will be deemed released from its Subsidiary Guarantee and all related obligations under this Indenture; provided, however, that any such termination will occur only to the extent that all obligations of such Subsidiary Guarantor under all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any other Restricted Subsidiary will also terminate upon such sale or other disposition. The Trustee will deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture.

     Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture will be released from its Subsidiary Guarantee and all related obligations under this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee will deliver an appropriate instrument evidencing such release upon its receipt of the Board Resolution designating such Subsidiary Guarantor as an Unrestricted Subsidiary.

     Notwithstanding any other provision of this Indenture, each Subsidiary Guarantor will be deemed released from its respective Subsidiary Guarantee and all related obligations under this Indenture in the event that all obligations of such Subsidiary Guarantor under the guarantee which resulted in the creation of such Subsidiary Guarantee will also terminate, except a termination, discharge or release of such guarantee by or as a result of, payment under such guarantee. The Trustee will deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officer's Certificate and Opinion of Counsel certifying that all such obligations of such Subsidiary Guarantee have terminated.

     Any Subsidiary Guarantor not released in accordance with this Section 13.3 will remain liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article 13.

     13.4 LIMITATION OF SUBSIDIARY GUARANTORS' LIABILITY.

     Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 13.5 hereof, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting such a fraudulent conveyance or fraudulent transfer. This Section 13.4 is for the benefit of the creditors of each Subsidiary Guarantor.

     13.5 CONTRIBUTION.

     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under its Subsidiary Guarantee, such Funding Guarantor will be entitled to a contribution from each other Subsidiary Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to its Subsidiary Guarantee.

     13.6 EXECUTION AND DELIVERY OF NOTATIONS OF SUBSIDIARY GUARANTEES.

     To evidence its Subsidiary Guarantee set forth in Section 13.1 hereof, each Subsidiary Guarantor hereby agrees to execute the notations of Subsidiary
Guarantees in substantially the form set forth in Exhibit A hereto to be endorsed on all Notes ordered to be authenticated and delivered by the Trustee and each Subsidiary Guarantor agrees that this Indenture will be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 13.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee. Each such notation of Subsidiary Guarantee will be signed on behalf of each Subsidiary Guarantor by its President or one of its Vice Presidents (each of whom will, in each case, have been duly authorized by all requisite corporate action) prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of such Subsidiary Guarantor. Such signatures upon the notation of Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such officer who will have signed the notation of Subsidiary Guarantee will cease to be such officer before the Note on which such notation of Subsidiary Guarantee is endorsed will have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the notation of Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

     13.7 SEVERABILITY.

     In case any provision of this Subsidiary Guarantee will be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable will remain in effect, and the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     13.8 ARTICLE 13 NOT TO PREVENT EVENTS OF DEFAULT.

     The failure to make a payment on account of the Subsidiary Guarantees by reason of any provision in this Article 13 will not be construed as preventing the occurrence of an Event of Default under this Indenture.

     13.9 PAYMENT.

     For purposes of this Article 13, a payment with respect to any Subsidiary Guarantor or with respect to principal of or interest on the Note or any Subsidiary Guarantee will include, without limitation, payment of principal of and interest on any Note, any payment on account of any repurchase or redemption of any Note and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note.

                                   ARTICLE 14
                                  MISCELLANEOUS

     14.1 COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Company or any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Subsidiary Guarantor, as the case may be, will furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate and each such opinion will be in the form of an Officers' Certificate or an Opinion of Counsel, as applicable, and will comply with the requirements of this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief  statement  as to the  nature and scope of the  examination  or
investigation  upon  which  the  statements  or  opinions,   contained  in  such
certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     The certificates and opinions provided pursuant to this Section 14.1 and the statements required by this Section 14.1 will comply in all respects with TIA Sections 314(c) and (e).

     14.2 FORM OF  DOCUMENTS  DELIVERED  TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such

Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon an Officer's Certificate, unless such counsel knows that the certificate with respect to such matters is erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     14.3 ACTS OF HOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit will also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of holding the same, will be proved by the Note Register.

     (d) If the Company will solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the

Company will have no obligation to do so. Notwithstanding Section 316(c) of the TIA, such record date will be the record date specified in or pursuant to such Board Resolution, which will be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes will be computed as of such record date, provided that no such authorization, agreement or consent by the Holders on such record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note will bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

     14.4 NOTICES, ETC. TO TRUSTEE, COMPANY AND SUBSIDIARY GUARANTORS.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with

     (a) the Trustee by any Holder or by the Company or any Subsidiary Guarantor will be sufficient for every purpose hereunder if made, given, furnished or filed in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

     (b) the Company or any Subsidiary Guarantor by the Trustee or by any Holder will be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company or such Subsidiary Guarantor, as applicable, addressed to it at the Company's principal office located at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232, or at any other address otherwise furnished in writing to the Trustee by the Company.

     14.5 NOTICE TO HOLDERS; WAIVER.

     Where this Indenture provides for notice of any event to Holders by the Company, the Trustee or any Paying Agent, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing (in the English language) and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed will be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either herein or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it will be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as will be satisfactory to the Trustee will be deemed to be a sufficient giving of such notice for every purpose hereunder.

     14.6 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

     14.7 SUCCESSORS AND ASSIGNS.

     All caveats and agreements in this Indenture by the Company and the Subsidiary Guarantors will bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture will bind its successor.

     14.8 SEPARABILITY CLAUSE.

     In case any provision in this Indenture or in the Notes or the Subsidiary Guarantees will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and a Holder will have no claim therefor against any party hereto.

     14.9 BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Notes, express or implied, will give to any Person (other than the parties hereto, any Paying Agent, any Notes Registrar and their successors hereunder, the Holders and, to the extent set forth in
Section 13.4 hereof, creditors of Subsidiary Guarantors) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     14.10 GOVERNING LAW; TRUST INDENTURE ACT CONTROLS.

     (a) THIS INDENTURE, THE SUBSIDIARY GUARANTEES AND THE SECURITIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE SUBSIDIARY GUARANTEES, AND THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

     (b) This Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and will, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the TIA, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act section, such imposed duties or incorporated provision will control.

     14.11 LEGAL HOLIDAYS.

     In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note will not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes or the Subsidiary Guarantee) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided, however, that no interest will accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

     14.12 NO RECOURSE AGAINST OTHERS.

     A director, officer, employee, stockholder, incorporator or Affiliate, as such, past, present or future, of the Company or any Subsidiary Guarantor will not have any personal liability under the Notes or this Indenture by reason of his or its status as a director, officer, employee, stockholder, incorporator or Affiliate or any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting any of the Notes, waives and releases all such liability to the extent permitted by applicable law.

     14.13 DUPLICATE ORIGINALS.

     The parties may sign any number of copies or counterparts of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

     14.14 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.



                               ISSUER:

                                 ABRAXAS PETROLEUM CORPORATION



                                 By
                                   --------------------------------------------
                                   Name:
                                   Title:

                             SUBSIDIARY GUARANTORS:

                                  EASTSIDE COAL COMPANY, INC.




                                  By
                                    --------------------------------------------
                                    Name:
                                    Title:



                                  SANDIA OIL & GAS CORPORATION


                                  By
                                  ----------------------------------------------
                                     Name:
                                     Title:



                                  SANDIA OPERATING CORP.



                                  By
                                    --------------------------------------------
                                    Name:
                                    Title:


                                  WAMSUTTER HOLDINGS, INC.

                                 By
                                    --------------------------------------------
                                    Name:
                                    Title:



                                  WESTERN ASSOCIATED ENERGY CORPORATION




                                  By
                                    --------------------------------------------
                                    Name:
                                    Title:

                                  TRUSTEE:

                                  U.S. BANK NATIONAL ASSOCIATION


                                  By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT A-1
                          FORM OF RULE 144A GLOBAL NOTE

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR NOTES), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $100,000 OF NOTES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND

                                   Exhibit A-1

THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     THE INDEBTEDNESS EVIDENCED BY THIS DOCUMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR, SECURITY AND COLLATERAL AGENCY AGREEMENT, DATED AS OF OCTOBER 28, 2004, AMONG ABRAXAS PETROLEUM CORPORATION (THE "COMPANY"), THE SUBSIDIARIES OF THE COMPANY LISTED ON SCHEDULE I THERETO, WELLS FARGO FOOTHILL, INC., IN ITS CAPACITY AS AGENT FOR THE LENDERS WHO ARE FROM TIME TO TIME PARTIES TO A LOAN AGREEMENT DATED AS OF OCTOBER 28, 2004, U.S. BANK NATIONAL ASSOCIATION, IN ITS CAPACITIES AS TRUSTEE FOR THE HOLDERS OF THE COMPANY'S FLOATING RATE SENIOR SECURED NOTES DUE 2009 ISSUED UNDER AN INDENTURE DATED AS OF OCTOBER 28, 2004, AND AS COLLATERAL AGENT, AND GUGGENHEIM CORPORATE FUNDING, LLC, IN ITS CAPACITY AS AGENT FOR THE LENDERS WHO ARE FROM TIME TO TIME PARTIES TO A LOAN AGREEMENT DATED AS OF OCTOBER 28, 2004.





                                   Exhibit A-1

                          ABRAXAS PETROLEUM CORPORATION
                   Floating Rate Senior Secured Note due 2009

No. 144A-__                                                           $__
                                                          CUSIP No. 003830 AH 9


     Abraxas Petroleum Corporation, a Nevada corporation (herein called the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assignee the principal sum of ? Dollars ($?) on December 1, 2009 at the office or agency of the Company referred to below, and to pay interest thereon, commencing on June 1, 2005 and continuing semiannually thereafter, on June 1 and December 1 in each year (each, an Interest Payment
Date), from October 28, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a per annum floating rate of Six-Month LIBOR (as defined below) plus 7.5%, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date on which payment of such interest has been made or duly provided for. The Company also hereby promises to pay the Liquidated Damages, if any, payable pursuant to Section 3 of the Registration Rights Agreement on the same dates on which interest is payable as provided herein. The interest and Liquidated Damages, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Note Register at the close of business on the Regular Record Date for such interest, whether or not a Business Day (as defined below), next preceding such Interest Payment Date. Any such interest or Liquidated Damages not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, Liquidated Damages and (to the extent lawful) interest on such Defaulted Interest and Liquidated Damages at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Note Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest and Liquidated Damages, if any, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address will appear on the Note Register.

                                   Exhibit A-1

     Interest on the Note will accrue from and including the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance, until but excluding the date upon which the principal thereof is paid or duly provided for in accordance with the Indenture. The interest rate will be reset semi-annually on each June 1 and December 1, commencing on June 1, 2005 (each such date, an "Interest Reset Date"). Interest on the Note will be payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2005; provided, that, if any such day is not a Business Day, such interest payment date will be the next succeeding Business Day.

     "Business Day" means any day other than a Saturday or Sunday, or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed and that is also a London Business Day (as defined below).

     "Six-Month LIBOR" means the rate determined in accordance with the following provisions:

     (1) On the second London Business Day preceding each Interest Reset Date (each such date, an "Interest Determination Date"), a calculation agent, initially U.S. Bank National Association or a duly appointed successor (the "Calculation Agent"), as agent for the Company, will determine the Six-Month LIBOR rate, which shall be the rate for deposits in the London interbank market in U.S. dollars having a six-month maturity commencing on the succeeding Interest Reset Date immediately following such Interest Determination Date which appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date.

     "Designated LIBOR Page" means the display on the Moneyline service (or such other service or services as may be nominated by the British Bankers' Association) for the purpose of displaying London interbank rates of major banks for U.S. dollar deposits. If no such rate appears on an Interest Determination Date, the Six-Month LIBOR rate on such Interest Determination Date will be determined as described in clause (2) of the definition of "Six-Month LIBOR."

     "London Business Day" means any day on which dealings in U.S. dollars generally are transacted in the London interbank market.

     (2) With respect to an Interest Determination Date for which no such rate appears, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having a six-month maturity commencing on the Interest Reset Date immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount not less than $1,000,000 that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, the Six-Month LIBOR rate on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the Six-Month LIBOR rate determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation

                                   Exhibit A-1

Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a six-month maturity and in a principal amount not less than $1,000,000 that is representative for a single transaction in U.S. dollars in such market at such time. However, if the banks so selected by the Calculation Agent are not quoting as mentioned above, the Six-Month LIBOR rate with respect to such Interest Determination Date will be the Six-Month LIBOR rate in effect immediately prior to such Interest Determination Date.

     All percentages resulting from any calculation on the Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward and all U.S. dollar amounts used in or resulting from such calculation on the Note will be rounded to the nearest cent (with one-half cent being rounded upward).

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note will not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                            [signature page follows]


                                   Exhibit A-1

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its corporate name by the signature of its officer thereunto duly authorized.



                                ABRAXAS PETROLEUM CORPORATION


                                By:
                                   --------------------------------------------
                                   Name:
                                   Title:

                                Attested By:
                                            -----------------------------------
                                   Name:
                                   Title:

                                   Exhibit A-1

                                 Reverse of Note

     This Note is one of a duly authorized issue of securities of the Company designated as its Floating Rate Senior Secured Notes due 2009 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of October 28, 2004 among the Company, the initial Subsidiary Guarantors named therein and U.S. Bank National Association (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Optional Redemption

     The Notes may be redeemed, in whole or from time to time in part, at the option of the Company at any time after April 28, 2007 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date during the periods indicated below:

                Year                                               Percentage
                ----                                               ----------
                From April 29, 2007 to April 28, 2008........    104.00%
                From April 29, 2008 to April 28, 2009........    102.00%
                After April 28, 2009.........................    100.00%

     Notwithstanding the foregoing, at any time prior to April 29, 2007, the Company may, at its option and subject to the restrictions and other provisions relating thereto, if any, contained in the Revolving Credit Facility, on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (i.e., $43,750,000) with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to the product of (x) the principal amount of the Notes being so redeemed and (y) a redemption price factor of 1.00 plus the per annum interest rate on the Notes (expressed as a decimal) on the applicable redemption date, plus accrued and unpaid interest to the applicable redemption date, provided, that (1) at least 65% of the original aggregate principal amount of the Notes (i.e., $81,250,000) remains outstanding after each such redemption; and (2) any such redemption occurs within 90 days after the closing of the Qualified Equity Offering to which such Net Cash Proceeds relate.

     If less than all the Notes are to be redeemed at any time, the particular Notes to be redeemed will be selected not fewer than 30 days nor more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption pro rata or by any other method that the Trustee deems fair and appropriate, provided that no Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will


                                   Exhibit A-1
state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

     If a Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest and Liquidated Damages, if any, on each Note being redeemed will be paid to the person in whose name such Note is registered at the close of business on such Regular Record Date, and no other interest or Liquidated Damages will be payable to any other Person who may become a Holder of such Note after such time.

     The Notes do not have the benefit of any sinking fund obligations.

     In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase within 30 calendar days following the occurrence of a Change of Control of the Company, all of the then Outstanding
Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date, all as provided in the Indenture.

     In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount of the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated in accordance with the procedures set forth in the Indenture.

     As more particularly set forth in the Indenture, an Event of Default is generally (1) default in the payment when due of the principal of or premium on any Note, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon declaration of acceleration or otherwise; (2) default in the payment when due of any installment of interest on, or Liquidated Damages with respect to, any Note, and the continuance of such Default for a period of 30 days; (3) default in the performance or breach of the provisions relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (4) failure by the Company or any Restricted Subsidiary to comply with any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee, any Collateral Document or the Indenture (other than a default specified in clause (1), (2) or (3) above) for a period of 60 days after delivery to the Company or such Restricted Subsidiary, as the case may be, of written notice of such failure stating that it is a "notice of default" under this Indenture; (5) the occurrence and continuation beyond any applicable grace period of any default in the payment when due of the principal of, or premium or interest on, any Indebtedness for borrowed money of the Company (other than the Notes) or any Restricted Subsidiary or any other default resulting in acceleration of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary, but only in the event that the aggregate

                                   Exhibit A-1
                                       6
principal amount of such Indebtedness shall exceed $2,000,000; (6) without limiting clause (5) above, the occurrence and continuation of an "event of default" under either the Revolving Credit Facility or the Bridge Loan; (7) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company, any Subsidiary Guarantor, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms (except pursuant to the release or termination of any such Subsidiary Guarantee in accordance with this Indenture); (8) any Collateral Document shall for any reason cease to be, or be asserted by the Company, any Restricted Subsidiary, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms or to not otherwise grant a duly perfected first priority security interest in the Collateral in favor of the holders of the Note Obligations (subject to Permitted Prior Liens and except pursuant to a release or termination thereof consummated in accordance with this Indenture and the Intercreditor Agreement and other Collateral Documents) for a period of 30 days after delivery of written notice thereof stating that it is a "notice of default" under this Indenture and requiring the Company or the respective Restricted Subsidiary, as the case may be, to remedy the same; (9) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $2,000,000 over the coverage under applicable insurance policies and either (a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; and (10) certain evens of bankruptcy, insolvency or reorganization of the Company or any Subsidiary, as the case may be. If any Event of Default has occurred and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on the Notes to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain evens of bankruptcy, insolvency or reorganization of the Company or any Subsidiary, the principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on the Notes will become due and payable immediately without further action or notice.

     The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company and certain conditions set forth therein, which provisions apply to this Note.

     Subject to the terms of the Intercreditor Agreement, the Indenture permits, with certain exceptions as therein provided, the amendment therefore and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee and the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note will be conclusive and binding upon such

                                   Exhibit A-1
                                       7

Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof for or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to add or release any Subsidiary Guarantor pursuant to the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder in any material respect.

     No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest and Liquidated Damages on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     No director, officer, employee, incorporator, stockholder or Affiliate of the Company or any Subsidiary Guarantor, as such, past, present or future, will have any personal liability under this Note or the Indenture by reason of his, her or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Note with the notation of Subsidiary Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note with the notation of Subsidiary Guarantee endorsed hereon.

     Prior to the time of due presentment of this Note of registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any agent will be affected by notice to the contrary.

                                   Exhibit A-1
                                       8

     All terms used in this Note which are defined in the Indenture and which are not otherwise defined herein shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identifying information printed hereon.

     Interest on this Note will be computed on the basis of a 360-day year.

     This Note will be governed by and construed in accordance with the laws of the State of New York.

                                   Exhibit A-1
                                       9

                              SUBSIDIARY GUARANTEES

     Subject to the limitations set forth in the Indenture, the initial Subsidiary Guarantors and, if any, all additional Subsidiary Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each being hereinafter referred to as a "Subsidiary Guarantor," which term includes any additional or successor Subsidiary Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal of (and premium, if any) and interest, and Liquidated Damages, if any, on the Notes, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, and Liquidated Damages on the Notes, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     No member, partner, stockholder, officer, director, manager, employee, incorporator or Affiliate as such, past, present or future, of any Subsidiary Guarantor will have any personal liability under its Subsidiary Guarantee by reason of his, her or its status as such member, partner, stockholder, officer, director, manager, employee, incorporator or Affiliate, or any liability for any obligations of any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

     Any Subsidiary Guarantor may be released from its Subsidiary Guarantee upon the terms and subject to the conditions provided in the Indenture.

     All terms used in this notation of Subsidiary Guarantee which are defined in the Indenture referred to in this Note upon which this notation of Subsidiary Guarantees is endorsed will have the meanings assigned to them in such Indenture.

     The Subsidiary Guarantees will be binding upon the Subsidiary Guarantors and will inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee respecting the Note upon which the foregoing Subsidiary Guarantees are noted, the rights and privileges herein conferred upon that party will automatically extend to and

                                   Exhibit A-1
be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

     The Subsidiary Guarantees will not be valid obligations for any purpose until the certificate of authentication on the Note upon which the foregoing Subsidiary Guarantees are noted will have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                            [signature page follows]

                                   Exhibit A-1
                                       11

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this instrument to be duly executed in its corporate name by the signature of its officer thereunto duly authorized.

                               EASTSIDE COAL COMPANY, INC.


                               By:
                                   -------------------------------------------
                                   Name:
                                   Title:

                               SANDIA OIL & GAS CORPORATION


                               By:
                                  -------------------------------------------
                                  Name:
                                  Title:

                               SANDIA OPERATING CORP.


                               By:
                                  -------------------------------------------
                                  Name:
                                  Title:

                               WAMSUTTER HOLDINGS, INC.


                               By:
                                  -------------------------------------------
                                  Name:
                                  Title:

                               WESTERN ASSOCIATED ENERGY CORPORATION


                               By:
                                  -------------------------------------------
                                  Name:
                                  Title:


                                   Exhibit A-1

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.


Dated:  October 28, 2004         U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                                 By:
                                    -------------------------------------------
                                 Authorized Signatory

                                   Exhibit A-1

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Print or type assignee's name, address and zip code)


and irrevocably appoint_____________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________

Date:
       ------------------------------
                                         Your signature:
                                                       -------------------------
                                        (Sign exactly as your name appears on
                                              the face of  this Note)

                                         Tax Identification No.:
                                                                ----------------

                                                     SIGNATURE GUARANTEE:
                                                     __________________________

                                                     Signatures must be
                                                     guaranteed by an "eligible
                                                     guarantor institution"
                                                     meeting the requirements of
                                                     the Registrar, which
                                                     requirements include
                                                     membership or participation
                                                     in the Security Transfer
                                                     Agent Medallion Program
                                                     ("STAMP") or such other
                                                     "signature guarantee
                                                     program" as may be
                                                     determined by the Registrar
                                                     in addition to, or in
                                                     substitution for, STAMP,
                                                     all in accordance with the
                                                     Securities Exchange Act of
                                                     1934, as amended.

                                  Exhibit A-1

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note  purchased  by the  Company  pursuant  to
Section 9.15 or 9.16 of the Indenture, check the box below:

[ ] Section 9.15             [ ]  Section 9.16

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 9.15 or Section 9.16 of the Indenture, state the amount you elect to have purchased: $_______

Date:
       --------------------------
                                   Your signature:
                                                 ------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                                                Tax Identification No.:
                                                                       ---------

                                                     SIGNATURE GUARANTEE:
                                                       _________________________

                                                     Signatures must be
                                                     guaranteed by an "eligible
                                                     guarantor institution"
                                                     meeting the requirements of
                                                     the Registrar, which
                                                     requirements include
                                                     membership or participation
                                                     in the Security Transfer
                                                     Agent Medallion Program
                                                     ("STAMP") or such other
                                                     "signature guarantee
                                                     program" as may be
                                                     determined by the Registrar
                                                     in addition to, or in
                                                     substitution for, STAMP,
                                                     all in accordance with the
                                                     Securities Exchange Act of
                                                     1934, as amended.

                                  Exhibirt A-1

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                         Principal Amount of
                                                                         this Global Note       Signature of
                          Amount of decrease     Amount of increase in   following such         authorized officer
                          in Principal Amount    Principal Amount of     decrease (or           of Trustee or
Date of Exchange          of this Global Note    this Global Note        increase)              custodian


-------------------------------------------------------------------------------------------------------------------



                                  Exhibit A-1

                                   EXHIBIT A-2

                   FORM OF REGULATION S GLOBAL NOTE

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.


     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE. NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

     PRIOR TO EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S ("REGULATION S") UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")), THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES (AS DEFINED IN REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (AS DEFINED IN REGULATION
S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND THE INDENTURE REFERRED TO HEREIN OR AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $100,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                                  Exhibit A-2

     THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR NOTES), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS AN ACCREDITED INVESTOR ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $100,000 OF NOTES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     THE INDEBTEDNESS EVIDENCED BY THIS DOCUMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR, SECURITY AND COLLATERAL AGENCY AGREEMENT, DATED AS OF OCTOBER 28, 2004, AMONG ABRAXAS PETROLEUM CORPORATION (THE "COMPANY"), THE SUBSIDIARIES OF THE COMPANY LISTED ON SCHEDULE I THERETO, WELLS FARGO FOOTHILL, INC., IN ITS CAPACITY AS AGENT FOR THE LENDERS WHO ARE FROM TIME TO TIME PARTIES TO A LOAN AGREEMENT DATED AS OF OCTOBER 28, 2004, U.S. BANK NATIONAL ASSOCIATION, IN ITS CAPACITIES AS TRUSTEE FOR THE HOLDERS OF THE COMPANY'S FLOATING RATE SENIOR SECURED NOTES DUE 2009 ISSUED UNDER AN INDENTURE DATED AS OF OCTOBER 28, 2004, AND AS COLLATERAL AGENT, AND GUGGENHEIM CORPORATE FUNDING, LLC, IN ITS CAPACITY AS AGENT FOR THE LENDERS WHO ARE FROM TIME TO TIME PARTIES TO A LOAN AGREEMENT DATED AS OF OCTOBER 28, 2004.

                                  Exhibit A-2

                          ABRAXAS PETROLEUM CORPORATION
                   Floating Rate Senior Secured Note due 2009

No.Regulation S-__                                                      $__?
                                                        CUSIP No. C00380 AA 0


     Abraxas Petroleum Corporation, a Nevada corporation (herein called the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assignee the principal sum of ? Dollars ($?) on December 1, 2009 at the office or agency of the Company referred to below, and to pay interest thereon, commencing on June 1, 2005 and continuing semiannually thereafter, on June 1 and December 1 in each year (each, an Interest Payment
Date), from October 28, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a per annum floating rate of Six-Month LIBOR (as defined below) plus 7.5%, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date on which payment of such interest has been made or duly provided for. The Company also hereby promises to pay the Liquidated Damages, if any, payable pursuant to Section 3 of the Registration Rights Agreement on the same dates on which interest is payable as provided herein. The interest and Liquidated Damages, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Note Register at the close of business on the Regular Record Date for such interest, whether or not a Business Day (as defined below), next preceding such Interest Payment Date. Any such interest or Liquidated Damages not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, Liquidated Damages and (to the extent lawful) interest on such Defaulted Interest and Liquidated Damages at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Note Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest and Liquidated Damages, if any, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address will appear on the Note Register.

                                  Exhibit A-2

     Interest on the Note will accrue from and including the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance, until but excluding the date upon which the principal thereof is paid or duly provided for in accordance with the Indenture. The interest rate will be reset semi-annually on each June 1 and December 1, commencing on June 1, 2005 (each such date, an "Interest Reset Date"). Interest on the Note will be payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2005; provided, that, if any such day is not a Business Day, such interest payment date will be the next succeeding Business Day.

     "Business Day" means any day other than a Saturday or Sunday, or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed and that is also a London Business Day (as defined below).

     "Six-Month LIBOR" means the rate determined in accordance with the following provisions:

     (1) On the second London Business Day preceding each Interest Reset Date (each such date, an "Interest Determination Date"), a calculation agent, initially U.S. Bank National Association or a duly appointed successor (the "Calculation Agent"), as agent for the Company, will determine the Six-Month LIBOR rate, which shall be the rate for deposits in the London interbank market in U.S. dollars having a six-month maturity commencing on the succeeding Interest Reset Date immediately following such Interest Determination Date which appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date.

     "Designated LIBOR Page" means the display on the Moneyline service (or such other service or services as may be nominated by the British Bankers' Association) for the purpose of displaying London interbank rates of major banks for U.S. dollar deposits. If no such rate appears on an Interest Determination Date, the Six-Month LIBOR rate on such Interest Determination Date will be determined as described in clause (2) of the definition of "Six-Month LIBOR."

     "London Business Day" means any day on which dealings in U.S. dollars generally are transacted in the London interbank market.

     (2) With respect to an Interest Determination Date for which no such rate appears, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having a six-month maturity commencing on the Interest Reset Date immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount not less than $1,000,000 that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, the Six-Month LIBOR rate on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the Six-Month LIBOR rate determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at


                                  Exhibit A-2
approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a six-month maturity and in a principal amount not less than $1,000,000 that is representative for a single transaction in U.S. dollars in such market at such time. However, if the banks so selected by the Calculation Agent are not quoting as mentioned above, the Six-Month LIBOR rate with respect to such Interest Determination Date will be the Six-Month LIBOR rate in effect immediately prior to such Interest Determination Date.

     All percentages resulting from any calculation on the Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward and all U.S. dollar amounts used in or resulting from such calculation on the Note will be rounded to the nearest cent (with one-half cent being rounded upward).

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note will not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                            [signature page follows]


                                  Exhibit A-2

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its corporate name by the signature of its officer thereunto duly authorized.



                                      ABRAXAS PETROLEUM CORPORATION


                                      By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                      Attested By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                  Exhibit A-2

                                 Reverse of Note

     This Note is one of a duly authorized issue of securities of the Company designated as its Floating Rate Senior Secured Notes due 2009 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of October 28, 2004 among the Company, the initial Subsidiary Guarantors named therein and U.S. Bank National Association (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Optional Redemption

     The Notes may be redeemed, in whole or from time to time in part, at the option of the Company at any time after April 28, 2007 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date during the periods indicated below:

                Year                                          Percentage
                ----                                          ----------
                From April 29, 2007 to April 28, 2008....   104.00%
                From April 29, 2008 to April 28, 2009....   102.00%
                After April 28, 2009.....................   100.00%

     Notwithstanding the foregoing, at any time prior to April 29, 2007, the Company may, at its option and subject to the restrictions and other provisions relating thereto, if any, contained in the Revolving Credit Facility, on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (i.e., $43,750,000) with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to the product of (x) the principal amount of the Notes being so redeemed and (y) a redemption price factor of 1.00 plus the per annum interest rate on the Notes (expressed as a decimal) on the applicable redemption date, plus accrued and unpaid interest to the applicable redemption date, provided, that (1) at least 65% of the original aggregate principal amount of the Notes (i.e., $81,250,000) remains outstanding after each such redemption; and (2) any such redemption occurs within 90 days after the closing of the Qualified Equity Offering to which such Net Cash Proceeds relate.

     If less than all the Notes are to be redeemed at any time, the particular Notes to be redeemed will be selected not fewer than 30 days nor more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption pro rata or by any other method that the Trustee deems fair and appropriate, provided that no Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will

                                  Exhibit A-2
                                       5
state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

     If a Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest and Liquidated Damages, if any, on each Note being redeemed will be paid to the person in whose name such Note is registered at the close of business on such Regular Record Date, and no other interest or Liquidated Damages will be payable to any other Person who may become a Holder of such Note after such time.

     The Notes do not have the benefit of any sinking fund obligations.

     In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase within 30 calendar days following the occurrence of a Change of Control of the Company, all of the then Outstanding
Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date, all as provided in the Indenture.

     In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount of the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated in accordance with the procedures set forth in the Indenture.

     As more particularly set forth in the Indenture, an Event of Default is generally (1) default in the payment when due of the principal of or premium on any Note, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon declaration of acceleration or otherwise; (2) default in the payment when due of any installment of interest on, or Liquidated Damages with respect to, any Note, and the continuance of such Default for a period of 30 days; (3) default in the performance or breach of the provisions relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (4) failure by the Company or any Restricted Subsidiary to comply with any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee, any Collateral Document or the Indenture (other than a default specified in clause (1), (2) or (3) above) for a period of 60 days after delivery to the Company or such Restricted Subsidiary, as the case may be, of written notice of such failure stating that it is a "notice of default" under this Indenture; (5) the occurrence and continuation beyond any applicable grace period of any default in the payment when due of the principal of, or premium or interest on, any Indebtedness for borrowed money of the Company (other than the Notes) or any Restricted Subsidiary or any other default resulting in acceleration of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary, but only in the event that the aggregate

                                  Exhibit A-2
                                       6
principal amount of such Indebtedness shall exceed $2,000,000; (6) without limiting clause (5) above, the occurrence and continuation of an "event of default" under either the Revolving Credit Facility or the Bridge Loan; (7) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company, any Subsidiary Guarantor, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms (except pursuant to the release or termination of any such Subsidiary Guarantee in accordance with this Indenture); (8) any Collateral Document shall for any reason cease to be, or be asserted by the Company, any Restricted Subsidiary, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms or to not otherwise grant a duly perfected first priority security interest in the Collateral in favor of the holders of the Note Obligations (subject to Permitted Prior Liens and except pursuant to a release or termination thereof consummated in accordance with this Indenture and the Intercreditor Agreement and other Collateral Documents) for a period of 30 days after delivery of written notice thereof stating that it is a "notice of default" under this Indenture and requiring the Company or the respective Restricted Subsidiary, as the case may be, to remedy the same; (9) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $2,000,000 over the coverage under applicable insurance policies and either (a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; and (10) certain evens of bankruptcy, insolvency or reorganization of the Company or any Subsidiary, as the case may be. If any Event of Default has occurred and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on the Notes to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain evens of bankruptcy, insolvency or reorganization of the Company or any Subsidiary, the principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on the Notes will become due and payable immediately without further action or notice.

     The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company and certain conditions set forth therein, which provisions apply to this Note.

     Subject to the terms of the Intercreditor Agreement, the Indenture permits, with certain exceptions as therein provided, the amendment therefore and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee and the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note will be conclusive and binding upon such

                                  Exhibit A-2
                                       7

Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof for or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to add or release any Subsidiary Guarantor pursuant to the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder in any material respect.

     No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest and Liquidated Damages on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     No director, officer, employee, incorporator, stockholder or Affiliate of the Company or any Subsidiary Guarantor, as such, past, present or future, will have any personal liability under this Note or the Indenture by reason of his, her or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Note with the notation of Subsidiary Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note with the notation of Subsidiary Guarantee endorsed hereon.

     Prior to the time of due presentment of this Note of registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any agent will be affected by notice to the contrary.

                                  Exhibit A-2

     All terms used in this Note which are defined in the Indenture and which are not otherwise defined herein shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identifying information printed hereon.

     Interest on this Note will be computed on the basis of a 360-day year.

     This Note will be governed by and construed in accordance with the laws of the State of New York.

                                  Exhibit A-2
                                       9

                              SUBSIDIARY GUARANTEES

     Subject to the limitations set forth in the Indenture, the initial Subsidiary Guarantors and, if any, all additional Subsidiary Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each being hereinafter referred to as a "Subsidiary Guarantor," which term includes any additional or successor Subsidiary Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal of (and premium, if any) and interest, and Liquidated Damages, if any, on the Notes, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, and Liquidated Damages on the Notes, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     No member, partner, stockholder, officer, director, manager, employee, incorporator or Affiliate as such, past, present or future, of any Subsidiary Guarantor will have any personal liability under its Subsidiary Guarantee by reason of his, her or its status as such member, partner, stockholder, officer, director, manager, employee, incorporator or Affiliate, or any liability for any obligations of any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

     Any Subsidiary Guarantor may be released from its Subsidiary Guarantee upon the terms and subject to the conditions provided in the Indenture.

     All terms used in this notation of Subsidiary Guarantee which are defined in the Indenture referred to in this Note upon which this notation of Subsidiary Guarantees is endorsed will have the meanings assigned to them in such Indenture.

     The Subsidiary Guarantees will be binding upon the Subsidiary Guarantors and will inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee respecting the Note upon which the foregoing Subsidiary Guarantees are noted, the rights

                                  Exhibit A-2
                                       10
and privileges herein conferred upon that party will automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

     The Subsidiary Guarantees will not be valid obligations for any purpose until the certificate of authentication on the Note upon which the foregoing Subsidiary Guarantees are noted will have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                            [signature page follows]


                                  Exhibit A-2
                                       11

         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this instrument to be duly executed in its corporate name by the signature of its officer thereunto duly authorized.

                            EASTSIDE COAL COMPANY, INC.

                            By:
                               -------------------------------------------
                               Name:
                               Title:

                            SANDIA OIL & GAS CORPORATION


                            By:
                                -------------------------------------------
                                Name:
                                Title:

                            SANDIA OPERATING CORP.


                            By:
                                -------------------------------------------
                                Name:
                                Title:

                            WAMSUTTER HOLDINGS, INC.


                            By:
                                -------------------------------------------
                                Name:
                                Title:

                            WESTERN ASSOCIATED ENERGY CORPORATION

                            By:
                                -------------------------------------------
                                Name:
                                Title:

                                  Exhibit A-2

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.


Dated:  October 28, 2004           U.S. BANK NATIONAL ASSOCIATION
                                   as Trustee

                                   By:
                                -----------------------------------------------
                                      Authorized Signatory

                                  Exhibit A-2

                                ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Print or type assignee's name, address and zip code)


and irrevocably appoint_____________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________

Date:
       ------------------------------
                                         Your signature:
                                                       -------------------------
                                        (Sign exactly as your name appears on
                                              the face of  this Note)

                                         Tax Identification No.:
                                                                ----------------

                                                     SIGNATURE GUARANTEE:
                                                     __________________________

                                                     Signatures must be
                                                     guaranteed by an "eligible
                                                     guarantor institution"
                                                     meeting the requirements of
                                                     the Registrar, which
                                                     requirements include
                                                     membership or participation
                                                     in the Security Transfer
                                                     Agent Medallion Program
                                                     ("STAMP") or such other
                                                     "signature guarantee
                                                     program" as may be
                                                     determined by the Registrar
                                                     in addition to, or in
                                                     substitution for, STAMP,
                                                     all in accordance with the
                                                     Securities Exchange Act of
                                                     1934, as amended.


                                  Exhibit A-2

        OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note  purchased  by the  Company  pursuant  to
Section 9.15 or 9.16 of the Indenture, check the box below:

[ ] Section 9.15             [ ]  Section 9.16

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 9.15 or Section 9.16 of the Indenture, state the amount you elect to have purchased: $_______

Date:
       --------------------------
                                   Your signature:
                                                 ------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                                                Tax Identification No.:
                                                                       ---------

                                                     SIGNATURE GUARANTEE:
                                                       _________________________

                                                     Signatures must be
                                                     guaranteed by an "eligible
                                                     guarantor institution"
                                                     meeting the requirements of
                                                     the Registrar, which
                                                     requirements include
                                                     membership or participation
                                                     in the Security Transfer
                                                     Agent Medallion Program
                                                     ("STAMP") or such other
                                                     "signature guarantee
                                                     program" as may be
                                                     determined by the Registrar
                                                     in addition to, or in
                                                     substitution for, STAMP,
                                                     all in accordance with the
                                                     Securities Exchange Act of
                                                     1934, as amended.



                                  Exhibit A-2


                                                                         Principal Amount of
                                                                         this Global Note       Signature of
                          Amount of decrease     Amount of increase in   following such         authorized officer
                          in Principal Amount    Principal Amount of     decrease (or           of Trustee or
Date of Exchange          of this Global Note    this Global Note        increase)              custodian


-------------------------------------------------------------------------------------------------------------------


                                   EXHIBIT A-3
                     FORM OF ACCREDITED INVESTOR GLOBAL NOTE

     THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.5(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR NOTES), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $100,000 OF NOTES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     THE INDEBTEDNESS EVIDENCED BY THIS DOCUMENT IS SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR, SECURITY AND COLLATERAL AGENCY AGREEMENT, DATED AS OF OCTOBER 28, 2004, AMONG ABRAXAS PETROLEUM CORPORATION (THE "COMPANY"), THE SUBSIDIARIES OF THE COMPANY LISTED ON SCHEDULE I THERETO, WELLS FARGO FOOTHILL, INC., IN ITS

                                  Exhibit A-3

CAPACITY AS AGENT FOR THE LENDERS WHO ARE FROM TIME TO TIME PARTIES TO A LOAN AGREEMENT DATED AS OF OCTOBER 28, 2004, U.S. BANK NATIONAL ASSOCIATION, IN ITS CAPACITIES AS TRUSTEE FOR THE HOLDERS OF THE COMPANY'S FLOATING RATE SENIOR SECURED NOTES DUE 2009 ISSUED UNDER AN INDENTURE DATED AS OF OCTOBER 28, 2004, AND AS COLLATERAL AGENT, AND GUGGENHEIM CORPORATE FUNDING, LLC, IN ITS CAPACITY AS AGENT FOR THE LENDERS WHO ARE FROM TIME TO TIME PARTIES TO A LOAN AGREEMENT DATED AS OF OCTOBER 28, 2004.

                                  Exhibit A-3

                          ABRAXAS PETROLEUM CORPORATION
                   Floating Rate Senior Secured Note due 2009

No.AI-__                                                                $__
                                                     CUSIP No. 003830 AJ 5


     Abraxas Petroleum Corporation, a Nevada corporation (herein called the "Company" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assignee the principal sum of ? Dollars ($?) on December 1, 2009 at the office or agency of the Company referred to below, and to pay interest thereon, commencing on June 1, 2005 and continuing semiannually thereafter, on June 1 and December 1 in each year (each, an Interest Payment
Date), from October 28, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a per annum floating rate of Six-Month LIBOR (as defined below) plus 7.5%, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date on which payment of such interest has been made or duly provided for. The Company also hereby promises to pay the Liquidated Damages, if any, payable pursuant to Section 3 of the Registration Rights Agreement on the same dates on which interest is payable as provided herein. The interest and Liquidated Damages, if any, so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Note Register at the close of business on the Regular Record Date for such interest, whether or not a Business Day (as defined below), next preceding such Interest Payment Date. Any such interest or Liquidated Damages not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, Liquidated Damages and (to the extent lawful) interest on such Defaulted Interest and Liquidated Damages at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered on the Note Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any, on) and interest and Liquidated Damages, if any, on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest and Liquidated Damages, if any, may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address will appear on the Note Register.

                                  Exhibit A-3

     Interest on the Note will accrue from and including the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance, until but excluding the date upon which the principal thereof is paid or duly provided for in accordance with the Indenture. The interest rate will be reset semi-annually on each June 1 and December 1, commencing on June 1, 2005 (each such date, an "Interest Reset Date"). Interest on the Note will be payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2005; provided, that, if any such day is not a Business Day, such interest payment date will be the next succeeding Business Day.

     "Business Day" means any day other than a Saturday or Sunday, or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to remain closed and that is also a London Business Day (as defined below).

     "Six-Month LIBOR" means the rate determined in accordance with the following provisions:

     (1) On the second London Business Day preceding each Interest Reset Date (each such date, an "Interest Determination Date"), a calculation agent, initially U.S. Bank National Association or a duly appointed successor (the "Calculation Agent"), as agent for the Company, will determine the Six-Month LIBOR rate, which shall be the rate for deposits in the London interbank market in U.S. dollars having a six-month maturity commencing on the succeeding Interest Reset Date immediately following such Interest Determination Date which appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date.

     "Designated LIBOR Page" means the display on the Moneyline service (or such other service or services as may be nominated by the British Bankers' Association) for the purpose of displaying London interbank rates of major banks for U.S. dollar deposits. If no such rate appears on an Interest Determination Date, the Six-Month LIBOR rate on such Interest Determination Date will be determined as described in clause (2) of the definition of "Six-Month LIBOR."

     "London Business Day" means any day on which dealings in U.S. dollars generally are transacted in the London interbank market.

     (2) With respect to an Interest Determination Date for which no such rate appears, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars having a six-month maturity commencing on the Interest Reset Date immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount not less than $1,000,000 that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, the Six-Month LIBOR rate on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the Six-Month LIBOR rate determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date by three major banks in The City of New York selected by the Calculation

                                  Exhibit A-3

Agent (after consultation with the Company) for loans in U.S. dollars to leading European banks, having a six-month maturity and in a principal amount not less than $1,000,000 that is representative for a single transaction in U.S. dollars in such market at such time. However, if the banks so selected by the Calculation Agent are not quoting as mentioned above, the Six-Month LIBOR rate with respect to such Interest Determination Date will be the Six-Month LIBOR rate in effect immediately prior to such Interest Determination Date.

     All percentages resulting from any calculation on the Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded upward and all U.S. dollar amounts used in or resulting from such calculation on the Note will be rounded to the nearest cent (with one-half cent being rounded upward).

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note will not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                            [signature page follows]

                                  Exhibit A-3
                                       3

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its corporate name by the signature of its officer thereunto duly authorized.



                             ABRAXAS PETROLEUM CORPORATION


                             By:
                                -----------------------------------------
                                Name:
                                Title:

                                Attested By:
                                -----------------------------------------
                                Name:
                                Title:

                                  Exhibit A-3

                                 Reverse of Note

     This Note is one of a duly authorized issue of securities of the Company designated as its Floating Rate Senior Secured Notes due 2009 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of October 28, 2004 among the Company, the initial Subsidiary Guarantors named therein and U.S. Bank National Association (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Optional Redemption

     The Notes may be redeemed, in whole or from time to time in part, at the option of the Company at any time after April 28, 2007 upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date during the periods indicated below:

                Year                                             Percentage
                ----                                            ----------
                From April 29, 2007 to April 28, 2008........   104.00%
                From April 29, 2008 to April 28, 2009........   102.00%
                After April 28, 2009.........................   100.00%

     Notwithstanding the foregoing, at any time prior to April 29, 2007, the Company may, at its option and subject to the restrictions and other provisions relating thereto, if any, contained in the Revolving Credit Facility, on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (i.e., $43,750,000) with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to the product of (x) the principal amount of the Notes being so redeemed and (y) a redemption price factor of 1.00 plus the per annum interest rate on the Notes (expressed as a decimal) on the applicable redemption date, plus accrued and unpaid interest to the applicable redemption date, provided, that (1) at least 65% of the original aggregate principal amount of the Notes (i.e., $81,250,000) remains outstanding after each such redemption; and (2) any such redemption occurs within 90 days after the closing of the Qualified Equity Offering to which such Net Cash Proceeds relate.

     If less than all the Notes are to be redeemed at any time, the particular Notes to be redeemed will be selected not fewer than 30 days nor more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption pro rata or by any other method that the Trustee deems fair and appropriate, provided that no Notes of $1,000 or less will be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will


                                  Exhibit A-3
                                       5
state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

     If a Redemption Date is on or after a Regular Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest and Liquidated Damages, if any, on each Note being redeemed will be paid to the person in whose name such Note is registered at the close of business on such Regular Record Date, and no other interest or Liquidated Damages will be payable to any other Person who may become a Holder of such Note after such time.

     The Notes do not have the benefit of any sinking fund obligations.

     In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase within 30 calendar days following the occurrence of a Change of Control of the Company, all of the then Outstanding
Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date, all as provided in the Indenture.

     In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount of the Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated in accordance with the procedures set forth in the Indenture.

     As more particularly set forth in the Indenture, an Event of Default is generally (1) default in the payment when due of the principal of or premium on any Note, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon declaration of acceleration or otherwise; (2) default in the payment when due of any installment of interest on, or Liquidated Damages with respect to, any Note, and the continuance of such Default for a period of 30 days; (3) default in the performance or breach of the provisions relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (4) failure by the Company or any Restricted Subsidiary to comply with any other term, covenant or agreement contained in the Notes, any Subsidiary Guarantee, any Collateral Document or the Indenture (other than a default specified in clause (1), (2) or (3) above) for a period of 60 days after delivery to the Company or such Restricted Subsidiary, as the case may be, of written notice of such failure stating that it is a "notice of default" under this Indenture; (5) the occurrence and continuation beyond any applicable grace period of any default in the payment when due of the principal of, or premium or interest on, any Indebtedness for borrowed money of the Company (other than the Notes) or any Restricted Subsidiary or any other default resulting in acceleration of any Indebtedness for borrowed money of the

                                  Exhibit A-3
                                       6

Company or any Restricted Subsidiary, but only in the event that the aggregate principal amount of such Indebtedness shall exceed $2,000,000; (6) without limiting clause (5) above, the occurrence and continuation of an "event of default" under either the Revolving Credit Facility or the Bridge Loan; (7) any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company, any Subsidiary Guarantor, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms (except pursuant to the release or termination of any such Subsidiary Guarantee in accordance with this Indenture); (8) any Collateral Document shall for any reason cease to be, or be asserted by the Company, any Restricted Subsidiary, any of their respective Affiliates or any Person acting on behalf of any of the foregoing not to be, in full force and effect and enforceable in any material respect in accordance with its terms or to not otherwise grant a duly perfected first priority security interest in the Collateral in favor of the holders of the Note Obligations (subject to Permitted Prior Liens and except pursuant to a release or termination thereof consummated in accordance with this Indenture and the Intercreditor Agreement and other Collateral Documents) for a period of 30 days after delivery of written notice thereof stating that it is a "notice of default" under this Indenture and requiring the Company or the respective Restricted Subsidiary, as the case may be, to remedy the same; (9) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $2,000,000 over the coverage under applicable insurance policies and either (a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect; and (10) certain evens of bankruptcy, insolvency or reorganization of the Company or any Subsidiary, as the case may be. If any Event of Default has occurred and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare the principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on the Notes to be due and payable immediately, except that (i) in the case of an Event of Default arising from certain evens of bankruptcy, insolvency or reorganization of the Company or any Subsidiary, the principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on the Notes will become due and payable immediately without further action or notice.

     The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company and certain conditions set forth therein, which provisions apply to this Note.

     Subject to the terms of the Intercreditor Agreement, the Indenture permits, with certain exceptions as therein provided, the amendment therefore and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee and the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note will be conclusive and binding upon such

                                  Exhibit A-3
                                       7

Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof for or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to add or release any Subsidiary Guarantor pursuant to the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes and to make certain other specified changes and other changes that do not adversely affect the interests of any Holder in any material respect.

     No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest and Liquidated Damages on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     No director, officer, employee, incorporator, stockholder or Affiliate of the Company or any Subsidiary Guarantor, as such, past, present or future, will have any personal liability under this Note or the Indenture by reason of his, her or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Note with the notation of Subsidiary Guarantee endorsed hereon, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Note with the notation of Subsidiary Guarantee endorsed hereon.

     Prior to the time of due presentment of this Note of registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any agent will be affected by notice to the contrary.

                                  Exhibit A-3
                                       8

     All terms used in this Note which are defined in the Indenture and which are not otherwise defined herein shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 500 North Loop 1604 East, Suite 100, San Antonio, Texas 78232.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identifying information printed hereon.

     Interest on this Note will be computed on the basis of a 360-day year.

     This Note will be governed by and construed in accordance with the laws of the State of New York.

                                  Exhibit A-3
                                       9

                              SUBSIDIARY GUARANTEES

     Subject to the limitations set forth in the Indenture, the initial Subsidiary Guarantors and, if any, all additional Subsidiary Guarantors (as defined in the Indenture referred to in the Note upon which this notation is endorsed and each being hereinafter referred to as a "Subsidiary Guarantor," which term includes any additional or successor Subsidiary Guarantor under the Indenture) have, jointly and severally, unconditionally guaranteed (a) the due and punctual payment of the principal of (and premium, if any) and interest, and Liquidated Damages, if any, on the Notes, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest, and Liquidated Damages on the Notes, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     The obligations of each Subsidiary Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

     No member, partner, stockholder, officer, director, manager, employee, incorporator or Affiliate as such, past, present or future, of any Subsidiary Guarantor will have any personal liability under its Subsidiary Guarantee by reason of his, her or its status as such member, partner, stockholder, officer, director, manager, employee, incorporator or Affiliate, or any liability for any obligations of any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

     Any Subsidiary Guarantor may be released from its Subsidiary Guarantee upon the terms and subject to the conditions provided in the Indenture.

     All terms used in this notation of Subsidiary Guarantee which are defined in the Indenture referred to in this Note upon which this notation of Subsidiary Guarantees is endorsed will have the meanings assigned to them in such Indenture.

     The Subsidiary Guarantees will be binding upon the Subsidiary Guarantors and will inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee respecting the Note upon which the foregoing Subsidiary Guarantees are noted, the rights and privileges herein conferred upon that party will automatically extend to and

                                  Exhibit A-3
                                       10
be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

     The Subsidiary Guarantees will not be valid obligations for any purpose until the certificate of authentication on the Note upon which the foregoing Subsidiary Guarantees are noted will have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                            [signature page follows]


                                  Exhibit A-3
                                       11

         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this instrument to be duly executed in its corporate name by the signature of its officer thereunto duly authorized.

                            EASTSIDE COAL COMPANY, INC.


                            By:
                               -------------------------------------------
                               Name:
                               Title:

                            SANDIA OIL & GAS CORPORATION


                            By:
                               -------------------------------------------
                               Name:
                               Title:


                            SANDIA OPERATING CORP.

                            By:
                                -------------------------------------------
                                Name:
                                Title:

                            WAMSUTTER HOLDINGS, INC.


                            By:
                               -------------------------------------------
                               Name:
                               Title:

                            WESTERN ASSOCIATED ENERGY CORPORATION


                            By:
                               -------------------------------------------
                               Name:
                               Title:


                                  Exhibit A-3

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within mentioned Indenture.


Dated:  October 28, 2004           U.S. BANK NATIONAL ASSOCIATION
                                   as Trustee

                                   By:
                                      ------------------------------------
                                      Authorized Signatory

                                  Exhibit A-3

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Print or type assignee's name, address and zip code)


and irrevocably appoint_____________

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________

Date:
       ------------------------------
                                         Your signature:
                                                       -------------------------
                                        (Sign exactly as your name appears on
                                              the face of  this Note)

                                         Tax Identification No.:
                                                                ----------------

                                                     SIGNATURE GUARANTEE:
                                                     __________________________

                                                     Signatures must be
                                                     guaranteed by an "eligible
                                                     guarantor institution"
                                                     meeting the requirements of
                                                     the Registrar, which
                                                     requirements include
                                                     membership or participation
                                                     in the Security Transfer
                                                     Agent Medallion Program
                                                     ("STAMP") or such other
                                                     "signature guarantee
                                                     program" as may be
                                                     determined by the Registrar
                                                     in addition to, or in
                                                     substitution for, STAMP,
                                                     all in accordance with the
                                                     Securities Exchange Act of
                                                     1934, as amended.


                                  Exhibit A-3

        OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note  purchased  by the  Company  pursuant  to
Section 9.15 or 9.16 of the Indenture, check the box below:

[ ] Section 9.15             [ ]  Section 9.16

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 9.15 or Section 9.16 of the Indenture, state the amount you elect to have purchased: $_______

Date:
       --------------------------
                                   Your signature:
                                                 ------------------------------
                                               (Sign exactly as your name
                                               appears on the face of this Note)

                                                Tax Identification No.:
                                                                       ---------

                                                     SIGNATURE GUARANTEE:
                                                       _________________________

                                                     Signatures must be
                                                     guaranteed by an "eligible
                                                     guarantor institution"
                                                     meeting the requirements of
                                                     the Registrar, which
                                                     requirements include
                                                     membership or participation
                                                     in the Security Transfer
                                                     Agent Medallion Program
                                                     ("STAMP") or such other
                                                     "signature guarantee
                                                     program" as may be
                                                     determined by the Registrar
                                                     in addition to, or in
                                                     substitution for, STAMP,
                                                     all in accordance with the
                                                     Securities Exchange Act of
                                                     1934, as amended.



                                  Exhibit A-3


                                                                         Principal Amount of
                                                                         this Global Note       Signature of
                          Amount of decrease     Amount of increase in   following such         authorized officer
                          in Principal Amount    Principal Amount of     decrease (or           of Trustee or
Date of Exchange          of this Global Note    this Global Note        increase)              custodian


-------------------------------------------------------------------------------------------------------------------


                                  Exhibit A-3

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

Abraxas Petroleum Corporation
500 North Loop 1604 East
Suite 100
San Antonio, Texas  78232

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107


Attention: Corporate Trust Administration

                  Re:  Floating Rate Senior Secured Notes due 2009

         Reference is hereby made to the Indenture, dated as of October __, 2004 (the "Indenture"), among Abraxas Petroleum Corporation (the "Company"), the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         _______________ (the "Transferor") owns and proposes to transfer the Securities or interest in such Securities specified in Annex A hereto, in the principal amount of $________ in such Securities or interests (the "Transfer"), to _______________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Security and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive

                                   Exhibit B

Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Security and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of a beneficial interest in the IAI Certificated Note or a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The
Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) |_| such Transfer is being effected to the Company or a subsidiary thereof,

                                       or

         (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Securities and the requirements

                                   Exhibit B
                                       2
of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Certificated Note and/or the Definitive Securities and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Security.

         (a) |_| Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Securities and in the Indenture.

         (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Securities and in the Indenture.

         (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Securities and in the Indenture.

                                  Exhibit A-3
                                       3

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                      [Insert Name of Transferor]

                                       By:
                                          ----------------------------
                                          Name:
                                          Title:

Dated:  _________, ___

                                   Exhibit B
                                       4

                                    Exhibit B
                                        5
NY1  5586099v7
                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a) |_| a beneficial interest in the:

                  (i)      |_| 144A Global Note (CUSIP ______), or

                  (ii) |_| Regulation S Global Note (CUSIP ______), or

                  (iii) |_| IAI Certificated Note (CUSIP ______); or

         (b) |_| a Restricted Definitive Security.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a) |_| a beneficial interest in the:

                  (i)      |_| 144A Global Note (CUSIP ______), or

                  (ii) |_| Regulation S Global Note (CUSIP ______), or

                  (iii) |_| IAI Certificated Note (CUSIP ______), or

                  (iv) |_| Unrestricted Global Note (CUSIP ______); or

         (b)      |_| a Restricted Definitive Security; or

         (c)      |_| an Unrestricted Definitive Security,

                  in accordance with the terms of the Indenture.


                                   Exhibit B
                                       5

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

Abraxas Petroleum Corporation
500 North Loop 1604 East
Suite 100
San Antonio, Texas  78232

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107

Attention: Corporate Trust Administration

                  Re:  Floating Rate Senior Secured Notes due 2009

                             (CUSIP _______________)

         Reference is hereby made to the Indenture, dated as of October 28, 2004 (the "Indenture"), among Abraxas Petroleum Corporation (the "Company"), the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         _______________ (the "Owner") owns and proposes to exchange the Securities or interest in such Securities specified herein, in the principal amount of $______________ in such Securities or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Note

         (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive

                                   Exhibit C

Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) |_| Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) |_| Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner's Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Notes for Restricted Definitive Securities or Beneficial Interests in Restricted Global Notes

         (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

         (b) |_| Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note, |_| IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without

                                   Exhibit C
                                       2
transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                  [Insert Name of Owner]

                                    By:
                                    Name:
                                    Title:

Dated: _______, ___

                                    Exhibit C
                                       3